PROSPECTUS SUPPLEMENT
(To Prospectus dated March 20, 2003)


                                     [LOGO]
                           $758,160,100 (Approximate)

                   THORNBURG MORTGAGE SECURITIES TRUST 2003-3

             Mortgage Loan Pass-Through Certificates, Series 2003-3
                    Structured Asset Securities Corporation
                                   Depositor

                      Thornburg Mortgage Home Loans, Inc.
                                     Seller

                Wells Fargo Bank Minnesota, National Association
                                Master Servicer

The trust will issue:

     o    Five classes of senior certificates.

     o    Six classes of subordinate certificates.

  The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under "Summary of Terms--The Offered Certificates" beginning on page S-2 of this prospectus supplement. This prospectus supplement relates only to the offering of the Certificates listed on page S-2 and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

  The certificates will represent interests in a trust, the assets of which will primarily consist of four pools of hybrid and adjustable rate mortgage loans.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Lehman Brothers Inc. has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 102.02% of their initial total principal amount, plus accrued interest, before deducting expenses.

   On or about June 4, 2003, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York. Underwriter:

                                LEHMAN BROTHERS
             The date of this prospectus supplement is May 28, 2003

   Consider carefully the risk factors beginning on page S-8 of this prospectus supplement.

  For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-141 in this prospectus supplement and the index of defined terms on page 114 in the prospectus.

  The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

  This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                 ---------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                 ---------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                               Tables of Contents

                              Prospectus Supplement

                                                                         Page
                                                                         ----
Summary of Terms..........................................................S-1
Risk Factors..............................................................S-8
Description of the Certificates..........................................S-17
   General...............................................................S-17
   Book-entry Registration...............................................S-19
   Priority of Distributions.............................................S-23
   Distributions of Interest.............................................S-25
   Distributions of Principal............................................S-27
   Cross-collateralization...............................................S-31
   Available Distribution Amount.........................................S-32
   Example of Distributions..............................................S-34
   the Residual Certificate..............................................S-35
   Allocation of Realized Losses.........................................S-35
   Final Scheduled Distribution Date.....................................S-37
   Optional Purchase of the Mortgage Loans...............................S-37
   The Trustee...........................................................S-37
   Securities Administrator..............................................S-38
Description of the Mortgage Pools........................................S-39
   General...............................................................S-39
   Tabular Characteristics of the Mortgage
     Loans...............................................................S-43
   Pool 1 Mortgage Loans.................................................S-56
   Pool 2 Mortgage Loans.................................................S-68
   Pool 3 Mortgage Loans.................................................S-80
   Pool 4 Mortgage Loans.................................................S-92
The Seller..............................................................S-104
   General..............................................................S-104
   Underwriting Standards...............................................S-104
Additional Information..................................................S-108
The Master Servicer.....................................................S-108
The Servicers...........................................................S-109
   General..............................................................S-109
   Thornburg Mortgage Home Loans, Inc...................................S-110
   Abn Amro Mortgage Group, Inc.........................................S-111
Servicing of the Mortgage Loans.........................................S-114
   General..............................................................S-114
   Servicing Compensation and Payment of Expenses.......................S-114

                                                                         Page
                                                                         ----
   Prepayment Interest Shortfalls.......................................S-115
   Advances.............................................................S-115
   Hazard Insurance.....................................................S-115
   Realization Upon Defaulted
     Mortgage Loans.....................................................S-116
   Collection of Taxes, Assessments and
     Similar Items......................................................S-117
   Insurance Coverage...................................................S-117
   Evidence as to Compliance............................................S-117
   Master Servicer Default; Servicer Default............................S-117
Trust Agreement.........................................................S-118
   General..............................................................S-118
   Assignment of Mortgage Loans.........................................S-118
   Voting Rights........................................................S-119
Yield, Prepayment and Weighted Average
   Life.................................................................S-119
   General..............................................................S-119
   Subordination of the Offered Subordinate Certificates................S-123
   Weighted Average Life................................................S-123
Material Federal Income Tax Considerations..............................S-135
   General..............................................................S-135
   Taxation of Regular Interests........................................S-135
   Residual Certificate.................................................S-136
   Tax Treatment of the Offered Certificates............................S-137
Legal Investment Considerations.........................................S-137
Use of Proceeds.........................................................S-137
Underwriting............................................................S-138
Erisa Considerations....................................................S-138
Legal Matters...........................................................S-139
Ratings.................................................................S-139
Index of Principal Terms................................................S-141
Annex A: Global Clearance, Settlement and
   Tax Documentation Procedures.........................................S-A-1

                     Prospectus
                                                       Page
                                                       ----
Description of the Securities.....................       2
   General........................................       2
   Distributions on the Securities................       2
   Optional Termination...........................       4
   Optional Purchase of Securities................       5
   Other Purchases................................       5
   Book-Entry Registration........................       5
Yield, Prepayment and Maturity Considerations.....       9
   Payment Delays.................................       9
   Principal Prepayments..........................      10
   Timing of Reduction of Principal Amount........      10
   Interest or Principal Weighted Securities......      10
   Final Scheduled Distribution Date..............      10
   Prepayments and Weighted Average Life..........      10
   Other Factors Affecting Weighted
     Average Life.................................      11
The Trust Funds...................................      13
   General........................................      13
   Ginnie Mae Certificates........................      15
   Fannie Mae Certificates........................      16
   Freddie Mac Certificates.......................      18
   Private Mortgage-Backed Securities.............      20
   The Mortgage Loans.............................      22
   The Manufactured Home Loans....................      26
   Pre-Funding Arrangements.......................      28
   Collection Account and Distribution Account....      28
   Other Funds or Accounts........................      29
Loan Underwriting Procedures and
   Standards......................................      29
   Underwriting Standards.........................      29
   Loss Experience................................      31
   Representations and Warranties.................      31
   Substitution of Primary Assets                       33
Servicing of Loans................................      33
   General........................................      33
   Collection Procedures; Escrow Accounts.........      34
   Deposits to and Withdrawals from the
     Collection Account...........................      34
   Servicing Accounts.............................      36
   Buy-Down Loans, GPM Loans and Other
     Subsidized Loans.............................      36
   Advances and Other Payments, and
     Limitations Thereon..........................      37
   Maintenance of Insurance Policies and
     Other Servicing Procedures...................      38
   Presentation of Claims; Realization Upon
     Defaulted Loans..............................      40
   Enforcement of Due-On-Sale Clauses.............      41
   Certain Rights Related to Foreclosure..........      42

                                                       Page
                                                       ----

   Servicing Compensation and Payment
     of Expenses..................................      42
   Evidence as to Compliance......................      43
   Certain Matters Regarding the Master
     Servicer.....................................      43
   Certain Risks..................................      44
Credit Support....................................      44
   General........................................      44
   Subordinate Securities; Subordination
     Reserve Fund.................................      45
   Cross-Support Features.........................      46
   Insurance......................................      46
   Letter of Credit...............................      47
   Financial Guaranty Insurance Policy............      47
   Reserve Funds..................................      47
Description of Mortgage and Other Insurance.......      48
   Mortgage Insurance on the Loans................      48
   Hazard Insurance on the Loans..................      54
   Bankruptcy Bond................................      55
   Repurchase Bond................................      56
The Agreements....................................      56
   Issuance of Securities.........................      56
   Assignment of Primary Assets...................      56
   Repurchase and Substitution of
     Non-Conforming Loans.........................      59
   Reports to Securityholders.....................      60
   Investment of Funds............................      61
   Event of Default; Rights Upon Event
     of Default...................................      62
   The Trustee....................................      64
   Duties of the Trustee..........................      64
   Resignation of Trustee.........................      64
   Distribution Account...........................      65
   Expense Reserve Fund...........................      65
   Amendment of Agreement.........................      65
   Voting Rights..................................      66
   REMIC or FASIT Administrator...................      66
   Administration Agreement.......................      66
   Periodic Reports...............................      66
   Termination....................................      66
Legal Aspects of Loans............................      68
   Mortgages......................................      68
   Junior Mortgages; Rights of Senior
     Mortgages....................................      68
   Cooperative Loans..............................      69
   Foreclosure on Mortgages.......................      71
   Realizing Upon Cooperative Loan Security.......      72
   Rights of Redemption...........................      73

                         Prospectus
                                                       Page
                                                       ----
   Anti-Deficiency Legislation and Other
     Limitations on Lenders.......................      74
   Soldiers' and Sailors' Civil Relief Act
     of 1940......................................      76
Environmental Risks...............................      76
   Due-on-Sale Clauses in Mortgage Loans..........      77
Enforceability of Prepayment and Late
   Payment Fees...................................      77
   Equitable Limitations on Remedies..............      78
   Applicability of Usury Laws....................      78
   Adjustable Interest Rate Loans.................      79
   Manufactured Home Loans........................      79
Material Federal Income Tax Considerations........      82
   Types of Securities............................      83
   Taxation of Securities Treated as
   Debt Instruments...............................      86
   REMIC Residual Certificates....................      91
   FASIT Ownership Certificates...................      97
   Grantor Trust Certificates.....................      98
   Partner Certificates...........................     101
   Special Tax Attributes.........................     103
   Backup Withholding.............................     105
State and Local Tax Considerations................     105

                                                       Page
                                                       ----

   ERISA Considerations...........................     105
     General......................................     105
   Legal Investment Considerations................     110
   Legal Matters..................................     111
   The Depositor..................................     111
   Use of Proceeds................................     111
   Plan of Distribution...........................     111
   Additional Information.........................     112
   Incorporation of Certain Documents
     by Reference.................................     113
   Reports to Securityholders.....................     113
   Index of Defined Terms.........................     114

                      [This page intentionally left blank]

                                Summary of Terms

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

o Whenever we refer in this prospectus supplement to a percentage of some or all of the mortgage loans in the trust or in a pool, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of May 1, 2003 in the trust or in the pool, as the context requires, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates--Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances, unless we specify otherwise.

Parties


Seller

         Thornburg Mortgage Home Loans, Inc. will sell the mortgage loans to the depositor.

Depositor

         Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the Thornburg Mortgage Securities Trust 2003-3.

Master Servicer

         Wells Fargo Bank Minnesota, National Association will oversee the servicing of the primary servicers.


Servicers

         The mortgage loans will be serviced by a variety of primary servicers identified under "The Servicers" in this prospectus supplement, which include Thornburg Mortgage Home Loans, Inc. and ABN AMRO Mortgage Group, Inc.


Trustee

         Deutsche Bank National Trust Company will act as trustee for the trust.


Delaware Trustee

         Deutsche Bank Trust Company Delaware will act as Delaware trustee for the trust.


Securities Administrator

         Wells Fargo Bank Minnesota, National Association will act as securities administrator for the trust.


Trust

         Thornburg Mortgage Securities Trust 2003-3, a Delaware statutory trust.

The Offered Certificates


Classes of Certificates

         Thornburg Mortgage Securities Trust 2003-3, Mortgage Loan Pass-Through Certificates, Series 2003-3, consist of the classes of certificates listed in the table below, together with the Class B4, Class B5 and Class B6 Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                                  Series 2003-3


                                                      Class
                                                    Principal                                         CUSIP
                 Class                              Amount(1)          Type(2)      Interest Rate     Number
-------------------------------------------        ------------      ----------     -------------   ----------
A1.........................................        $206,768,000         PT/W             (3)        885220 DN0
A2.........................................        $115,273,000         PT/W             (3)        885220 DP5
A3.........................................        $321,254,000         PT/W             (3)        885220 DQ3
A4.........................................        $ 96,961,000         PT/W             (3)        885220 DR1
B1.........................................        $  7,619,000        SUB/W             (3)        885220 DS9
B2.........................................        $  5,714,000        SUB/W             (3)        885220 DT7
B3.........................................        $  4,571,000        SUB/W             (3)        885220 DU4
R..........................................        $        100            R             (3)        885220 DV2


---------

(1) These balances are approximate, as described in this prospectus supplement.
(2) PT   =  Pass-through certificate
    SUB  =  Subordinate certificate
    W    =  Weighted average interest rate certificate
    R    =  REMIC residual interest certificate
(3) These certificates will accrue interest based on adjustable interest rates, as described in this prospectus supplement.

         The certificates offered by this prospectus supplement, except for the Class R Certificate, will be issued in book-entry form. The Class R Certificate will be issued in the form of a physical certificate.

     See "Description of the Certificates--General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

         The certificates represent ownership interests in a trust, the assets of which consist primarily of four separate pools of mortgage loans: "pool 1," "pool 2," "pool 3" and "pool 4." The mortgage loans are hybrid and adjustable rate, first lien, residential mortgage loans which have original terms to stated maturity of not more than 40 years.

         With limited exceptions described in "Enhancement of Likelihood of Payment of Certificates--Cross-Collateralization" below, payments of interest and principal on the Class A1 Certificates and the Class R Certificate will be primarily based on collections on the pool 1 mortgage loans, payments of interest and principal on the Class A2 Certificates will be primarily based on collections on the pool 2 mortgage loans, payments of interest and principal on the Class A3 Certificates will be primarily based on collections on the pool 3 mortgage loans, and payments of interest and principal on the Class A4 Certificates will be primarily based on collections on the pool 4 mortgage loans; except, in each case, under the limited circumstances described in this prospectus supplement.

         Payments of interest or principal on each class of subordinate certificates will be based on collections from all four pools.

         The certificates will have an approximate total initial principal amount of $761,973,280. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.


Payments on the Certificates

         Principal and interest on the certificates will be payable on the 25th day of each month, beginning in June 2003. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.


Interest Payments

         Interest will accrue on each class of certificates at the applicable annual rates described in this prospectus supplement on the basis of a 360-day year composed of 30-day months.

     See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.


Principal Payments

         The amount of principal payable on the certificates will be determined based on (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans among different classes and (2) the amount of funds actually received on the mortgage loans from the related pool or, under limited circumstances, from other pools (in the case of the senior certificates) or all of the mortgage loans (in the case of the subordinate certificates) that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

         The key allocation concept for the Class A1, Class A2, Class A3, Class A4 and R Certificates is the Senior Principal Distribution Amount for the related pool. The key allocation concept for the subordinate certificates is the Subordinate Principal Distribution Amount for each pool.

     See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.


Limited Recourse

         The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust. The trust will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.


Enhancement of Likelihood of Payment on the Certificates

         The payment structure used by the trust includes subordination, loss allocation and cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses than the subordinate certificates, and each class of subordinate certificates with a lower numerical class designation will be less likely to experience losses than each class of subordinate certificates with a higher numerical class designation.

         Because the classes of subordinate certificates represent interests in all four mortgage pools, the principal balances of the subordinate certificates will be reduced as a result of losses on the mortgage loans in any pool and may be reduced to zero because of disproportionately high losses on a pool, increasing the likelihood that losses experienced in the other pools will be allocated to the senior certificates corresponding to those other pools.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates-- Cross-Collateralization" and "--Allocation of Realized Losses" in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization.

Subordination of Payments

         The Class A1, Class A2, Class A3, Class A4 and R Certificates will have a payment priority as a group over other certificates. The Class B1 Certificates will have a payment priority over the Class B2 and Class B3 Certificates, and the Class B2 Certificates will have a payment priority over the Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4, B5 and B6 Certificates.

         In addition, until June 2010, the subordinate certificates will not receive any principal prepayments unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain performance tests have been satisfied. After that time and subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

     See "Description of the Certificates--Priority of Distributions" and "--Distributions of Principal in this prospectus supplement.

Allocation of Losses

         If the mortgage loans experience losses (except as described in this prospectus supplement), then the principal amount of the class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal amount of that class equals zero.

o If a loss has been allocated to reduce the principal balance of your class, you will receive no payment in respect of that reduction.

     See "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement.

         Cross-Collateralization

         Under certain limited circumstances, payments on the mortgage loans in one pool may be distributed to holders of senior certificates corresponding to one or more other pools. As described in greater detail in this prospectus supplement, this "cross-collateralization" among the pools may occur if the pools experience disproportionate prepayments or losses. For example:

        Rapid prepayment scenario:

o If the senior certificates relating to one pool have been retired, while the mortgage loans are performing below certain standards, then certain prepayments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other pools, if any, before being paid to the subordinate certificates.

        High loss scenario:

o If the principal amount of a class of senior certificates is greater than the principal balance of the related pool, then certain payments on the mortgage loans in the other pools otherwise payable to the subordinate certificates will be paid to those senior certificates.

     See "Description of the Certificates--Cross-Collateralization" in this prospectus supplement.

The Mortgage Loans

         On the closing date, which is expected to be on or about June 4, 2003, the assets of the trust will consist primarily of four pools of mortgage loans with a total principal balance as of the cut-off date (May 1, 2003) of approximately $761,973,280. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

         The mortgage loans will consist of hybrid and adjustable rate, first lien residential mortgage loans, which have original terms to stated maturity of not more than 40 years. Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after an initial period of time. Approximately 97.67%, 87.07%, 54.91% and 76.62% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, require monthly payments of interest, but not principal, for a fixed period following origination. The mortgage rates on approximately 5.86% and 0.11% of the mortgage loans in pool 1 and pool 3, respectively, can be converted, at the option of the related borrowers, to a fixed interest rate and the interest rates on approximately 45.26%, 53.39%, 32.13% and 12.92% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. The seller has the option, but not the obligation, to repurchase any mortgage loan whose interest rate has been converted to a fixed interest rate. The seller also has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

         The mortgage loans in the trust will not be insured or guaranteed by any government agency.

     See "Description of the Mortgage Pools" in this prospectus supplement and "The Trust Funds--The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

Servicing of the Mortgage Loans

         The mortgage loans will be master serviced by Wells Fargo Bank Minnesota, National Association. The master servicer will oversee the servicing of the mortgage loans by the primary loan servicers, but will not be ultimately responsible for the servicing of the mortgage loans except as provided in this prospectus supplement. Servicing may subsequently be transferred to other primary servicers in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

     See "The Master Servicer," "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of the Mortgage Loans

         Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a portion of the mortgage loans, may purchase the mortgage loans on any distribution date on which the total principal balance of the mortgage loans (determined in the aggregate rather than by pool) is less than 10% of their total principal balance as of the cut-off date. If the mortgage loans are purchased, certificateholders will be paid accrued interest and principal up to an amount equal to the outstanding principal amount of the certificates.

     See "Description of the Certificates--Optional Purchase of the Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

         The securities administrator, on behalf of the trustee, will elect to treat the assets of the trust (excluding any Additional Collateral) as multiple REMICs for federal income tax purposes. Each of the certificates other than the Class R Certificate will represent ownership of "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC.

         There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

         Generally, all of the certificates offered by this prospectus supplement (except the Class R Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 or by persons investing on behalf of or with plan assets of such plans. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

         Generally, the certificates offered by this prospectus supplement (other than the Class B2 and B3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.


Ratings of the Certificates

         The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc.:

                                   Moody's
               Class                Rating
               -----                ------
      A1................             Aaa
      A2................             Aaa
      A3................             Aaa
      A4................             Aaa
      R.................             Aaa
      B1................             Aa2
      B2................              A2
      B3................             Baa2

o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Potential Inadequacy of
   Credit Enhancement.......................       The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and
                                                   cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                                   The amount of any loss (other than certain "excess" losses described in this prospectus supplement) experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders of more senior classes will incur losses and may never receive all of their principal payments. You should consider the following:

                                                   o        if you buy a Class B3 Certificate and losses on the
                                                            mortgage loans exceed the total principal amount of the
                                                            Class B4, B5 and B6 Certificates, the principal amount of
                                                            your certificates will be reduced proportionately with
                                                            the principal amount of the other Class B3 Certificates
                                                            by the amount of that excess;

                                                   o        if you buy a Class B2 Certificate and losses on the
                                                            mortgage loans exceed the total principal amount of the
                                                            Class B3, B4, B5 and B6 Certificates, the principal
                                                            amount of your certificates will be reduced
                                                            proportionately with the principal amount of the other
                                                            Class B2 Certificates by the amount of that excess;

                                                   o        if you buy a Class B1 Certificate and losses on mortgage
                                                            loans exceed the total principal amount of the Class B2,
                                                            B3, B4, B5 and B6 Certificates, the principal amount of
                                                            your certificates will be reduced proportionately with
                                                            the principal amount of the other Class B1 Certificates
                                                            by the amount of that excess; and


                                                   o        after the total principal amount of the subordinate certificates has been reduced to zero:

                                                            o        losses on the pool 1 mortgage loans will reduce the
                                                                     principal amounts of the Class A1 and R Certificates;

                                                            o        losses on the pool 2 mortgage loans will reduce the
                                                                     principal amounts of the Class A2 Certificates;

                                                            o        losses on the pool 3 mortgage loans will reduce the
                                                                     principal amounts of the Class A3 Certificates; and

                                                            o        losses on the pool 4 mortgage loans will reduce the
                                                                     principal amounts of the Class A4 Certificates;

                                                   Because the subordinate certificates represent interests in all four mortgage loan pools, the principal amounts of the subordinate certificates could be reduced to zero as a result of a
                                                   disproportionately high amount of losses on the mortgage loans in any pool. As a result, losses in one pool will reduce the loss protection provided by the subordinate certificates to the senior certificates corresponding to the other pools, and will increase the likelihood that losses will be allocated to those other senior certificates. Furthermore, the subordinate certificates will provide only limited protection against certain categories of excess losses such as special hazard losses, bankruptcy losses and fraud losses, as described in this prospectus supplement. Once the specified loss amounts have been exceeded, holders of related senior certificates will bear their proportionate share of any such losses realized on the mortgage loans of the related mortgage loan pool.

                                                   See "Description of the Certificates--Priority of Distributions" and
                                                   "--Allocation of Realized Losses" in this prospectus supplement.


Mortgage Loans with
   Interest-Only Payments...................       Approximately 97.67%, 87.07%, 54.91% and 76.62%,  of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of one year to ten years following the origination of the mortgage loan. Following this interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.  If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the mortgage loan to avoid the higher payment.

                                                   The presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust. If you purchase such a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first one to ten years of the term of a mortgage loan as a disincentive to prepayment.
Changes in Mortgage Index
   May Reduce the Yields
   on the Certificates......................       As described in this prospectus supplement, the certificates will accrue interest at a rate based on the weighted average of the interest rates on the mortgage loans in the related pool or pools less certain fees of the trust and retained interests. The interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as
                                                   described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans are based will result, over time, in lower yields on the related certificates. In addition, any increase in the indices on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on certificates then entitled to principal from such mortgage loans. Furthermore, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans and, consequently, reduce the interest rate of the related certificates.



                                                   If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.


Conversion of the Mortgage
   Loans May Reduce the Yields
   on the Certificates......................       Approximately 5.86% and 0.11% of the mortgage loans in pool 1 and pool 3, respectively, allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate, and approximately 45.26%, 53.39%, 32.13% and 12.92% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, allow the borrower to modify the fixed or adjustable interest rate of such mortgage loan to any other then-available hybrid or
                                                   adjustable rate product of the seller, including a conversion to a different index or to a different hybrid or adjustable structure.
                                                   The seller is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or conversion forecasts of similar mortgage loans over an extended period of time, and its experience with respect to such mortgages is insufficient to draw any conclusions with respect to the expected conversion rates on these mortgage loans.

                                                   Just as mortgage loans originated in a high interest rate
                                                   environment may be subject to a greater rate of principal
                                                   prepayments when interest rates decrease, convertible mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible mortgage loans could be subject to higher conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable rate mortgage loans. The conversion feature may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. In addition, any mortgage loans which convert to a lower interest rate will lower the interest rate on the certificates. The seller has the option, but not the obligation, to repurchase any mortgage loan which the borrower elects to convert to a fixed interest rate. In addition, the seller has the option, but not the
                                                   obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. Each such repurchase is treated as a prepayment and as a result, the trust may suffer increased prepayments. In addition, if the seller does not repurchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rate on the certificates.


Military Action and Terrorist Attacks.......       The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on
                                                   delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay
                                                   foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940
                                                   or similar state laws. Interest payable to holders of the senior and subordinate certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act, and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction. In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.
Default Risk on High Balance
   Mortgage Loans...........................       The principal balances of approximately 41 of the mortgage loans in pool 1, 18 of the mortgage loans in pool 2, 44 of the mortgage loans in pool 3 and 15 of the mortgage loans in pool 4
                                                   (representing approximately 31.47%, 24.56%, 19.60% and 21.40% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4,
                                                   respectively) were in excess of $1,000,000 on the closing date.
                                                   You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool as a whole.



Unpredictability and Effect
   of Prepayments...........................       Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 9.81%, 7.38%, 10.64% and 32.78%
                                                   of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that range from one year to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalties will be remitted to the master servicer by the primary loan servicers and will be available to make distributions of additional interest on the certificates.

                                                   The timing of prepayments of principal may also be influenced by liquidations or repurchases of or insurance payments on the mortgage loans. A prepayment of a mortgage loan will usually result in a payment of principal on certificates then entitled to principal.

                                                            o        if you purchase your certificates at a discount and
                                                                     principal is repaid slower than you anticipate, then your
                                                                     yield may be lower than you anticipate.

                                                            o        if you purchase your certificates at a premium and
                                                                     principal is repaid faster than you anticipate, then your
                                                                     yield may be lower than you anticipate.



                                                   See "Yield, Prepayment and Weighted Average Life" in this
                                                   prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

                                                   The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.
Mortgage Loans Secured
   by Additional Collateral.................       Approximately 0.16%, 0.20%, 0.34% and 0.16%  of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, are secured by additional collateral, generally marketable securities.  The trust may not be able to make use of the value of the additional collateral if the borrower defaults.  In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made.
                                                   As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the
                                                   additional collateral will be available or adequate to protect the trust from losses.

                                                   See "Description of the Mortgage Pools" in this prospectus supplement for a description of the characteristics of the mortgage loans and "The Seller --Underwriting Standards" for a general description of the underwriting guidelines used in originating the mortgage loans with additional collateral.
Geographic Concentration of
   Mortgage Loans...........................       Approximately 11.15%, 13.16%, 33.43% and 42.53% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively,
                                                   expected to be included in the trust on the closing date are secured by properties located in California. In addition,
                                                   approximately 18.61%, 13.96% and 11.66% of the mortgage loans in pool 1 are expected to be included in the trust on the closing date are secured by properties located in Colorado, New York and
                                                   Georgia, respectively; and approximately 15.98% and 10.90% of the mortgage loans in pool 2 are expected to be included in the trust on the closing date are secured by properties located in South
                                                   Carolina and Georgia, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in one or more of those states will have a disproportionate impact on the mortgage loans in general:



                                                   o        Weak economic conditions, which may or may not affect
                                                            real property values, may affect the ability of borrowers
                                                            to repay their loans on time.

                                                   o        Declines in the residential real estate market in those
                                                            states may reduce the values of properties, which would
                                                            result in an increase in the loan-to-value ratios.

                                                   o        Properties in those states may be more susceptible than
                                                            homes located in other parts of the country to certain
                                                            types of uninsurable hazards, such as earthquakes, as
                                                            well as storms, floods, wildfires, mudslides and other
                                                            natural disasters.

                                                   Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                                   See "Description of the Mortgage Pools" and "Yield, Prepayment and
                                                   Weighted Average Life" in this prospectus supplement.

Effects of Performance of
   Mortgage Loans on Ratings
   of Certificates..........................       The ratings assigned to your certificates may be adversely affected if losses or delinquencies on the mortgage loans are worse than expected, no matter how the mortgage loans in the other pools perform.  Depending on the available level of credit enhancement at any particular time, the rating agency may base its ratings of the certificates on the payment performance of the mortgage loans in the worst performing pool.


Limited Ability to Resell
   Certificates.............................       The underwriter is not required to assist in resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                                                   See "Description of the Certificates--Distributions of Interest"
                                                   in this prospectus supplement.
Bankruptcy or Insolvency
   May Affect the Timing and
   Amount of Distributions on
   Your Certificates........................       The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.  Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to
                                                   recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                                   If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate
                                                   environment and may fail to recover their initial investment.
                                                   Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.



                         Description of the Certificates

General

         The Series 2003-3 Mortgage Loan Pass-Through Certificates (the "Certificates") will consist of the Classes of Certificates set forth in the table on page S-2 together with the Class B4, Class B5 and Class B6 Certificates. The Class A1, Class A2, Class A3 and Class A4 Certificates and the Class R Certificate are referred to herein as the "Senior Certificates;" the Class B1, Class B2 and Class B3 Certificates are referred to herein as the "Offered Subordinate Certificates;" and together with the Class B4, Class B5 and Class B6 Certificates the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Certificates represent beneficial ownership interests in Thornburg Mortgage Securities Trust 2003-3 (the "Trust"), the assets of which consist primarily of (1) four pools ("Pool 1", "Pool 2", "Pool 3" and "Pool 4," respectively, and each, a "Mortgage Pool") of hybrid and adjustable rate, first lien, residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the certificate account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies in respect to the Mortgage Loans, (5) any Additional Collateral in respect of the Mortgage Loans and (6) all proceeds thereof.

         The Group 1 Certificates. The Class A1 and Class R Certificates are referred to herein as the "Group 1 Certificates." Distributions of interest and principal on the Group 1 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 1.

         The Group 2 Certificates. The Class A2 Certificates are referred to herein as the "Group 2 Certificates." Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 2.

         The Group 3 Certificates. The Class A3 Certificates are referred to herein as the "Group 3 Certificates." Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 3.

         The Group 4 Certificates. The Class A4 Certificates are referred to herein as the "Group 4 Certificates." Distributions of interest and principal on the Group 4 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 4.

         The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates and Group 4 Certificates are sometimes referred to separately as a "Certificate Group."

         Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2. The approximate initial Class Principal Amount of each of the Class B4, Class B5 and Class B6 Certificates is $1,142,000, $761,000 and $1,910,180, respectively, or, in aggregate, approximately 0.50% of the total Class Principal Amount of all of the Certificates. The initial total Certificate Principal Amount of all the Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" herein.

         Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2003 (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date for all the Offered Certificates will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in California, Minnesota or Maryland, or the city in which the Corporate Trust Office of the Trustee is located, are closed.

         Distributions on the Certificates will be made by the Trustee to each registered holder entitled thereto, either (1) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee, or (2) at the request of any Certificateholder, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office of the Trustee. See "--The Trustee" in this prospectus supplement.

         The Offered Certificates other than the Class R Certificate (collectively, the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. Each of the Class A1, Class A2, Class A3 and Class A4 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class B1, Class B2 and Class B3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class R Certificate (the "Residual Certificate") will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class.

         The "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

         Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

         General. Each Beneficial Owner will hold its Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Trust Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations-- Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the accompanying prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Seller, Master Servicer, the Servicer, the Certificate Insurer, the Trustee, the Securities Administrator or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

         Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities--Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

         For additional information regarding DTC and the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration" in the accompanying prospectus.

Priority of Distributions

         Distributions in respect of the Certificates will be made on each Distribution Date from the related Available Distribution Amount, except to the extent of the limited cross-collateralization payments described herein. The Subordinate Certificates will generally be entitled to distributions from the Available Distribution Amount for each Mortgage Pool. See "Description of the Certificates--Available Distribution Amount" in this prospectus supplement for a description of the available funds for each Mortgage Pool.

         On each Distribution Date, the Available Distribution Amount for each Mortgage Pool will be allocated among the Classes of Senior Certificates relating to that Mortgage Pool, to the payment of the Trustee, and among the Classes of the Subordinate Certificates, in the following order of priority:

                  (1) from the Available Distribution Amount for each Mortgage Pool, to payment of Accrued Certificate Interest on each Class of Senior Certificates of the related Certificate Group (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Class of Certificates on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for that Mortgage Pool will be allocated among the Classes of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

                  (2) from the Available Distribution Amount for each Mortgage Pool, to payment of any outstanding Interest Shortfalls on each Class of Senior Certificates of the related Certificate Group; provided, however, that any shortfall in available amounts for that Mortgage Pool will be allocated among the Classes of Senior Certificates of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

                  (3) to the Senior Certificates of the related Certificate Group, to the extent of the remaining Available Distribution Amount, for the related Mortgage Pool, as follows:

                           (a) to the Class A1 and Class R Certificates, in
                  reduction of their respective Class Principal Amounts from the Available Distribution Amount for Pool 1, in an amount up to the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                                    (i) to the Class R Certificate, until its
                           Class Principal Amount has been reduced to zero; and

                                    (ii) to the Class A1 Certificates, until
                           their Class Principal Amount has been reduced to zero;

                           (b) to the Class A2 Certificates in reduction of
                  their Class Principal Amount from the Available Distribution Amount for Pool 2, in an amount up to the Senior Principal Distribution Amount for Pool 2, until their Class Principal Amount has been reduced to zero;

                           (c) to the Class A3 Certificates in reduction of
                  their Class Principal Amount from the Available Distribution Amount for Pool 3, in an amount up to the Senior Principal Distribution Amount for Pool 3, until their Class Principal Amount has been reduced to zero; and

                           (d) to the Class A4 Certificates in reduction of
                  their Class Principal Amount from the Available Distribution Amount for Pool 4, in an amount up to the Senior Principal Distribution Amount for Pool 4, until their Class Principal Amount has been reduced to zero;

                  (4) to the extent of the remaining Available Distribution Amount for all four Mortgage Pools, but subject to the prior distribution of amounts described under "--Cross-Collateralization" below, to payment to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls allocated to that Class on that Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to that Class, and (z) the related Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool for that Distribution Date, except as provided below, in reduction of its Class Principal Amount.

         With respect to each Class of Subordinate Certificates other than the Class B6 Certificates, if on any Distribution Date the Credit Support Percentage for that Class is less than that Class's Original Credit Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any Class of lower priority (the "Restricted Classes"), and the amount otherwise distributable to the Restricted Classes in respect of such payments will be allocated among the remaining Classes of Subordinate Certificates, proportionately, based upon their respective Class Principal Amount. The "Credit Support Percentage" for a Class of Subordinate Certificates for any Distribution Date is equal to the sum of the Class Percentages of each Class of lower priority (without giving effect to distributions on such date). The "Original Credit Support Percentage" for a Class of Subordinate Certificates is the Credit Support Percentage for such Class of Subordinate Certificates on June 4, 2003 (the "Closing Date"). The "Class Percentage" for each Class of Subordinate Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to that Distribution Date by the aggregate Class Principal Amount of all Classes of Certificates immediately prior to that date.

Distributions of Interest

         The amount of interest distributable on each Distribution Date in respect of each Class of Certificates will equal the Accrued Certificate Interest for that Class on that Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class for that date, as described below.

         "Accrued Certificate Interest" for each Class of Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date at the applicable Interest Rate, (1) as increased by such Class's share of Prepayment Penalty Amounts for such Distribution Date, allocable as described below, and (2) as reduced by such Class's share of (i) the interest portion of any related Excess Losses for such Distribution Date, allocable as described below and (ii) with respect to any related Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state law (the "Relief Act", and any such reduction, a "Relief Act Reduction"), the amount of any such reduction, allocated as described below. See "Legal Aspects of Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the accompanying prospectus. Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

         Interest distributable on the Certificates will be distributed from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than due to any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

         Any Prepayment Penalty Amounts, the interest portion of any Excess Loss and any Relief Act Reduction will be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any increase or reduction of Accrued Certificate Interest due to any Prepayment Penalty Amounts, any Excess Losses or any Relief Act Reductions for that Distribution Date.

         The "Interest Rate" for each Accrual Period for each Class of the Offered Certificates is described below.

         o The Interest Rate for the Class A1, Class A2, Class A3, Class A4 and Class R Certificates for each Accrual Period will be an annual rate equal to the Net WAC applicable to the related Mortgage Pool for the related Distribution Date. The Interest Rate for the Class A1, Class A2, Class A3, Class A4 and Class R Certificates for the first Accrual Period will be a per annum rate equal to 2.884%, 4.115%, 4.660%, 5.135% and 2.884%, respectively.

         o The Interest Rate for the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Net WAC applicable to each Mortgage Pool for the related Distribution Date, weighted on the basis of the Group Subordinate Amount for each Mortgage Pool. The Interest Rate for each of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates for the first Accrual Period will be a per annum rate equal to 4.141%.

         o The "Net WAC" of the Mortgage Loans in a Mortgage Pool for each Distribution Date will be the weighted average of the Net Mortgage Rates of the Mortgage Loans in that Mortgage Pool at the beginning of the related Accrual Period, weighted on the basis of their Scheduled Principal Balances at the beginning of the related Due Period.

         o The "Net Mortgage Rate" of any Mortgage Loan is its mortgage interest rate (the "Mortgage Rate") less the sum of the Trustee Fee Rate, the Master Servicer Fee Rate, the related Servicing Fee Rate and the Retained Interest Rate, if any.

         o The "Accrual Period" for each Class of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         o The "Certificate Principal Amount" of any Certificate as of any Distribution Date will equal its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to that Certificate. The Certificate Principal Amount of a Class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts.

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the related Certificates could result. The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full or in part, to the extent specified in the applicable Servicing Agreement, the Servicers are obligated to fund any resulting Prepayment Interest Shortfalls, or in certain cases reduce the total of their Servicing Fees for the related Distribution Date. The Master Servicer is obligated to reduce its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any payments in respect of Prepayment Interest Shortfalls required under a Servicing Agreement but not paid by the related Servicer. See "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ("Net Prepayment Interest Shortfalls") will be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances.

Distributions of Principal

         Distributions of principal on the Certificates will be made on each Distribution Date in an aggregate amount equal to the related Principal Distribution Amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under "--Priority of Distributions" above. The "Principal Distribution Amount" for any Distribution Date and any Certificate Group will equal the sum of (x) the Senior Principal Distribution Amount and (y) the Subordinate Principal Distribution Amount.

o The "Senior Principal Distribution Amount" for each Certificate Group and each Distribution Date is equal to the sum of:

                  (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date (each as defined herein)) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                  (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

                  (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of
         (a) the related net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance of such related Mortgage Loan at the time of liquidation; and

                  (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to its outstanding principal balance as of May 1, 2003 (the "Cut-off Date"), after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

o The "Senior Percentage" for each Mortgage Pool for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Senior Certificates relating to such Mortgage Pool immediately prior to that date and the denominator of which is the related Pool Balance as of the beginning of the related Due Period.

o The "Pool Balance" for each Mortgage Pool for any Distribution Date is the sum of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool for that Distribution Date.

o The "Senior Prepayment Percentage" for each Mortgage Pool for any Distribution Date occurring during the seven years beginning on the first Distribution Date and ending on the Distribution Date in May 2010 will equal 100%, except as described below. Thereafter, the Senior Prepayment Percentage for each Mortgage Pool will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the limited protection provided to the Senior Certificates by the subordination of the Subordinate Certificates.

o The Senior Prepayment Percentage for each Mortgage Pool for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:

                  o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date;

                  o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date;

                  o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date;

                  o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and

                  o for any subsequent Distribution Date, the related Senior Percentage for that Distribution Date;

provided, however, (i) if on any Distribution Date the Senior Percentage for a Mortgage Pool exceeds the initial Senior Percentage for such Mortgage Pool, the Senior Prepayment Percentage for such Mortgage Pool for that Distribution Date will once again equal 100% for such Distribution Date, (ii) if on any Distribution Date before the Distribution Date in June 2006, prior to giving effect to any distributions on such Distribution Date, the Total Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Total Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool and such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage and (iii) if on any Distribution Date on or after the Distribution Date in June 2006, prior to giving effect to any distributions on such Distribution Date, the Total Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Total Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool and such Distribution Date will equal the related Senior Percentage.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above (calculated without regard to clause (ii) or (iii) of the above paragraph) will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) is greater than or equal to 50% of the sum of the Group Subordinate Amounts (as defined herein at "--Cross-Collateralization") for all Mortgage Pools immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the sum of the Group Subordinate Amounts for all Mortgage Pools as of the Cut-off Date (the "Original Subordinate Amount"), (b) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinate Amount, (c) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinate Amount, (d) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinate Amount and (e) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool will be 0%.

o The "Subordinate Principal Distribution Amount" for each Distribution Date is equal to the sum of:

                  (1) the product of (a) the related Subordinate Percentage and
         (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                  (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

                  (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount) for the related Certificate Group; and

                  (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

o The "Subordinate Class Percentage" for each Class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such date.

o The "Subordinate Prepayment Percentage" for each Mortgage Pool and any Distribution Date is the difference between 100% and the related Senior Prepayment Percentage for such date.

o The "Subordinate Percentage" for each Mortgage Pool and any Distribution Date is the difference between 100% and the related Senior Percentage for that Mortgage Pool for such date.

Cross-Collateralization

         Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool. On each Distribution Date prior to the Distribution Date on which the Class Principal Amount of each Class of Subordinate Certificates has been reduced to zero (the "Credit Support Depletion Date"), but after the date on which the total Certificate Principal Amount of the Senior Certificates of a Certificate Group has been reduced to zero, amounts otherwise distributable as principal under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (i.e., principal payments other than scheduled principal payments) on each Class of Subordinate Certificates, in reverse order of priority, in respect of such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Senior Certificates remaining outstanding, until the Class Principal Amounts thereof have been reduced to zero, provided that on that Distribution Date (a) the Total Subordinate Percentage for such Distribution Date is less than 200% of the Total Subordinate Percentage as of the Closing Date or (b) the average outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the most recent six months as a percentage of the sum of the Group Subordinate Amounts for all Mortgage Pools is greater than or equal to 50%. If the Senior Certificates of two or more Certificate Groups remain outstanding, the distributions described above will be made in proportion to the aggregate Certificate Principal Amounts of such Senior Certificates of each such Certificate Group. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

o The "Total Subordinate Percentage" at any time will equal the sum of the Class Principal Amounts of the Subordinate Certificates divided by the sum of the Pool Balances for all Mortgage Pools.

o The "Group Subordinate Amount" with respect to each Mortgage Pool and any Distribution Date is the excess of the Pool Balance for the immediately preceding Distribution Date for that Mortgage Pool over the total Certificate Principal Amount of the Senior Certificates of the related Certificate Group immediately prior to that Distribution Date.

         Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool. In addition, if on any Distribution Date the total Certificate Principal Amount of the Senior Certificates of a Certificate Group (after giving effect to distributions to be made on that Distribution Date) is greater than the Pool Balance of the related Mortgage Pool (any such Group, the "Undercollateralized Group"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates of the Undercollateralized Group, until the total Certificate Principal Amount of the Senior Certificates equals the Pool Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from the Mortgage Pools not related to the Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates of such other Certificate Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Interest Shortfalls for the related Distribution Date) will be distributed to the Senior Certificates of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Principal Amount of the Senior Certificates exceeds the Pool Balance of the related Mortgage Pool. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

Available Distribution Amount

         The due period (the "Due Period") related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. For a prepayment in part or in full, the "Prepayment Period" related to each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. The "Servicer Remittance Date" is the 18th day (or if such 18th day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs. The "Deposit Date" is the Business Day immediately preceding the related Distribution Date.

o The "Available Distribution Amount" for each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

                  (1) the total amount of all cash received by the Master Servicer from the Servicers through the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Trustee on the related Deposit Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the Servicer Remittance Date or advanced by the Master Servicer or the Servicers (or the Trustee in its capacity as successor Master Servicer), (b) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon and any Prepayment Penalty Amounts, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Servicers and the Master Servicer in respect of related Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan repurchased by the Seller, the Depositor or any other party, including as a result of a breach of a representation or warranty or document defect, and (d) recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, minus:

                  (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

                  (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the Servicers' usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

                  (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

                  (d) all fees and other amounts due or reimbursable to the Master Servicer, the Securities Administrator or the Trustee (or its custodian) (including the Master Servicing Fee and the Trustee Fee) pursuant to the Trust Agreement or to the Servicers pursuant to each Servicing Agreement with respect to such Mortgage Pool to the extent not previously deducted from amounts remitted to the Master Servicer; and

                  (e) any Retained Interest with respect to the related Mortgage Loans; and

                  (2) any other payments made by the Master Servicer, the Servicers, the Trustee or the Depositor with respect to such Distribution Date and allocable to such Mortgage Pool.

o "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower or applied toward payment of any Retained Interest.

o "Liquidation Proceeds" means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed Advances or servicing advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including any proceeds from any related Additional Collateral, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Example of Distributions

         The following sets forth an example of distributions on the Certificates for the Distribution Date in June 2003:


May 2 through
         June 1..................     Due Period:            Payments due during the related Due Period (May 2
                                                             through June 1) from borrowers will be deposited in the
                                                             Servicers' custodial accounts as received and will
                                                             include scheduled principal payments plus interest on
                                                             May 1 principal balances of the Mortgage Loans.
May 1 through
         May 31..................     Prepayment Period      Partial principal prepayments and principal prepayments
                                      (partial and full      in full received during the related Prepayment Period
                                      prepayments):          (May 1 through May 31) will be deposited into the
                                                             Servicers' custodial accounts for the remittance
                                                             to the Master Servicer on the Servicer Remittance
                                                             Date (June 18).

May 30...........................     Record Date:           Distributions will be made to Certificateholders of
                                                             record for all Classes of Offered Certificates as of the
                                                             close of business on the last Business Day of the month
                                                             immediately before the month in which the Distribution
                                                             Date occurs.

June 18..........................     Servicer Remittance    The Servicers will remit collections and recoveries in
                                      Date:                  respect of the Mortgage Loans to the Master Servicer on
                                                             or prior to the 18th day (or if the 18th day is not a
                                                             Business Day, the Business Day next succeeding Business
                                                             Day) of each month, as specified in the related
                                                             Servicing Agreement.

June 24..........................     Deposit Date:          On the Business Day immediately preceding the
                                                             Distribution Date, the Master Servicer will remit to the
                                                             Trustee the amount of principal and interest to be
                                                             distributed to Certificateholders on the Distribution
                                                             Date, including any Advances made by the Servicers or
                                                             the Master Servicer for that Distribution Date.

June 25..........................     Distribution Date:     On the 25th day of each month (or if the 25th day is not
                                                             a Business Day, the next succeeding Business Day), the
                                                             Trustee will make distributions to Certificateholders.

Succeeding months follow the same pattern.


The Residual Certificate

         In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust remaining in each REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at any such time.

         The Trust Agreement will include certain restrictions on the transfer of the Residual Certificate.

         See "Material Federal Income Tax Considerations" herein and in the accompanying prospectus.

Allocation of Realized Losses

         If a Realized Loss occurs on a Mortgage Loan in any Mortgage Pool, then, on each Distribution Date the principal portion of that Realized Loss other than an Excess Loss will be allocated first, to reduce the Class Principal Amount of each Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B6 Certificates while those Certificates are outstanding, then to the Class B5 Certificates, and so forth) and second, to the Senior Certificates of the related Certificate Group, proportionately, on the basis of their respective Certificate Principal Amounts.

         The principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in a Mortgage Pool for any Distribution Date will be allocated proportionately to the Senior Certificates of the related Certificate Group and the Subordinate Certificates on the basis of their Class Principal Amounts and to the Classes of Subordinate Certificates on the basis of their Apportioned Principal Balances.

         The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date (a "Subordinate Certificate Writedown Amount").

o       "Apportioned Principal Balance" of any Class of Subordinate
        Certificates for any Distribution Date will equal the Class Principal Amount of that Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all Mortgage Pools for that date.

o In general, a "Realized Loss" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of, and accrued and unpaid interest on, that Mortgage Loan, or (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan (including payment of any Retained Interest), then to accrued and unpaid interest, and finally to principal.

o "Bankruptcy Losses" are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a "Debt Service Reduction"). The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Amounts of any Certificates.

o "Special Hazard Losses" are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

o "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

o A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Master Servicer or the Servicers on behalf of the Trust.

         The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions) and Fraud Losses on the Mortgage Loans that exceed the "Special Hazard Loss Limit," "Bankruptcy Loss Limit," and "Fraud Loss Limit," respectively ("Excess Losses"), will be allocated as described above. The "Special Hazard Loss Limit" will initially be approximately $11,006,701; the "Bankruptcy Loss Limit" will initially be approximately $100,000; and the "Fraud Loss Limit" will initially be approximately $15,239,462.

         The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (1) 1% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans,
(2) twice the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance and (3) the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of any such zip code area and (b) the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of the Special Hazard Losses incurred since the Closing Date.

         The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the "Bankruptcy Coverage Termination Date."

         The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1% of the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the most recent anniversary of the Cut-off Date and (b) on the fifth anniversary of the Cut-off Date, to zero.

         In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates still outstanding, proportionately, on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

Final Scheduled Distribution Date

         The "Final Scheduled Distribution Date" applicable to all of the Certificates is the Distribution Date occurring in June 2043. The Final Scheduled Distribution Date has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan in the Trust. The actual final Distribution Date for the Certificates may be earlier, and could be substantially earlier, then the Final Scheduled Distribution Date.

Optional Purchase of the Mortgage Loans

         On any Distribution Date on which the total Scheduled Principal Balance of the Mortgage Loans (determined in the aggregate rather than by pool) is less than 10% of the Cut-off Date Balance of the Mortgage Loans, Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer of a portion of the Mortgage Loans (subject to the terms of the Trust Agreement) will have the option to repurchase the Mortgage Loans, any REO Property and any other property remaining in the Trust and thereby effect the termination of the Trust and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the total outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property remaining in the Trust and (c) any unreimbursed servicing advances, Servicing Fees and certain other costs associated with the Mortgage Loans for the related Distribution Date. This repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment to Certificateholders of these amounts, the Trust will be terminated.

The Trustee

         Deutsche Bank National Trust Company will be the Trustee under the Trust Agreement (in such capacity, the "Trustee"). Deutsche Bank Trust Company Delaware, an affiliate of the Trustee, will serve as Delaware Trustee of the Trust. The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0008% per annum (the "Trustee Fee Rate") on the total Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to distribution of any amounts to Certificateholders. The Delaware Trustee will be compensated by the Trust as provided in the Trust Agreement. The Trustee's "Corporate Trust Office" is located at 1761 East St. Andrew Place, Santa Ana, California 92705 Attn: Trust Administration, Thornburg Mortgage Securities Trust 2003-3 (TM0303). Certificates may be surrendered to the office of the Trustee's agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10044.

Securities Administrator

         Wells Fargo Bank Minnesota, National Association, will be appointed securities administrator under the Trust Agreement (referred to in such capacity as the "Securities Administrator"). The Securities Administrator will be compensated by the Master Servicer for its services rendered under the Trust Agreement. The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Trust Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. It is expected that, if, at any time, Wells Fargo Bank Minnesota, National Association resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank Minnesota, National Association will also resign as Securities Administrator. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer or securities administrator appointed by the Trustee as set forth in the Trust Agreement.

                        Description of the Mortgage Pools

General

         Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Balance").

         The Mortgage Pools, in aggregate will consist of approximately 1,424 conventional, hybrid and adjustable rate, first lien, residential mortgage loans, all of which have original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 40 years, having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $761,973,280. The hybrid Mortgage Loans generally have Mortgage Rates that first adjust after an initial period of approximately three, five, seven or ten years following origination depending on the terms of the particular Mortgage Note and then adjust semi-annually or annually, depending on the terms of the particular Mortgage Note. The adjustable rate Mortgage Loans generally have interest rates that adjust monthly, semi-annually or annually depending on the terms of the particular Mortgage Note.

         The Mortgage Loans have been divided into four Mortgage Pools described below. All of the Pool 1 Mortgage Loans are currently adjustable rate loans. All of the hybrid Mortgage Loans are either Pool 2 Mortgage Loans, if their first Adjustment Date occurs approximately three years following origination, Pool 3 Mortgage Loans, if their first Adjustment Date occurs five years following origination, or Pool 4 Mortgage Loans, if their first Adjustment Date occurs seven or ten years following origination, in each case as set forth in the related Mortgage Note. Each hybrid Mortgage Loan will then adjust either semi-annually or annually depending on the terms of the particular Mortgage Note.

         The Mortgage Loans were generally originated in accordance with the underwriting standards of Thornburg Mortgage Home Loans, Inc. (the "Seller") for its correspondent and retail channels described herein, or were acquired in accordance with the Seller's standards for bulk purchases and originated in accordance with the underwriting guidelines of the related originator. See "The Seller--Underwriting Standards--The Seller's Underwriting Process" and "Trust Agreement--Assignment of Mortgage Loans" herein.

         Approximately 8.57% and 12.71% of the Mortgage Loans were originated by Thornburg Mortgage Home Loans, Inc. and ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), respectively. The Mortgage Loans originated by ABN AMRO were originated by ABN AMRO in accordance with its underwriting guidelines. Approximately 61.78% and 12.71% of the mortgage loans are being serviced by Thornburg Mortgage Home Loans, Inc. (in its capacity as a Servicer) and ABN AMRO, respectively. See "The Master Servicer" and "The Servicers" in this prospectus supplement.

         Approximately 8.27% of the Mortgage Loans were originated under "stated income documentation" or "no ratio documentation" programs pursuant to which no or limited information was obtained regarding borrowers' income or employment and, in the case of Mortgage Loans which were not originated by Thornburg, there may not be any verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable.

         All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "Mortgaged Property") consisting of one- to four-family dwelling units, townhouses, individual condominium units or individual units in planned unit developments or shares issued by cooperative housing corporations and related leasehold interests.

         Pursuant to its terms, each Mortgage Loan, other than a cooperative loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans--Standard Hazard Insurance Policies" in the accompanying prospectus.

         Approximately $1,950,000 and $965,000 of the Pool 2 and Pool 3 Mortgage Loans, respectively, representing approximately 1.64% and 0.29%, respectively, of the Pool 2 and Pool 3 Mortgage Loans, were one Scheduled Payment delinquent. As of May 1, 2003, none of the Pool 1 and Pool 4 Mortgage Loans were delinquent and none of the Pool 2 and Pool 3 Mortgage Loans was delinquent by more than one Scheduled Payment.

         The Mortgage Loans generally provide for adjustment of the related Mortgage Rate monthly, semi-annually or annually, as specified in the related Mortgage Note based on the related Index, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for the hybrid Mortgage Loans will occur after an initial period of approximately three, five, seven or ten years, respectively, following origination. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the applicable index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such adjustment, and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on a Mortgage Loan generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the weighted averages of the Initial Caps of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4 are approximately 1.08%, 3.96%, 4.11% and 5.00%, respectively. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable index and the related Gross Margin, rounded as described herein. See "--The Indices" below.

         The Indices. The indices applicable to the determination of the Mortgage Rates for the Mortgage Loans will generally be the average of the interbank offered rates for one-month, six-months or one-year United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "One-Month LIBOR Index," "Six-Month LIBOR Index" and "One-Year LIBOR Index," respectively) or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "One-Year CMT Index"). The One-Month LIBOR Index, the Six-Month LIBOR Index and the One-Year LIBOR Index are used in calculating the Mortgage Rates of approximately 6.90%, 30.46% and 34.31%, respectively, of the Mortgage Loans. The One-Year CMT Index is used in calculating the Mortgage Rates of approximately 28.33% of the Mortgage Loans. The One-Month LIBOR Index, the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index are each referred to herein as a "Index" or together as the "Indices." The related Index applied under the Mortgage Note will be most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date, or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that any of the Indices described above becomes unavailable or is otherwise unpublished, the Servicer or Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         Interest-Only Mortgage Loans. Approximately 97.67%, 87.07%, 54.91% and 76.62% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first one to ten years after origination of such Mortgage Loan. Following the applicable period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

         High Loan-to-Value Mortgage Loans. Approximately 2.31%, 2.97%, 3.53% and 2.36% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, have original Loan-to-Value Ratios in excess of 80%, all of which are either Additional Collateral Mortgage Loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 75% of the value of the related Mortgaged Property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of the refinance or modification. The "Effective Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination less the value of any Additional Collateral to the appraised value of the Mortgaged Property.

         Additional Collateral Mortgage Loans. Generally, Mortgage Loans with Loan-to-Value Ratios in excess of 80% are also secured by Primary Mortgage Insurance or Additional Collateral. In the case of approximately 0.16%, 0.20%, 0.34% and 0.16% of Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans, the related originator required the borrower to pledge Additional Collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to the originator. Except for one Mortgage Loan, each of such Mortgage Loans had a Loan-to-Value Ratio in excess of 80%. See "The Seller--Underwriting Standards" in this prospectus supplement for a further description of the Additional Collateral and Additional Collateral Mortgage Loans. The Additional Collateral will be assigned to the Trust but will not be a part of any REMIC.

         Prepayment Penalty Amounts. Approximately 9.81%, 7.38%, 10.64% and 32.78% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for the payment by the borrower of a prepayment premium (each a "Prepayment Penalty Amount") during the first six months to five years after origination (the "Penalty Period"). Any Prepayment Penalty Amounts paid by borrowers will be available to be paid as additional interest on the Certificates. See "Description of the Certificates--Distributions of Interest."

         Employee Mortgage Loans. Approximately 0.17%, 1.48% and 0.63% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, were made to employees or directors of Thornburg Mortgage, Inc. or any of its affiliates (the "Employee Mortgage Loans"). The Employee Mortgage Loans were originated at a Mortgage Rate equal to the then current coupon rate for mortgage loans other than Employee Mortgage Loans less a discount (the "Employee Discount Rate"). In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or any of its affiliates, the Mortgage Rate on the related Employee Mortgage Loan will increase by the amount of the Employee Discount Rate (such increase, the "Retained Interest Rate"). Any Retained Interest Rate on the Employee Mortgage Loans due to the addition of the Employee Discount Rate will not be conveyed to, or included in, the Trust. The amount of interest in respect of the Retained Interest Rate will be retained by the Seller and is referred to herein as the "Retained Interest."

         Conversion Option and Repurchase Options. The Mortgage Rates on approximately 5.86% and 0.11% of the Mortgage Loans in Pool 1 and Pool 3, respectively, can be converted, at the option of the related borrowers, to a fixed interest rate. The Mortgage Rates on approximately 45.26%, 53.39%, 32.13% and 12.92% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, may be modified, at the option of the related borrowers, to any then-available adjustable rate or hybrid product of the Seller. Upon conversion, the Mortgage Rate will be converted to a fixed, hybrid or adjustable rate determined in accordance with the formula set forth in the related Mortgage Note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. The Seller has the option, but not the obligation, to repurchase any Mortgage Loan whose Mortgage Rate is converted to a fixed interest rate. In addition, the Seller has the option, but not the obligation, to repurchase and modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related Mortgage Note. The Seller will purchase any such Mortgage Loans at a purchase price equal to 100% of the current outstanding principal balance of the Mortgage Loan and any interest accrued at the related Mortgage Rate.

Tabular Characteristics of the Mortgage Loans

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust prior to the issuance of the Offered Certificates.


         Number of Mortgage Loans...............................................     1,424
         Total Scheduled Principal Balance......................................     $761,973,280
         Mortgage Rates:
              Weighted Average..................................................     4.498%
              Range.............................................................     2.375% to 6.250%
         Weighted Average Remaining Term to Maturity (in months)................     359

         Approximately 98.52% of the Mortgage Loans have original terms to stated maturity of 30 years, and no Mortgage Loan has an original term to stated maturity greater than 40 years.

         The Scheduled Principal Balances of the Mortgage Loans range from approximately $35,300 to $4,000,000. The Mortgage Loans have an average Scheduled Principal Balance of approximately $535,094.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 64.35%, the weighted average Effective Loan-to-Value Ratio at origination of the Mortgage Loans is 64.30%, and no Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

         No more than approximately 2.26% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                 Original Loan-to-Value Ratios - Aggregate Pool


                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
               Range of Original                      Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
10.01  to   15.00..........................                 4             $  1,022,415.46              0.13%
15.01  to   20.00..........................                12                6,790,511.79              0.89
20.01  to   25.00..........................                13                9,683,464.84              1.27
25.01  to   30.00..........................                31               11,720,445.78              1.54
30.01  to   35.00..........................                28               16,839,740.97              2.21
35.01  to   40.00..........................                36               21,573,917.50              2.83
40.01  to   45.00..........................                46               30,954,052.52              4.06
45.01  to   50.00..........................                56               38,756,675.28              5.09
50.01  to   55.00..........................                83               54,107,157.26              7.10
55.01  to   60.00..........................               101               66,698,870.32              8.75
60.01  to   65.00..........................               114               77,190,768.31             10.13
65.01  to   70.00..........................               158              105,224,061.46             13.81
70.01  to   75.00..........................               199              107,183,169.27             14.07
75.01  to   80.00..........................               467              191,754,203.07             25.17
80.01  to   85.00..........................                14                4,738,013.77              0.62
85.01  to   90.00..........................                40               12,809,606.27              1.68
90.01  to   95.00..........................                19                3,602,770.27              0.47
95.01  to  100.00..........................                 3                1,323,436.22              0.17
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

   The weighted average Original Loan-to-Value Ratio is approximately 64.35%.


                   Original Effective Loan-to-Value Ratios for
              Additional Collateral Mortgage Loans - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
   Range of Original Effective Loan-to-Value          Number of              Principal               Scheduled
                  Ratios (%)                        Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
40.01  to   50.00..........................                 1               $  159,600.00              8.55%
60.01  to   70.00..........................                 1                  923,836.22             49.48
70.01  to   80.00..........................                 2                  543,820.48             29.12
80.01  to   90.00..........................                 1                  240,000.00             12.85
                                                     --------               -------------            ------
Total......................................                 5               $1,867,256.70            100.00%
                                                     ========               =============            ======

   The weighted average Original Effective Loan-to-Value Ratio for Additional
               Collateral Mortgage Loans is approximately 73.77%.

            Original Effective Loan-to-Value Ratios - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Range of Original Effective                 Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
10.01  to   20.00..........................                16             $  7,812,927.25              1.03%
20.01  to   30.00..........................                44               21,403,910.62              2.81
30.01  to   40.00..........................                64               38,413,658.47              5.04
40.01  to   50.00..........................               103               69,870,327.80              9.17
50.01  to   60.00..........................               185              121,406,027.58             15.93
60.01  to   70.00..........................               272              182,738,665.99             23.98
70.01  to   80.00..........................               668              299,481,192.82             39.30
80.01  to   90.00..........................                54               17,437,520.04              2.29
90.01  to  100.00..........................                18                3,409,049.79              0.45
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

         The weighted average Original Effective Loan-to-Value Ratio is approximately 64.30%.


                         Mortgage Rates - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Mortgage Rate (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
 2.001  to  2.500..........................                22             $ 18,711,252.54              2.46%
 2.501  to  3.000..........................               105               52,095,222.10              6.84
 3.001  to  3.500..........................               178               94,105,703.61             12.35
 3.501  to  4.000..........................               136               72,661,824.52              9.54
 4.001  to  4.500..........................               190               92,820,007.94             12.18
 4.501  to  5.000..........................               325              178,736,017.89             23.46
 5.001  to  5.500..........................               344              184,763,503.50             24.25
 5.501  to  6.000..........................               117               64,568,479.75              8.47
 6.001  to  6.500..........................                 7                3,511,268.51              0.46
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

      The weighted average Mortgage Rate is approximately 4.498% per annum.

                   Original Terms to Maturity - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Original Maturities                 Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
300   to   359.............................                 5             $  3,556,690.16              0.47%
360   to   419.............................             1,403              750,704,673.41             98.52
480                                                        16                7,711,916.79              1.01
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

   The weighted average original term to maturity is approximately 361 months.


                  Remaining Terms to Maturity - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Remaining Maturities                Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
240   to   299.............................                 1             $    144,074.45              0.02%
300   to   359.............................             1,155              616,088,805.11             80.85
360   to   419.............................               254              139,130,692.88             18.26
420   to   479.............................                12                5,556,907.92              0.73
480                                                         2                1,052,800.00              0.14
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======


  The weighted average remaining term to maturity is approximately 359 months.

                    Geographic Distribution - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
            Geographic Distribution                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Alabama....................................                15             $  4,150,871.01              0.54%
Alaska.....................................                 2                  373,300.00              0.05
Arizona....................................                19                8,610,456.82              1.13
Arkansas...................................                 3                  631,140.76              0.08
California.................................               290              192,326,534.56             25.24
Colorado...................................               110               70,030,617.01              9.19
Connecticut................................                31               22,519,077.70              2.96
Delaware...................................                 2                  678,540.00              0.09
District of Columbia.......................                 3                  920,227.35              0.12
Florida....................................                93               40,727,653.39              5.35
Georgia....................................               112               53,410,168.51              7.01
Hawaii.....................................                 3                3,616,222.12              0.47
Idaho......................................                 2                  298,000.00              0.04
Illinois...................................                40               22,311,476.66              2.93
Indiana....................................                10                4,665,737.98              0.61
Louisiana..................................                 2                1,886,115.97              0.25
Maine......................................                 4                1,846,540.23              0.24
Maryland...................................                27                9,256,766.13              1.21
Massachusetts..............................                40               20,400,908.11              2.68
Michigan...................................                15                5,467,168.93              0.72
Minnesota..................................                15                7,590,198.65              1.00
Mississippi................................                 4                1,087,396.77              0.14
Missouri...................................                 6                1,456,282.69              0.19
Montana....................................                 1                  542,407.27              0.07
Nebraska...................................                 1                  130,000.00              0.02
Nevada.....................................                 9                6,059,425.25              0.80
New Hampshire..............................                 2                  358,283.00              0.05
New Jersey.................................                39               24,670,196.62              3.24
New Mexico.................................                61               22,215,350.78              2.92
New York...................................                88               61,217,906.64              8.03
North Carolina.............................                52               20,853,169.48              2.74
Ohio.......................................                11                3,100,259.74              0.41
Oklahoma...................................                 1                  171,500.00              0.02
Oregon.....................................                 6                2,316,660.20              0.30
Pennsylvania...............................                30               17,549,884.65              2.30
Rhode Island...............................                 2                1,605,000.00              0.21
South Carolina.............................                90               44,229,010.23              5.80
South Dakota...............................                 1                  438,865.06              0.06
Tennessee..................................                26                8,302,884.50              1.09
Texas......................................                39               15,316,132.78              2.01
Utah.......................................                14                7,260,211.31              0.95
Virginia...................................                62               28,923,915.19              3.80
Washington.................................                34               18,086,208.77              2.37
Wisconsin..................................                 5                1,846,369.57              0.24
Wyoming....................................                 2                2,518,237.97              0.33
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

           Cut-Off Date Scheduled Principal Balances - Aggregate Pool

                                                                                               Percentage of
                                                                              Total            Mortgage Loans
                                                                            Scheduled             by Total
              Range of Scheduled                      Number of             Principal            Scheduled
            Principal Balances ($)                  Mortgage Loans           Balance         Principal Balance
-------------------------------------------         --------------      -----------------    -----------------
         1  to    100,000.................                35             $  2,922,849.68           0.38%
   100,001  to    200,000.................               172               25,720,886.54           3.38
   200,001  to    300,000.................               162               40,896,996.56           5.37
   300,001  to    400,000.................               266               95,425,393.18          12.52
   400,001  to    500,000.................               238              107,840,152.77          14.15
   500,001  to    600,000.................               148               82,200,702.29          10.79
   600,001  to    700,000.................               106               68,425,129.47           8.98
   700,001  to    800,000.................                66               50,204,611.61           6.59
   800,001  to    900,000.................                42               36,178,460.50           4.75
   900,001  to  1,000,000.................                71               69,870,677.80           9.17
 1,000,001  to  1,250,000.................                46               51,925,395.40           6.81
 1,250,001  to  1,500,000.................                26               36,793,681.98           4.83
 1,500,001  to  1,750,000.................                18               29,177,715.96           3.83
 1,750,001  to  2,000,000.................                15               29,164,400.00           3.83
 2,000,001  to  2,250,000.................                 4                8,413,426.62           1.10
 2,250,001  to  2,500,000.................                 3                7,387,800.00           0.97
 2,500,001  to  2,750,000.................                 1                2,625,000.00           0.34
 2,750,001  to  3,000,000.................                 3                8,900,000.00           1.17
 3,750,001  to  4,000,000.................                 2                7,900,000.00           1.04
                                                        ----              --------------          -----
Total.....................................              1,424             $761,973,280.36         100.00%
                                                        =====             ===============         ======

             The average Cut-off Date Scheduled Principal Balance is
                           approximately $535,093.60.


                         Property Type - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Property Type                      Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Single Family .............................               826             $451,008,000.57             59.19%
Planned Unit Development ..................               401              212,001,592.69             27.82
Condominium................................               141               65,902,538.43              8.65
Cooperative................................                39               22,966,813.38              3.01
Two-to-Four Family.........................                17               10,094,335.29              1.32
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

      Convertible Mortgage Loans/Modifiable Mortgage Loans - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Convertible Mortgage Loans/                 Number of              Principal               Scheduled
           Modifiable Mortgage Loans                Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Neither....................................               864             $483,157,204.97             63.41%
Modifiable.................................               535              265,970,277.10             34.91
Both.......................................                25               12,845,798.29              1.69
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

                          Loan Purpose - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Loan Purpose                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Rate/Term Refinance........................               578             $300,121,737.21             39.39%
Purchase...................................               422              233,327,347.73             30.62
Cash Out Refinance.........................               424              228,524,195.42             29.99
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

                       Loan Documentation - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
              Loan Documentation                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Full Documentation.........................             1,256             $671,892,983.32             88.18%
Stated Income Documentation................                76               48,459,899.59              6.36
No Ratio Documentation.....................                26               14,592,912.39              1.92
Limited Documentation......................                29               10,986,122.65              1.44
Alternate Documentation....................                27                9,887,956.26              1.30
No Income Verification.....................                10                6,153,406.15              0.81
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

                        Occupancy Status - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
               Occupancy Status                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Primary Home...............................             1,194             $639,901,274.56             83.98%
Second Home................................               142               98,334,377.38             12.91
Investment.................................                88               23,737,628.42              3.12
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

            Original Prepayment Penalty Term (Years) - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Original Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
None.......................................             1,304             $665,249,993.94             87.31%
0.001  to  1.000...........................                35               22,878,297.86              3.00
2.001  to  3.000...........................                37               31,473,144.73              4.13
4.001  to  5.000...........................                48               42,371,843.83              5.56
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

         The weighted average original prepayment penalty term in years
            (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately
                                   3.40 years.

           Remaining Prepayment Penalty Term (Years) - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Remaining Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
0.001  to  1.000...........................             1,339             $688,128,291.80             90.31%
2.001  to  3.000...........................                37               31,473,144.73              4.13
4.001  to  5.000...........................                48               42,371,843.83              5.56
                                                      -------           -----------------          --------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======


         The weighted average remaining prepayment penalty term in years
            (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately
                                   3.28 years.

                         Maximum Rates - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Maximum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
  7.501  to    8.000.......................                 3            $   1,168,200.00              0.15%
  8.001  to    8.500.......................                 9                5,257,421.57              0.69
  8.501  to    9.000.......................                53               23,693,166.82              3.11
  9.001  to    9.500.......................               178               84,572,647.27             11.10
  9.501  to   10.000.......................               326              178,169,444.87             23.38
10.001   to   10.500.......................               350              187,880,323.51             24.66
10.501   to   11.000.......................               489              271,631,013.04             35.65
11.001   to   11.500.......................                 7                3,511,268.51              0.46
11.501   to   12.000.......................                 1                  861,796.12              0.11
13.001   to   13.500.......................                 1                  154,300.00              0.02
13.501   to   14.000.......................                 1                1,092,000.00              0.14
14.001   to   14.500.......................                 5                3,131,698.65              0.41
14.501   to   15.000.......................                 1                   850,000.00             0.11
                                                        -----             ----------------           ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

           The weighted average Maximum Rate is approximately 10.286%.

                         Minimum Rates - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Minimum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
0.501  to   1.000..........................                 2             $    540,453.47              0.07%
1.001  to   1.500..........................                82               46,138,405.51              6.06
1.501  to   2.000..........................               766              389,235,163.83             51.08
2.001  to   2.500..........................               260              165,781,330.43             21.76
2.501  to   3.000..........................               311              159,221,462.02             20.90
3.001  to   3.500..........................                 2                  607,905.96              0.08
3.501  to   4.000..........................                 1                  448,559.14              0.06
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

           The weighted average Minimum Rate is approximately 2.139%.

                         Gross Margins - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Gross Margins (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
0.001  to  1.000...........................                 2             $    540,453.47              0.07%
1.001  to  1.500...........................                82               46,138,405.51              6.06
1.501  to  2.000...........................               791              401,298,042.79             52.67
2.001  to  2.500...........................               261              166,651,451.45             21.87
2.501  to  3.000...........................               287              147,121,777.14             19.31
3.001  to  3.500...........................                 1                  223,150.00              0.03
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

           The weighted average Gross Margin is approximately 2.117%.


                 Indices of the Mortgage Loans - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                     Index                          Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
One-Month LIBOR............................               108            $  52,606,807.68              6.90%
Six-Month LIBOR............................               412              232,064,416.07             30.46
One-Year CMT...............................               385              215,859,799.09             28.33
One-Year LIBOR.............................               519              261,442,257.52             34.31
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

             For a description of the indices referred to above, see
                             "--The Indices" above.

                   Next Rate Adjustment Date - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Next Rate                          Number of              Principal               Scheduled
                Adjustment Date                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
May 2003...................................                95             $ 44,647,407.68              5.86%
June 2003..................................                17               10,654,537.52              1.40
July 2003..................................                 7                4,020,181.43              0.53
August 2003................................                25               11,844,558.98              1.55
September 2003.............................                75               43,959,236.03              5.77
October 2003...............................                93               54,630,157.54              7.17
November 2003..............................                46               27,663,350.00              3.63
January 2004...............................                 1                  423,499.91              0.06
February 2004..............................                 3                  690,028.42              0.09
March 2004.................................                 7                4,639,270.90              0.61
April 2004.................................                12                7,351,236.52              0.96
May 2004...................................                 4                2,310,700.00              0.30
January 2005...............................                 1                  136,965.81              0.02
August 2005................................                 1                  385,110.38              0.05
November 2005..............................                 5                3,239,005.33              0.43
December 2005..............................                 3                  714,000.00              0.09
January 2006...............................                 9                5,012,999.41              0.66
February 2006..............................                27               10,254,468.15              1.35
March 2006.................................                54               30,318,945.08              3.98
April 2006.................................                93               45,693,031.28              6.00
May 2006...................................                56               22,901,000.00              3.01
July 2007..................................                 2                1,163,425.55              0.15
October 2007...............................                 2                  967,864.99              0.13
November 2007..............................                10                5,934,001.04              0.78
December 2007..............................                14                8,851,755.13              1.16
January 2008...............................                32               17,685,555.68              2.32
February 2008..............................                63               35,799,957.30              4.70
March 2008.................................               201              109,086,551.43             14.32
April 2008.................................               181               92,271,841.16             12.11
May 2008...................................               106               58,917,382.38              7.73
January 2010...............................                10                4,635,505.21              0.61
February 2010..............................                22                9,766,748.42              1.28
March 2010.................................                59               27,244,788.47              3.58
April 2010.................................                20               11,735,287.21              1.54
May 2010...................................                10                4,528,620.00              0.59
February 2013..............................                 1                1,135,740.90              0.15
March 2013.................................                13                9,332,235.29              1.22
April 2013.................................                25               15,985,271.83              2.10
May 2013...................................                19               15,441,058.00              2.03
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

                      Initial Periodic Cap - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
           Initial Periodic Cap (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
No Cap.....................................               108            $  52,606,807.68              6.90%
0.501  to 1.000............................               250              147,174,021.50             19.31
1.501  to 2.000............................               218              113,150,784.36             14.85
2.501  to 3.000............................                 2                  955,519.69              0.13
3.501  to 4.000............................               237              114,435,015.03             15.02
4.501  to 5.000............................               609              333,651,132.10             43.79
                                                        -----             ---------------            ------
Total......................................             1,424             $761,973,280.36            100.00%
                                                        =====             ===============            ======

       The weighted average Initial Periodic Cap is approximately 3.528%.


                    Subsequent Periodic Cap - Aggregate Pool

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal               Scheduled
          Subsequent Periodic Cap (%)               Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
No Cap.....................................                108           $  52,606,807.68              6.90%
0.501  to 1.000............................                410             230,367,216.07             30.23
1.501  to 2.000............................                905             478,552,056.61             62.80
7.501  to 8.000............................                  1                 447,200.00             0.06
                                                         -----            ---------------            ------
Total......................................              1,424            $761,973,280.36            100.00%
                                                         =====            ===============            ======

      The weighted average Subsequent Periodic Cap is approximately 1.679%.


                  Rate Adjustment Frequencies - Aggregate Pool

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
           Rate Adjustment Frequency                Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------      -----------------        -----------------
Monthly....................................                108           $  52,606,807.68             6.90%
Semi-annual................................                411             230,814,416.07            30.29
Annual.....................................                905             478,552,056.61            62.80
                                                         -----            ---------------           ------
Total......................................              1,424            $761,973,280.36           100.00%
                                                         =====            ===============           ======

                          FICO Scores - Aggregate Pool

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                   FICO Score                       Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------      -----------------       -----------------
550   to   600.............................                  1            $    900,000.00             0.12%
601   to   650.............................                 31              20,523,420.91             2.69
651   to   700.............................                261             141,852,961.63            18.62
701   to   750.............................                495             258,760,663.35            33.96
751   to   800.............................                600             325,241,177.00            42.68
801   to   850.............................                 36              14,695,057.47             1.93
                                                         -----            ---------------           ------
Total......................................              1,424            $761,973,280.36           100.00%
                                                         =====            ===============           ======

              The weighted average FICO score is approximately 737.

                      Origination Channels - Aggregate Pool

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
              Origination Channel                   Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------      -----------------       -----------------
Correspondent..............................                860            $518,662,815.83            68.07%
Bulk.......................................                352             177,987,699.96            23.36
Retail.....................................                212              65,322,764.57             8.57
                                                         -----            ---------------           ------
Total......................................              1,424            $761,973,280.36           100.00%
                                                         =====            ===============           ======

                           Servicers - Aggregate Pool


                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                    Servicer                        Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------      -----------------       -----------------
Thornburg Mortgage Home Loans, Inc.........                905            $470,744,550.32            61.78%
ABN AMRO Mortgage Group, Inc...............                183              96,830,474.68            12.71
Cendant Mortgage Corporation...............                163              77,978,644.59            10.23
First Republic Bank........................                 63              60,093,354.44             7.89
Lighthouse Community Bank..................                 59              35,003,021.42             4.59
Colonial Savings F.A.......................                 51              21,323,234.91             2.80
                                                         -----            ---------------           ------
Total......................................              1,424            $761,973,280.36           100.00%
                                                         =====            ===============           ======

                          Originators - Aggregate Pool

                                                                                                  Percentage of
                                                                              Total              Mortgage Loans
                                                                            Scheduled               by Total
                                                      Number of             Principal               Scheduled
                  Originator                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------      -----------------       -----------------
Thornburg Mortgage Home Loans, Inc.........               212            $ 65,322,764.57             8.57%
ABN AMRO Mortgage Group, Inc...............               183              96,830,474.68            12.71
Cendant Mortgage Corporation...............               163              77,978,644.59            10.23
BancMortgage Financial Corp................                83              42,404,163.09             5.57
First Republic Bank........................                63              60,093,354.44             7.89
Lighthouse Community Bank..................                59              35,003,021.42             4.59
Metro-Citi Mortgage........................                55              37,368,146.94             4.90
Colonial Savings F.A.......................                51              21,323,234.91             2.80
Other......................................               555             325,649,475.72            42.74
                                                       ------           ----------------          -------
Total......................................             1,424            $761,973,280.36           100.00%
                                                       ======           ================          =======

Pool 1 Mortgage Loans

         The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust (and in Pool 1) prior to the issuance of the Offered Certificates.


              Number of Pool 1 Mortgage Loans........................................     385
              Total Scheduled Principal Balance......................................     $212,834,165
              Mortgage Rates:
                   Weighted Average..................................................     3.276%
                   Range.............................................................     2.375% to 4.500%
              Weighted Average Remaining Term to Maturity (in months)................     358

         Approximately 98.55% of the Pool 1 Mortgage Loans have original terms to stated maturity of 30 years, and no Pool 1 Mortgage Loan has an original term to stated maturity greater than 40 years.

         The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $35,300 to $4,000,000. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $552,816.

         The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 63.38%, the weighted average Effective Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is 63.36%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

         No more than approximately 3.12% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                     Original Loan-to-Value Ratios - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
               Range of Original                      Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
10.01  to   15.00..........................                 4             $  1,022,415.46              0.48%
15.01  to   20.00..........................                 3                1,869,800.00              0.88
20.01  to   25.00..........................                 3                1,376,526.48              0.65
25.01  to   30.00..........................                 9                3,340,673.94              1.57
30.01  to   35.00..........................                10                5,878,997.08              2.76
35.01  to   40.00..........................                11                8,293,481.47              3.90
40.01  to   45.00..........................                10                8,528,523.42              4.01
45.01  to   50.00..........................                13               13,034,042.29              6.12
50.01  to   55.00..........................                21               16,136,176.12              7.58
55.01  to   60.00..........................                29               18,586,360.17              8.73
60.01  to   65.00..........................                32               22,721,255.54             10.68
65.01  to   70.00..........................                41               30,299,731.95             14.24
70.01  to   75.00..........................                46               23,359,901.37             10.98
75.01  to   80.00..........................               131               53,468,817.63             25.12
80.01  to   85.00..........................                 4                  953,960.07              0.45
85.01  to   90.00..........................                10                2,658,628.49              1.25
90.01  to   95.00..........................                 8                1,304,873.45              0.61
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

   The weighted average Original Loan-to-Value Ratio is approximately 63.38%.


                   Original Effective Loan-to-Value Ratios for
                  Additional Collateral Mortgage Loans - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
   Range of Original Effective Loan-to-Value          Number of              Principal               Scheduled
                  Ratios (%)                        Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
70.01  to   80.00..........................                 1                 $350,100.00            100.00%
                                                            -                 -----------            ------
Total......................................                 1                 $350,100.00            100.00%
                                                            =                 ===========            ======

   The weighted average Original Effective Loan-to-Value Ratio for Additional
               Collateral Mortgage Loans is approximately 80.00%.

                Original Effective Loan-to-Value Ratios - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Range of Original Effective                 Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
10.01  to   20.00..........................                 7             $  2,892,215.46              1.36%
20.01  to   30.00..........................                12                4,717,200.42              2.22
30.01  to   40.00..........................                21               14,172,478.55              6.66
40.01  to   50.00..........................                23               21,562,565.71             10.13
50.01  to   60.00..........................                50               34,722,536.29             16.31
60.01  to   70.00..........................                73               53,020,987.49             24.91
70.01  to   80.00..........................               178               77,178,819.00             36.26
80.01  to   90.00..........................                13                3,262,488.56              1.53
90.01  to  100.00..........................                 8                1,304,873.45              0.61
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

         The weighted average Original Effective Loan-to-Value Ratio is approximately 63.36%.


                             Mortgage Rates - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Mortgage Rate (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
 2.001  to  2.500..........................                22             $ 18,711,252.54              8.79%
 2.501  to  3.000..........................               102               50,927,022.10             23.93
 3.001  to  3.500..........................               167               88,310,162.09             41.49
 3.501  to  4.000..........................                84               48,034,357.17             22.57
 4.001  to  4.500..........................                10                6,851,371.03              3.22
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

      The weighted average Mortgage Rate is approximately 3.276% per annum.


                       Original Terms to Maturity - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Original Maturities                 Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
300   to   359.............................                 3             $  2,049,074.45              0.96%
360   to   419.............................               379              209,752,397.69             98.55
Greater than or equal to 480...............                 3                1,032,692.79              0.49
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

   The weighted average original term to maturity is approximately 360 months.

                      Remaining Terms to Maturity - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Remaining Maturities                Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
240   to   299.............................                 1             $    144,074.45              0.07%
300   to   359.............................               317              173,491,447.69             81.51
360   to   419.............................                65               38,600,737.78             18.14
420   to   479.............................                 2                  597,905.01              0.28
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

               The weighted average remaining term to maturity is
                           approximately 358 months.


                        Geographic Distribution - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
            Geographic Distribution                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Alabama....................................                 8             $  2,243,771.64              1.05%
Arizona....................................                 5                2,449,900.00              1.15
California.................................                41               23,722,567.67             11.15
Colorado...................................                54               39,614,146.30             18.61
Connecticut................................                 5                5,812,999.99              2.73
Florida....................................                28               15,179,384.98              7.13
Georgia....................................                45               24,823,923.58             11.66
Idaho......................................                 1                  139,200.00              0.07
Illinois...................................                 1                  594,999.91              0.28
Indiana....................................                 3                  547,800.00              0.26
Maryland...................................                 4                1,945,849.99              0.91
Massachusetts..............................                 8                5,356,465.67              2.52
Michigan...................................                 2                  622,028.89              0.29
Minnesota..................................                 1                   69,500.00              0.03
Mississippi................................                 3                  894,096.77              0.42
Nevada.....................................                 3                2,255,750.00              1.06
New Hampshire..............................                 1                  255,150.00              0.12
New Jersey.................................                15               10,225,603.86              4.80
New Mexico.................................                 5                1,051,726.22              0.49
New York...................................                36               29,716,849.49             13.96
North Carolina.............................                23                8,742,814.26              4.11
Pennsylvania...............................                12                5,948,110.88              2.79
Rhode Island...............................                 1                  505,000.00              0.24
South Carolina.............................                24                8,282,768.03              3.89
Tennessee..................................                17                4,404,602.28              2.07
Texas......................................                 9                3,502,771.95              1.65
Utah.......................................                 5                3,059,633.78              1.44
Virginia...................................                20                8,678,010.82              4.08
Washington.................................                 4                1,920,500.00              0.90
Wyoming....................................                 1                  268,237.97              0.13
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

               Cut-Off Date Scheduled Principal Balances - Pool 1

                                                                                               Percentage of
                                                                              Total            Mortgage Loans
                                                                            Scheduled             by Total
              Range of Scheduled                      Number of             Principal            Scheduled
            Principal Balances ($)                  Mortgage Loans           Balance         Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
         1  to    100,000.................                11             $    856,127.63           0.40%
   100,001  to    200,000.................                58                8,667,767.92           4.07
   200,001  to    300,000.................                65               16,373,390.34           7.69
   300,001  to    400,000.................                55               18,854,313.43           8.86
   400,001  to    500,000.................                51               23,434,922.42          11.01
   500,001  to    600,000.................                29               16,145,245.75           7.59
   600,001  to    700,000.................                20               13,130,782.80           6.17
   700,001  to    800,000.................                19               14,443,205.08           6.79
   800,001  to    900,000.................                13               11,247,627.98           5.28
   900,001  to  1,000,000.................                23               22,708,854.66          10.67
 1,000,001  to  1,250,000.................                18               20,268,200.00           9.52
 1,250,001  to  1,500,000.................                 7                9,892,926.93           4.65
 1,500,001  to  1,750,000.................                 4                6,642,999.99           3.12
 1,750,001  to  2,000,000.................                 5                9,800,000.00           4.60
 2,000,001  to  2,250,000.................                 2                4,130,000.00           1.94
 2,250,001  to  2,500,000.................                 1                2,437,800.00           1.15
 2,750,001  to  3,000,000.................                 2                5,900,000.00           2.77
 3,750,001  to  4,000,000.................                 2                7,900,000.00           3.71
                                                         ---             ---------------         ------
Total.....................................               385             $212,834,164.93         100.00%
                                                         ===             ===============         ======

             The average Cut-off Date Scheduled Principal Balance is
                            approximately $552,816.


                             Property Type - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Property Type                      Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Single Family .............................               209             $119,900,966.77             56.34%
Planned Unit Development...................               113               62,031,359.76             29.14
Condominium................................                49               23,635,159.91             11.10
Cooperative................................                11                5,863,928.49              2.76
Two-to-Four Family.........................                 3                1,402,750.00              0.66
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

          Convertible Mortgage Loans/Modifiable Mortgage Loans - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Convertible Mortgage Loans/                 Number of              Principal               Scheduled
           Modifiable Mortgage Loans                Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Neither....................................               206             $116,513,148.33             54.74%%
Modifiable.................................               155               83,840,218.31             39.39
Both.......................................                24               12,480,798.29              5.86
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

                              Loan Purpose - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Loan Purpose                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Rate/Term Refinance........................               148             $ 74,507,924.26             35.01%
Cash Out Refinance.........................               126               74,379,952.11             34.95
Purchase...................................               111               63,946,288.56             30.05
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

                           Loan Documentation - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
              Loan Documentation                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Full Documentation.........................               322             $181,868,713.92             85.45%
Stated Income Documentation................                26               18,945,193.64              8.90
No Ratio Documentation.....................                11                4,702,010.83              2.21
Limited Documentation......................                11                3,981,148.65              1.87
Alternate Documentation....................                15                3,337,097.89              1.57
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

                            Occupancy Status - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
               Occupancy Status                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Primary Home...............................               308             $170,916,479.04             80.31%
Second Home................................                49               34,799,020.25             16.35
Investment.................................                28                7,118,665.64              3.34
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

                Original Prepayment Penalty Term (Years) - Pool 1


                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Original Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
None.......................................               351             $192,224,363.91             90.32%
0.001  to  1.000...........................                28               16,420,425.53              7.72
2.001  to  3.000...........................                 6                4,189,375.49              1.97
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

         The weighted average original prepayment penalty term in years (without taking into account Pool 1 Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 1.39 years.


               Remaining Prepayment Penalty Term (Years) - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Remaining Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
0.001  to  1.000...........................               379             $208,644,789.44             98.03%
2.001  to  3.000...........................                 6                4,189,375.49              1.97
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

         The weighted average remaining prepayment penalty term in years (without taking into account Pool 1 Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 1.21 years.

                             Maximum Rates - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Maximum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
  8.501  to    9.000.......................                 3             $  1,382,800.00              0.65%
  9.001  to    9.500.......................                 2                  320,574.75              0.15
  9.501  to   10.000.......................                 1                  212,000.00              0.10
10.501   to   11.000.......................               370              204,828,995.41             96.24
11.501   to   12.000.......................                 1                  861,796.12              0.40
13.001   to   13.500.......................                 1                  154,300.00              0.07
13.501   to   14.000.......................                 1                1,092,000.00              0.51
14.001   to   14.500.......................                 5                3,131,698.65              1.47
14.501   to   15.000.......................                 1                  850,000.00              0.40
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

           The weighted average Maximum Rate is approximately 11.056%.


                             Minimum Rates - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Minimum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
0.501  to   1.000..........................                 1             $    180,949.45              0.09%
1.001  to   1.500..........................                81               45,716,285.56             21.48
1.501  to   2.000..........................               122               65,576,754.95             30.81
2.001  to   2.500..........................               144               79,132,560.54             37.18
2.501  to   3.000..........................                36               22,004,464.43             10.34
3.001  to   3.500..........................                 1                  223,150.00              0.10
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

           The weighted average Minimum Rate is approximately 1.985%.

                             Gross Margins - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Gross Margins (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
0.001  to  1.000...........................                 1             $    180,949.45              0.09%
1.001  to  1.500...........................                81               45,716,285.56             21.48
1.501  to  2.000...........................               146               77,434,680.47             36.38
2.001  to  2.500...........................               146               80,207,635.00             37.69
2.501  to  3.000...........................                10                9,071,464.45              4.26
3.001  to  3.500...........................                 1                  223,150.00              0.10
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

           The weighted average Gross Margin is approximately 1.909%.


                     Indices of the Mortgage Loans - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                     Index                          Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
One-Month LIBOR............................               108             $ 52,606,807.68             24.72%
Six-Month LIBOR............................               250              147,174,021.50             69.15
One-Year CMT...............................                 1                   69,500.00              0.03
One-Year LIBOR.............................                26               12,983,835.75              6.10
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

 For a description of the indices referred to above, see "--The Indices" above.

                       Next Rate Adjustment Date - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Next Rate                          Number of              Principal               Scheduled
                Adjustment Date                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
May 2003...................................                95            $  44,647,407.68             20.98%
June 2003..................................                17               10,654,537.52              5.01
July 2003..................................                 7                4,020,181.43              1.89
August 2003................................                25               11,844,558.98              5.57
September 2003.............................                75               43,959,236.03             20.65
October 2003...............................                93               54,630,157.54             25.67
November 2003..............................                46               27,663,350.00             13.00
January 2004...............................                 1                  423,499.91              0.20
February 2004..............................                 3                  690,028.42              0.32
March 2004.................................                 7                4,639,270.90              2.18
April 2004.................................                12                7,351,236.52              3.45
May 2004...................................                 4                2,310,700.00              1.09
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

                          Initial Periodic Cap - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
           Initial Periodic Cap (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
No Cap.....................................               108             $ 52,606,807.68             24.72%
0.501  to 1.000............................               250              147,174,021.50             69.15
1.501  to 2.000............................                27               13,053,335.75              6.13
                                                          ---             ---------------            ------
Total......................................               385             $212,834,164.93            100.00%
                                                          ===             ===============            ======

       The weighted average Initial Periodic Cap is approximately 1.081%.


                        Subsequent Periodic Cap - Pool 1

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal               Scheduled
          Subsequent Periodic Cap (%)               Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
No Cap.....................................                108            $ 52,606,807.68             24.72%
0.501  to 1.000............................                249             146,726,821.50             68.94
1.501  to 2.000............................                 27              13,053,335.75              6.13
7.501  to 8.000............................                  1                 447,200.00              0.21
                                                           ---            ---------------            ------
Total......................................                385            $212,834,164.93            100.00%
                                                           ===            ===============            ======

      The weighted average Subsequent Periodic Cap is approximately 1.100%.

                      Rate Adjustment Frequencies - Pool 1

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
           Rate Adjustment Frequency                Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Monthly....................................                108            $ 52,606,807.68            24.72%
Semi-annual................................                250             147,174,021.50            69.15
Annual.....................................                 27              13,053,335.75             6.13
                                                           ---            ---------------           ------
Total......................................                385            $212,834,164.93           100.00%
                                                           ===            ===============           ======

                              FICO Scores - Pool 1

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                   FICO Score                       Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
601   to   650.............................                  4            $  1,828,000.00             0.86%
651   to   700.............................                 70              37,647,613.40            17.69
701   to   750.............................                143              75,659,342.43            35.55
751   to   800.............................                159              94,133,162.59            44.23
801   to   850.............................                  9               3,566,046.51             1.68
                                                           ---            ---------------           ------
Total......................................                385            $212,834,164.93           100.00%
                                                           ===            ===============           ======


              The weighted average FICO score is approximately 739.


                          Origination Channels - Pool 1

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
              Origination Channel                   Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Correspondent..............................                336            $195,173,174.21            91.70%
Bulk.......................................                  1                 434,787.78             0.20
Retail.....................................                 48              17,226,202.94             8.09
                                                           ---            ---------------           ------
Total......................................                385            $212,834,164.93           100.00%
                                                           ===            ===============           ======

                               Servicers - Pool 1

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                    Servicer                        Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Thornburg Mortgage Home Loans, Inc.........                367            $205,348,601.56            96.48%
Colonial Savings F.A.......................                 13               4,781,055.22             2.25
Lighthouse Community Bank..................                  5               2,704,508.15             1.27
                                                           ---            ---------------           ------
Total......................................                385            $212,834,164.93           100.00%
                                                           ===            ===============           ======

                              Originators - Pool 1

                                                                                                  Percentage of
                                                                              Total              Mortgage Loans
                                                                            Scheduled               by Total
                                                      Number of             Principal               Scheduled
                  Originator                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Thornburg Mortgage Home Loans, Inc.........                48            $ 17,226,202.94             8.09%
BancMortgage Financial Corp................                36              18,375,933.78             8.63
Metro-Citi Mortgage........................                28              17,485,820.87             8.22
Wall Street Mortgage.......................                28              28,595,600.00            13.44
National Bank of Commerce..................                27               8,763,692.65             4.12
Market Street Mortgage.....................                21               5,960,768.50             2.80
Synovus Mortgage Corp......................                14               6,350,410.95             2.98
Colonial Savings F.A.......................                13               4,781,055.22             2.25
Other......................................               170             105,294,680.02            49.47
                                                          ---            ---------------           ------
Total......................................               385            $212,834,164.93           100.00%
                                                          ===            ===============           ======

Pool 2 Mortgage Loans

         The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust (and in Pool 2) prior to the issuance of the Offered Certificates.


              Number of Pool 2 Mortgage Loans........................................     249
              Total Scheduled Principal Balance......................................     $118,655,525
              Mortgage Rates:
                   Weighted Average..................................................     4.405%
                   Range.............................................................     2.875% to 5.375%
              Weighted Average Remaining Term to Maturity (in months)................     360

         Approximately 96.47% of the Pool 2 Mortgage Loans have original terms to stated maturity of 30 years, and no Pool 2 Mortgage Loan has an original term to stated maturity greater than 40 years.

         The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $50,000 to $3,000,000. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $476,528.

         The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 64.55%, the weighted average Effective Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is 64.53%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

         No more than approximately 6.71% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                     Original Loan-to-Value Ratios - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
               Range of Original                      Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
15.01  to   20.00..........................                 1             $    600,000.00              0.51%
20.01  to   25.00..........................                 3                1,328,346.47              1.12
25.01  to   30.00..........................                 5                1,901,984.23              1.60
30.01  to   35.00..........................                 3                1,980,000.00              1.67
35.01  to   40.00..........................                 8                2,408,600.51              2.03
40.01  to   45.00..........................                 7                4,112,408.98              3.47
45.01  to   50.00..........................                 8                4,806,260.38              4.05
50.01  to   55.00..........................                24               16,363,894.66             13.79
55.01  to   60.00..........................                15                8,381,150.62              7.06
60.01  to   65.00..........................                19               11,138,264.76              9.39
65.01  to   70.00..........................                27               16,638,715.25             14.02
70.01  to   75.00..........................                34               18,274,134.00             15.40
75.01  to   80.00..........................                82               27,195,212.75             22.92
80.01  to   85.00..........................                 1                  166,000.00              0.14
85.01  to   90.00..........................                 8                2,483,559.83              2.09
90.01  to   95.00..........................                 3                  636,993.00              0.54
95.01  to  100.00..........................                 1                  240,000.00              0.20
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

   The weighted average Original Loan-to-Value Ratio is approximately 64.55%.


                   Original Effective Loan-to-Value Ratios for
                  Additional Collateral Mortgage Loans - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
   Range of Original Effective Loan-to-Value          Number of              Principal               Scheduled
                  Ratios (%)                        Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
80.01  to   90.00..........................                 1                 $240,000.00            100.00%
                                                            -                 -----------            -------
Total......................................                 1                 $240,000.00            100.00%
                                                            =                 ===========            ======

   The weighted average Original Effective Loan-to-Value Ratio for Additional
               Collateral Mortgage Loans is approximately 90.00%.

                Original Effective Loan-to-Value Ratios - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Range of Original Effective                 Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
10.01  to   20.00..........................                 1             $    600,000.00              0.51%
20.01  to   30.00..........................                 8                3,230,330.70              2.72
30.01  to   40.00..........................                11                4,388,600.51              3.70
40.01  to   50.00..........................                15                8,918,669.36              7.52
50.01  to   60.00..........................                39               24,745,045.28             20.85
60.01  to   70.00..........................                46               27,776,980.01             23.41
70.01  to   80.00..........................               116               45,469,346.75             38.32
80.01  to   90.00..........................                10                2,889,559.83              2.44
90.01  to  100.00..........................                 3                  636,993.00              0.54
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

         The weighted average Original Effective Loan-to-Value Ratio is approximately 64.53%.


                             Mortgage Rates - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Mortgage Rate (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
2.501   to  3.000..........................                 3             $  1,168,200.00              0.98%
3.001   to  3.500..........................                 8                3,859,769.95              3.25
3.501   to  4.000..........................                40               18,352,046.87             15.47
4.001   to  4.500..........................               118               51,422,175.14             43.34
4.501   to  5.000..........................                76               38,418,223.10             32.38
5.001   to  5.500..........................                 4                5,435,110.38              4.58
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

      The weighted average Mortgage Rate is approximately 4.405% per annum.


                       Original Terms to Maturity - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Original Maturities                 Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
300   to   359.............................                 2             $  1,507,615.71              1.27%
360   to   419.............................               241              114,466,106.82             96.47
Greater than or equal to 480...............                 6                2,681,802.91              2.26
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

   The weighted average original term to maturity is approximately 362 months.

                      Remaining Terms to Maturity - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Remaining Maturities                Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
300   to   359.............................               189             $ 94,125,522.53             79.33%
360   to   419.............................                54               21,848,200.00             18.41
420   to   479.............................                 4                1,629,002.91              1.37
Greater than or equal to 480...............                 2                1,052,800.00              0.89
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

  The weighted average remaining term to maturity is approximately 360 months.

                        Geographic Distribution - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
            Geographic Distribution                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Alabama....................................                 2             $    253,500.00              0.21%
Alaska.....................................                 1                  165,300.00              0.14
Arizona....................................                 4                2,249,782.24              1.90
California.................................                26               15,610,882.04             13.16
Colorado...................................                16                6,488,395.37              5.47
Connecticut................................                 6                3,894,999.99              3.28
Florida....................................                17                5,652,433.24              4.76
Georgia....................................                29               12,932,709.82             10.90
Idaho......................................                 1                  158,800.00              0.13
Illinois...................................                 8                4,152,335.48              3.50
Louisiana..................................                 1                  320,000.00              0.27
Maine......................................                 1                  302,000.00              0.25
Maryland...................................                 2                1,106,150.00              0.93
Massachusetts..............................                 5                3,199,770.83              2.70
Michigan...................................                 4                  996,612.50              0.84
Minnesota..................................                 3                1,007,100.40              0.85
Missouri...................................                 3                  312,249.99              0.26
Nebraska...................................                 1                  130,000.00              0.11
Nevada.....................................                 3                1,456,703.36              1.23
New Jersey.................................                 2                1,208,198.80              1.02
New Mexico.................................                22                9,247,966.68              7.79
New York...................................                 6                4,412,460.81              3.72
North Carolina.............................                12                5,097,637.06              4.30
Ohio.......................................                 5                1,126,206.85              0.95
Pennsylvania...............................                 4                3,117,214.60              2.63
South Carolina.............................                33               18,963,779.47             15.98
Tennessee..................................                 3                1,585,000.00              1.34
Texas......................................                10                2,742,517.68              2.31
Utah.......................................                 3                1,171,646.87              0.99
Virginia...................................                 8                3,496,010.00              2.95
Washington.................................                 4                3,072,614.90              2.59
Wisconsin..................................                 3                  774,546.46              0.65
Wyoming....................................                 1                2,250,000.00              1.90
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

               Cut-Off Date Scheduled Principal Balances - Pool 2

                                                                                               Percentage of
                                                                              Total            Mortgage Loans
                                                                            Scheduled             by Total
              Range of Scheduled                      Number of             Principal            Scheduled
            Principal Balances ($)                  Mortgage Loans           Balance         Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
         1  to     100,000.................                 8             $    673,987.33           0.57%
   100,001  to     200,000.................                47                6,966,472.19           5.87
   200,001  to     300,000.................                42               10,621,109.00           8.95
   300,001  to     400,000.................                42               15,013,375.76          12.65
   400,001  to     500,000.................                35               15,933,717.33          13.43
   500,001  to     600,000.................                20               11,349,899.93           9.57
   600,001  to     700,000.................                13                8,313,233.84           7.01
   700,001  to     800,000.................                10                7,661,850.23           6.46
   800,001  to     900,000.................                 7                6,070,280.12           5.12
   900,001  to   1,000,000.................                 7                6,908,450.00           5.82
 1,000,001  to   1,250,000.................                 5                5,855,505.33           4.93
 1,250,001  to   1,500,000.................                 4                5,892,644.38           4.97
 1,500,001  to   1,750,000.................                 4                6,420,000.00           5.41
 1,750,001  to   2,000,000.................                 3                5,725,000.00           4.82
 2,000,001  to   2,250,000.................                 1                2,250,000.00           1.90
 2,750,001  to   3,000,000.................                 1                3,000,000.00           2.53
                                                          ---             ---------------         ------
Total......................................               249             $118,655,525.44         100.00%
                                                          ===             ===============         ======

 The average Cut-off Date Scheduled Principal Balance is approximately $476,528.


                             Property Type - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Property Type                      Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ---------------        -----------------
Single Family .............................               135             $ 66,350,819.81             55.92%
Planned Unit Development...................                93               44,558,288.60             37.55
Condominium................................                16                6,093,917.03              5.14
Cooperative................................                 3                1,135,000.00              0.96
Two-to-Four Family.........................                 2                  517,500.00              0.44
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======


          Convertible Mortgage Loans/Modifiable Mortgage Loans - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Convertible Mortgage Loans/                 Number of              Principal               Scheduled
           Modifiable Mortgage Loans                Mortgage Loans            Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
Neither....................................               109            $  55,302,127.20             46.61%
Modifiable.................................               140               63,353,398.24             53.39
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

                              Loan Purpose - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Loan Purpose                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
Rate/Term Refinance........................               106            $  53,633,886.68             45.20%
Cash Out Refinance.........................                78               35,437,809.66             29.87
Purchase...................................                65               29,583,829.10             24.93
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

                           Loan Documentation - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
              Loan Documentation                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Full Documentation.........................               219            $  98,086,012.78             82.66%
Stated Income Documentation................                13               11,236,876.89              9.47
No Ratio Documentation.....................                10                6,552,285.77              5.52
Limited Documentation......................                 5                1,824,350.00              1.54
Alternate Documentation....................                 2                  956,000.00              0.81
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

                            Occupancy Status - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
               Occupancy Status                     Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Primary Home...............................               196            $  92,587,524.93             78.03%
Second Home................................                29               20,697,016.27             17.44
Investment.................................                24                5,370,984.24              4.53
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======


                Original Prepayment Penalty Term (Years) - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Original Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
None.......................................               236             $109,902,763.91             92.62%
0.001  to  1.000...........................                 1                  207,000.00              0.17
2.001  to  3.000...........................                12                8,545,761.53              7.20
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

 The weighted average original prepayment penalty term in years (without taking into account Pool 2 Mortgage Loans which do not provide for a Prepayment Penalty
                      Amount) is approximately 2.95 years.


               Remaining Prepayment Penalty Term (Years) - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Remaining Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
0.001  to  1.000...........................               237             $110,109,763.91             92.80%
2.001  to  3.000...........................                12                8,545,761.53              7.20
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

The weighted average remaining prepayment penalty term in years (without taking into account Pool 2 Mortgage Loans which do not provide for a Prepayment Penalty
                      Amount) is approximately 2.81 years.

                             Maximum Rates - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Maximum Rates (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
  7.501  to    8.000.......................                 3            $   1,168,200.00              0.98%
  8.001  to    8.500.......................                 6                3,321,650.00              2.80
  8.501  to    9.000.......................                39               16,228,666.82             13.68
  9.001  to    9.500.......................               114               49,871,394.29             42.03
  9.501  to   10.000.......................                76               38,175,685.22             32.17
 10.001  to   10.500.......................                 9                7,656,391.23              6.45
 10.501  to   11.000.......................                 2                2,233,537.88              1.88
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

           The weighted average Maximum Rate is approximately 9.468%.


                             Minimum Rates - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Minimum Rates (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
1.001  to   1.500..........................                 1             $    422,119.95              0.36%
1.501  to   2.000..........................               211               97,705,072.93             82.34
2.001  to   2.500..........................                27               15,888,058.63             13.39
2.501  to   3.000..........................                10                4,640,273.93              3.91
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

           The weighted average Minimum Rate is approximately 1.985%.


                             Gross Margins - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Gross Margins (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
1.001  to  1.500...........................                 1             $    422,119.95              0.36%
1.501  to  2.000...........................               211               97,705,072.93             82.34
2.001  to  2.500...........................                27               15,888,058.63             13.39
2.501  to  3.000...........................                10                4,640,273.93              3.91
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

           The weighted average Gross Margin is approximately 1.985%.

                     Indices of the Mortgage Loans - Pool 2

                                                                                                   Percentage of
                                                                                Total             Mortgage Loans
                                                                              Scheduled              by Total
                                                       Number of              Principal              Scheduled
                     Index                           Mortgage Loans            Balance           Principal Balance
------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR............................                 37            $  17,061,147.76            14.38%
One-Year CMT...............................                 34               16,836,152.51            14.19
One-Year LIBOR.............................                178               84,758,225.17            71.43
                                                           ---             ---------------           ------
Total......................................                249             $118,655,525.44           100.00%
                                                           ===             ===============           ======

 For a description of the indices referred to above, see "--The Indices" above.


                       Next Rate Adjustment Date - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Next Rate                          Number of              Principal               Scheduled
                Adjustment Date                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
January 2005...............................                 1             $    136,965.81              0.12%
August 2005................................                 1                  385,110.38              0.32
November 2005..............................                 5                3,239,005.33              2.73
December 2005..............................                 3                  714,000.00              0.60
January 2006...............................                 9                5,012,999.41              4.22
February 2006..............................                27               10,254,468.15              8.64
March 2006.................................                54               30,318,945.08             25.55
April 2006.................................                93               45,693,031.28             38.51
May 2006...................................                56               22,901,000.00             19.30
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======



                          Initial Periodic Cap - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
           Initial Periodic Cap (%)                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
1.501  to 2.000............................                 7             $  2,972,973.93              2.51%
3.501  to 4.000............................               237              114,435,015.03             96.44
4.501  to 5.000............................                 5                1,247,536.48              1.05
                                                          ---             ---------------            ------
Total......................................               249             $118,655,525.44            100.00%
                                                          ===             ===============            ======

       The weighted average Initial Periodic Cap is approximately 3.960%.

                        Subsequent Periodic Cap - Pool 2

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal               Scheduled
          Subsequent Periodic Cap (%)               Mortgage Loans            Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
0.501  to 1.000............................                 36            $ 15,811,147.76             13.33%
1.501  to 2.000............................                213             102,844,377.68             86.67
                                                           ---            ---------------            ------
Total......................................                249            $118,655,525.44            100.00%
                                                           ===            ===============            ======

     The weighted average Subsequent Periodic Cap is approximately 1.867%.


                      Rate Adjustment Frequencies - Pool 2

                                                                                                      Percentage of
                                                                                  Total               Mortgage Loans
                                                                                Scheduled                by Total
                                                        Number of               Principal               Scheduled
            Rate Adjustment Frequency                 Mortgage Loans             Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
Semi-annual................................                  36             $ 15,811,147.76              13.33%
Annual.....................................                 213              102,844,377.68              86.67
                                                            ---             ---------------             ------
Total......................................                 249             $118,655,525.44             100.00%
                                                            ===             ===============             ======


                              FICO Scores - Pool 2

                                                                                                      Percentage of
                                                                                  Total               Mortgage Loans
                                                                                Scheduled                by Total
                                                        Number of               Principal               Scheduled
                   FICO Score                         Mortgage Loans             Balance            Principal Balance
-------------------------------------------------------------------------------------------------------------------
601   to   650.............................                   4             $  4,050,000.00               3.41%
651   to   700.............................                  62               28,462,577.53              23.99
701   to   750.............................                  82               37,439,730.61              31.55
751   to   800.............................                  97               47,042,467.14              39.65
801   to   850.............................                   4                1,660,750.16               1.40
                                                           ----             ---------------             ------
Total......................................                 249             $118,655,525.44             100.00%
                                                            ===             ===============             ======

             The weighted average FICO score is approximately 732.

                          Origination Channels - Pool 2

                                                                                                      Percentage of
                                                                                  Total               Mortgage Loans
                                                                                Scheduled                by Total
                                                        Number of               Principal               Scheduled
               Origination Channel                    Mortgage Loans             Balance            Principal Balance
---------------------------------------------------------------------------------------------------------------------
Correspondent..............................                 175             $ 96,226,830.93              81.10%
Bulk.......................................                   9                3,854,505.74               3.25
Retail.....................................                  65               18,574,188.77              15.65
                                                            ---             ---------------             ------
Total......................................                 249             $118,655,525.44             100.00%
                                                            ===             ===============             ======


                               Servicers - Pool 2

                                                                                                      Percentage of
                                                                                  Total               Mortgage Loans
                                                                                Scheduled                by Total
                                                        Number of               Principal               Scheduled
                    Servicer                          Mortgage Loans             Balance            Principal Balance
---------------------------------------------------------------------------------------------------------------------
Thornburg Mortgage Home Loans, Inc.........                 189             $ 84,161,003.17              70.93%
Lighthouse Community Bank..................                  29               17,965,379.48              15.14
Colonial Savings F.A.......................                  17                6,134,347.86               5.17
Cendant Mortgage Corporation...............                   8                3,333,294.93               2.81
First Republic Bank........................                   6                7,061,500.00               5.95
                                                            ---             ---------------             ------
Total......................................                 249             $118,655,525.44             100.00%
                                                            ===             ===============             ======


                              Originators - Pool 2

                                                                                                       Percentage of
                                                                                  Total               Mortgage Loans
                                                                                Scheduled                by Total
                                                        Number of               Principal                Scheduled
                   Originator                         Mortgage Loans             Balance             Principal Balance
----------------------------------------------------------------------------------------------------------------------
Thornburg Mortgage Home Loans, Inc.........                  65             $ 18,574,188.77              15.65%
Lighthouse Community Bank..................                  29               17,965,379.48              15.14
Colonial Savings F.A.......................                  17                6,134,347.86               5.17
BancMortgage Financial Corp................                  15                9,872,184.23               8.32
SunAmerica Mortgage Corporation............                   9                1,783,500.00               1.50
Cendant Mortgage Corporation...............                   8                3,333,294.93               2.81
SouthStar Funding, LLC.....................                   8                1,921,226.77               1.62
First Horizon Home Loan Corporation........                   7                3,282,685.77               2.77
Other......................................                  91               55,788,717.63              47.02
                                                            ---             ---------------             ------
Total......................................                 249             $118,655,525.44             100.00%
                                                            ===             ===============             ======

Pool 3 Mortgage Loans

         The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 3 Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust (and in Pool 3) prior to the issuance of the Offered Certificates.

Number of Pool 3 Mortgage Loans...............................  611
Total Scheduled Principal Balance.............................  $330,678,335
Mortgage Rates:
     Weighted Average.........................................  5.026%
     Range....................................................  3.500% to 5.990%
Weighted Average Remaining Term to Maturity (in months).......  359

         Approximately 98.79% of the Pool 3 Mortgage Loans have original terms to stated maturity of 30 years, and no Pool 3 Mortgage Loan has an original term to stated maturity greater than 40 years.

         The Scheduled Principal Balances of the Pool 3 Mortgage Loans range from approximately $73,350 to $2,625,000. The Pool 3 Mortgage Loans have an average Scheduled Principal Balance of approximately $541,208.

         The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 66.42%, the weighted average Effective Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is 66.33%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

         No more than approximately 1.96% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 3 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                     Original Loan-to-Value Ratios - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
               Range of Original                      Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
---------------------------------------------------------------------------------------------------------------------
15.01  to   20.00..........................                 5             $  2,521,059.72              0.76%
20.01  to   25.00..........................                 4                3,803,591.89              1.15
25.01  to   30.00..........................                10                3,609,117.61              1.09
30.01  to   35.00..........................                 9                3,845,081.15              1.16
35.01  to   40.00..........................                 8                5,678,482.76              1.72
40.01  to   45.00..........................                22               13,904,955.22              4.20
45.01  to   50.00..........................                25               14,751,937.50              4.46
50.01  to   55.00..........................                25               14,458,938.17              4.37
55.01  to   60.00..........................                43               32,431,018.80              9.81
60.01  to   65.00..........................                43               30,434,362.53              9.20
65.01  to   70.00..........................                66               45,583,537.36             13.78
70.01  to   75.00..........................               103               55,714,887.44             16.85
75.01  to   80.00..........................               215               92,268,937.47             27.90
80.01  to   85.00..........................                 6                2,532,346.53              0.77
85.01  to   90.00..........................                20                7,024,796.81              2.12
90.01  to   95.00..........................                 6                1,191,447.48              0.36
95.01  to  100.00..........................                 1                  923,836.22              0.28
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

   The weighted average Original Loan-to-Value Ratio is approximately 66.42%.


                   Original Effective Loan-to-Value Ratios for
                  Additional Collateral Mortgage Loans - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
   Range of Original Effective Loan-to-Value          Number of              Principal               Scheduled
                  Ratios (%)                        Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
60.01  to   70.00..........................                 1               $  923,836.22             82.67%
70.01  to   80.00..........................                 1                  193,720.48             17.33
                                                            -               -------------            ------
Total......................................                 2               $1,117,556.70            100.00%
                                                            =               =============            ======

   The weighted average Original Effective Loan-to-Value Ratio for Additional
               Collateral Mortgage Loans is approximately 71.73%.

                Original Effective Loan-to-Value Ratios - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Range of Original Effective                 Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
10.01  to   20.00..........................                 5             $  2,521,059.72              0.76%
20.01  to   30.00..........................                14                7,412,709.50              2.24
30.01  to   40.00..........................                17                9,523,563.91              2.88
40.01  to   50.00..........................                47               28,656,892.72              8.67
50.01  to   60.00..........................                68               46,889,956.97             14.18
60.01  to   70.00..........................               110               76,941,736.11             23.27
70.01  to   80.00..........................               319              148,177,545.39             44.81
80.01  to   90.00..........................                26                9,557,143.34              2.89
90.01  to  100.00..........................                 5                  997,727.00             0.30
                                                          ---             ----------------           ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

  The weighted average Original Effective Loan-to-Value Ratio is approximately
                                    66.33%.


                             Mortgage Rates - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Mortgage Rate (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
3.001   to  3.500..........................                 3             $  1,935,771.57              0.59%
3.501   to  4.000..........................                12                6,275,420.48              1.90
4.001   to  4.500..........................                62               34,546,461.77             10.45
4.501   to  5.000..........................               234              130,031,951.28             39.32
5.001   to  5.500..........................               258              130,794,709.20             39.55
5.501   to  6.000..........................                42               27,094,020.36              8.19
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

     The weighted average Mortgage Rate is approximately 5.026% per annum.


                       Original Terms to Maturity - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Original Maturities                 Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
---------------------------------------------------------------------------------------------------------------------
360   to   419.............................               604             $326,680,913.57             98.79%
Greater than or equal to 480...............                 7                3,997,421.09              1.21
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

  The weighted average original term to maturity is approximately 361 months.

                      Remaining Terms to Maturity - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Remaining Maturities                Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
---------------------------------------------------------------------------------------------------------------------
300   to   359.............................               499             $268,636,257.56             81.24%
360   to   419.............................               106               58,712,077.10             17.76
420   to   479.............................                 6                3,330,000.00              1.01
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

  The weighted average remaining term to maturity is approximately 359 months.

                        Geographic Distribution - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
            Geographic Distribution                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Alabama....................................                 3             $    865,000.00              0.26%
Alaska.....................................                 1                  208,000.00              0.06
Arizona....................................                10                3,910,774.58              1.18
Arkansas...................................                 2                  547,940.76              0.17
California.................................               166              110,545,310.75             33.43
Colorado...................................                37               23,105,164.65              6.99
Connecticut................................                14                9,874,408.61              2.99
District of Columbia.......................                 2                  579,292.35              0.18
Florida....................................                36               14,869,734.60              4.50
Georgia....................................                33               13,197,035.11              3.99
Hawaii.....................................                 2                2,480,481.22              0.75
Illinois...................................                28               16,266,857.62              4.92
Indiana....................................                 6                3,340,437.98              1.01
Louisiana..................................                 1                1,566,115.97              0.47
Maine......................................                 1                  373,549.53              0.11
Maryland...................................                15                4,027,366.88              1.22
Massachusetts..............................                18                7,038,291.01              2.13
Michigan...................................                 9                3,848,527.54              1.16
Minnesota..................................                 5                3,540,718.30              1.07
Mississippi................................                 1                  193,300.00              0.06
Missouri...................................                 3                1,144,032.70              0.35
Montana....................................                 1                  542,407.27              0.16
Nevada.....................................                 3                2,346,971.89              0.71
New Jersey.................................                14                8,985,519.62              2.72
New Mexico.................................                29               10,067,957.88              3.04
New York...................................                33               19,656,623.08              5.94
North Carolina.............................                13                5,701,814.26              1.72
Ohio.......................................                 6                1,974,052.89              0.60
Oklahoma...................................                 1                  171,500.00              0.05
Oregon.....................................                 4                1,531,204.74              0.46
Pennsylvania...............................                10                6,429,562.22              1.94
Rhode Island...............................                 1                1,100,000.00              0.33
South Carolina.............................                30               15,027,562.73              4.54
South Dakota...............................                 1                  438,865.06              0.13
Tennessee..................................                 5                1,963,012.22              0.59
Texas......................................                16                7,748,365.73              2.34
Utah.......................................                 4                2,275,599.38              0.69
Virginia...................................                22               10,141,073.00              3.07
Washington.................................                23               11,982,079.42              3.62
Wisconsin..................................                 2                1,071,823.11              0.32
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

               Cut-Off Date Scheduled Principal Balances - Pool 3

                                                                                               Percentage of
                                                                              Total            Mortgage Loans
                                                                            Scheduled             by Total
              Range of Scheduled                      Number of             Principal            Scheduled
            Principal Balances ($)                  Mortgage Loans           Balance         Principal Balance
--------------------------------------------------------------------------------------------------------------
         1  to     100,000.................                 9             $    798,780.60           0.24%
   100,001  to     200,000.................                54                8,032,904.70           2.43
   200,001  to     300,000.................                48               12,044,793.54           3.64
   300,001  to     400,000.................               126               45,777,956.26          13.84
   400,001  to     500,000.................               123               55,044,729.01          16.65
   500,001  to     600,000.................                72               39,354,128.00          11.90
   600,001  to     700,000.................                60               38,635,351.82          11.68
   700,001  to     800,000.................                23               17,459,056.30           5.28
   800,001  to     900,000.................                18               15,400,552.40           4.66
   900,001  to   1,000,000.................                34               33,320,840.27          10.08
 1,000,001  to   1,250,000.................                17               19,114,699.17           5.78
 1,250,001  to   1,500,000.................                10               13,807,000.00           4.18
 1,500,001  to   1,750,000.................                 9               14,514,715.97           4.39
 1,750,001  to   2,000,000.................                 4                7,764,400.00           2.35
 2,000,001  to   2,250,000.................                 1                2,033,426.62           0.61
 2,250,001  to   2,500,000.................                 2                4,950,000.00           1.50
 2,500,001  to   2,750,000.................                 1                2,625,000.00           0.79
                                                          ---             ---------------         ------
Total......................................               611             $330,678,334.66         100.00%
                                                          ===             ===============         ======

The average Cut-off Date Scheduled Principal Balance is approximately $541,208.


                             Property Type - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Property Type                      Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Single Family .............................               376             $204,214,873.66             61.76%
Planned Unit Development...................               150               81,028,719.64             24.50
Condominium................................                64               32,141,476.74              9.72
Cooperative................................                13                7,003,912.33              2.12
Two-to-Four Family.........................                 8                6,289,352.29              1.90
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======


          Convertible Mortgage Loans/Modifiable Mortgage Loans - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Convertible Mortgage Loans/                 Number of              Principal               Scheduled
           Modifiable Mortgage Loans                Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Neither....................................               399             $224,429,196.28             67.87%
Modifiable.................................               211              105,884,138.38             32.02
Both.......................................                 1                  365,000.00             0.11
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

                              Loan Purpose - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Loan Purpose                       Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Rate/Term Refinance........................               247             $130,480,307.40             39.46%
Purchase...................................               191              110,573,295.75             33.44
Cash Out Refinance.........................               173               89,624,731.51             27.10
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======


                           Loan Documentation - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
              Loan Documentation                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Full Documentation.........................               575             $311,795,770.95             94.29%
Stated Income Documentation................                17                9,343,323.92              2.83
Limited Documentation......................                13                5,180,624.00              1.57
No Ratio Documentation.....................                 4                2,698,615.79              0.82
Alternate Documentation....................                 2                1,660,000.00              0.50
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======


                            Occupancy Status - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
               Occupancy Status                     Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Primary Home...............................               531             $285,381,016.69             86.30%
Second Home................................                50               34,815,772.43             10.53
Investment.................................                30               10,481,545.54              3.17
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

                Original Prepayment Penalty Term (Years) - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Original Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
None.......................................               576             $296,036,694.78             89.52%
0.001  to  1.000...........................                 5                5,518,872.33              1.67
2.001  to  3.000...........................                18               18,338,016.67              5.55
4.001  to  5.000...........................                12               10,784,750.88              3.26
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

 The weighted average original prepayment penalty term in years (without taking into account Pool 3 Mortgage Loans which do not provide for a Prepayment Penalty
                      Amount) is approximately 3.30 years.


               Remaining Prepayment Penalty Term (Years) - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Remaining Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
0.001  to  1.000...........................             581             $301,555,567.11              91.19%
2.001  to  3.000...........................              18               18,338,016.67               5.55
4.001  to  5.000...........................              12               10,784,750.88               3.26
                                                        ---             ---------------             ------
Total......................................             611             $330,678,334.66             100.00%
                                                        ===             ===============             ======

The weighted average remaining prepayment penalty term in years (without taking into account Pool 3 Mortgage Loans which do not provide for a Prepayment Penalty
                      Amount) is approximately 3.17 years.


                             Maximum Rates - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Maximum Rates (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
  8.001  to    8.500.......................                 3             $  1,935,771.57              0.59%
  8.501  to    9.000.......................                11                6,081,700.00              1.84
  9.001  to    9.500.......................                62               34,380,678.23             10.40
  9.501  to   10.000.......................               234              129,495,916.14             39.16
 10.001  to   10.500.......................               259              131,690,248.36             39.82
 10.501  to   11.000.......................                42               27,094,020.36              8.19
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

          The weighted average Maximum Rate is approximately 10.031%.

                             Minimum Rates - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Minimum Rates (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
0.501  to   1.000..........................                 1             $    359,504.02              0.11%
1.501  to   2.000..........................               340              180,297,668.86             54.52
2.001  to   2.500..........................                45               35,187,862.93             10.64
2.501  to   3.000..........................               223              113,999,983.75             34.47
3.001  to   3.500..........................                 1                  384,755.96              0.12
3.501  to   4.000..........................                 1                  448,559.14              0.14
                                                          ---             ----------------           ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

           The weighted average Minimum Rate is approximately 2.246%.


                             Gross Margins - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Gross Margins (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
0.001  to  1.000...........................                 1             $    359,504.02              0.11%
1.501  to  2.000...........................               341              180,502,622.30             54.59
2.001  to  2.500...........................                44               34,982,909.49             10.58
2.501  to  3.000...........................               225              114,833,298.85             34.73
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

           The weighted average Gross Margin is approximately 2.244%.


                     Indices of the Mortgage Loans - Pool 3

                                                                                                   Percentage of
                                                                                Total             Mortgage Loans
                                                                              Scheduled              by Total
                                                       Number of              Principal              Scheduled
                     Index                           Mortgage Loans            Balance           Principal Balance
------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR............................                 62            $  37,745,596.82            11.41%
One-Year CMT...............................                265              145,444,558.34            43.98
One-Year LIBOR.............................                284              147,488,179.50            44.60
                                                           ---             ---------------           ------
Total......................................                611             $330,678,334.66           100.00%
                                                           ===             ===============           ======

 For a description of the indices referred to above, see "--The Indices" above.

                       Next Rate Adjustment Date - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Next Rate                          Number of              Principal               Scheduled
                Adjustment Date                     Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
July 2007..................................                 2             $  1,163,425.55              0.35%
October 2007...............................                 2                  967,864.99              0.29
November 2007..............................                10                5,934,001.04              1.79
December 2007..............................                14                8,851,755.13              2.68
January 2008...............................                32               17,685,555.68              5.35
February 2008..............................                63               35,799,957.30             10.83
March 2008.................................               201              109,086,551.43             32.99
April 2008.................................               181               92,271,841.16             27.90
May 2008...................................               106               58,917,382.38             17.82
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======


                          Initial Periodic Cap - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
           Initial Periodic Cap (%)                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
0.501  to 2.000............................               184             $ 97,124,474.68             29.37%
2.501  to 3.000............................                 2                  955,519.69              0.29
4.501  to 5.000............................               425              232,598,340.29             70.34
                                                          ---             ---------------            ------
Total......................................               611             $330,678,334.66            100.00%
                                                          ===             ===============            ======

       The weighted average Initial Periodic Cap is approximately 4.113%.


                        Subsequent Periodic Cap - Pool 3

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal               Scheduled
          Subsequent Periodic Cap (%)               Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
0.501  to 1.000............................                 62           $  37,745,596.82             11.41%
1.501  to 2.000............................                549             292,932,737.84             88.59
                                                           ---            ---------------            ------
Total......................................                611            $330,678,334.66            100.00%
                                                           ===            ===============            ======

     The weighted average Subsequent Periodic Cap is approximately 1.886%.

                      Rate Adjustment Frequencies - Pool 3

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
           Rate Adjustment Frequency                Mortgage Loans            Balance           Principal Balance
-----------------------------------------------------------------------------------------------------------------
Semi-annual................................                 62            $ 37,745,596.82            11.41%
Annual.....................................                549             292,932,737.84            88.59
                                                           ---            ---------------           ------
Total......................................                611            $330,678,334.66           100.00%
                                                           ===            ===============           ======


                              FICO Scores - Pool 3

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                   FICO Score                       Mortgage Loans            Balance           Principal Balance
-----------------------------------------------------------------------------------------------------------------
601    to  650.............................                20            $ 13,316,663.77               4.03%
651    to  700.............................               111              64,860,840.39              19.61
701    to  750.............................               214             116,984,635.60              35.38
751    to  800.............................               250             128,829,974.83              38.96
801    to  850.............................                16               6,686,220.07               2.02
                                                          ---            ---------------             ------
Total......................................               611            $330,678,334.66             100.00%
                                                          ===            ===============             ======

             The weighted average FICO score is approximately 734.


                          Origination Channels - Pool 3

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
              Origination Channel                   Mortgage Loans            Balance           Principal Balance
-----------------------------------------------------------------------------------------------------------------
Correspondent..............................                287            $178,793,337.43            54.07%
Bulk.......................................                241             126,845,816.54            38.36
Retail.....................................                 83              25,039,180.69             7.57
                                                           ---            ---------------           ------
Total......................................                611            $330,678,334.66           100.00%
                                                           ===            ===============           ======

                               Servicers - Pool 3

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                    Servicer                        Mortgage Loans            Balance           Principal Balance
-----------------------------------------------------------------------------------------------------------------
Thornburg Mortgage Home Loans, Inc.........                311            $163,409,273.11            49.42%
ABN AMRO Mortgage Group, Inc...............                183              96,830,474.68            29.28
Cendant Mortgage Corporation...............                 54              27,792,759.76             8.40
Lighthouse Community Bank..................                 23              12,753,233.79             3.86
Colonial Savings F.A.......................                 21              10,407,831.83             3.15
First Republic Bank........................                 19              19,484,761.49             5.89
                                                           ---            ---------------           ------
Total......................................                611            $330,678,334.66           100.00%
                                                           ===            ===============           ======


                              Originators - Pool 3

                                                                                                  Percentage of
                                                                              Total              Mortgage Loans
                                                                            Scheduled               by Total
                                                      Number of             Principal               Scheduled
                  Originator                       Mortgage Loans            Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------
ABN AMRO Mortgage Group, Inc...............               183            $ 96,830,474.68            29.28%
Thornburg Mortgage Home Loans, Inc.........                83              25,039,180.69             7.57
Cendant Mortgage Corporation...............                54              27,792,759.76             8.40
BancMortgage Financial Corp................                30              13,120,045.08             3.97
Lighthouse Community Bank..................                23              12,753,233.79             3.86
Colonial Savings F.A.......................                21              10,407,831.83             3.15
Metro-Citi Mortgage........................                21              15,805,585.17             4.78
First Republic Bank........................                19              19,484,761.49             5.89
Other......................................               177             109,444,462.17            33.10
                                                          ---            ---------------           ------
Total......................................               611            $330,678,334.66           100.00%
                                                          ===            ===============           ======

Pool 4 Mortgage Loans

         The Pool 4 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 4 Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust (and in Pool 4) prior to the issuance of the Offered Certificates.

Number of Pool 4 Mortgage Loans...............................  179
Total Scheduled Principal Balance.............................  $99,805,255
Mortgage Rates:
     Weighted Average.........................................  5.465%
     Range....................................................  4.550% to 6.250%
Weighted Average Remaining Term to Maturity (in months).......  358

         Approximately 100% of the Pool 4 Mortgage Loans have original terms to stated maturity of 30 years, and no Pool 4 Mortgage Loan has an original term to stated maturity greater than 40 years.

         The Scheduled Principal Balances of the Pool 4 Mortgage Loans range from approximately $52,261 to $1,995,000. The Pool 4 Mortgage Loans have an average Scheduled Principal Balance of approximately $557,571.

         The weighted average Loan-to-Value Ratio at origination of the Pool 4 Mortgage Loans is approximately 59.36%, the weighted average Effective Loan-to-Value Ratio at origination of the Pool 4 Mortgage Loans is 59.28%, and no Pool 4 Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

         No more than approximately 4.56% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 4 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                     Original Loan-to-Value Ratios - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
               Range of Original                      Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
15.01  to   20.00..........................                 3              $ 1,799,652.07              1.80%
20.01  to   25.00..........................                 3                3,175,000.00              3.18
25.01  to   30.00..........................                 7                2,868,670.00              2.87
30.01  to   35.00..........................                 6                5,135,662.74              5.15
35.01  to   40.00..........................                 9                5,193,352.76              5.20
40.01  to   45.00..........................                 7                4,408,164.90              4.42
45.01  to   50.00..........................                10                6,164,435.11              6.18
50.01  to   55.00..........................                13                7,148,148.31              7.16
55.01  to   60.00..........................                14                7,300,340.73              7.31
60.01  to   65.00..........................                20               12,896,885.48             12.92
65.01  to   70.00..........................                24               12,702,076.90             12.73
70.01  to   75.00..........................                16                9,834,246.46              9.85
75.01  to   80.00..........................                39               18,821,235.22             18.86
80.01  to   85.00..........................                 3                1,085,707.17              1.09
85.01  to   90.00..........................                 2                  642,621.14              0.64
90.01  to   95.00..........................                 2                  469,456.34              0.47
95.01  to  100.00..........................                 1                  159,600.00              0.16
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

   The weighted average Original Loan-to-Value Ratio is approximately 59.36%.


                   Original Effective Loan-to-Value Ratios for
                  Additional Collateral Mortgage Loans - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
   Range of Original Effective Loan-to-Value          Number of              Principal               Scheduled
                  Ratios (%)                        Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
50.00......................................                 1                 $159,600.00            100.00
                                                            -                 -----------            ------
Total......................................                 1                 $159,600.00            100.00%
                                                            =                 ===========            ======

   The weighted average Original Effective Loan-to-Value Ratio for Additional
               Collateral Mortgage Loans is approximately 50.00%.

                Original Effective Loan-to-Value Ratios - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Range of Original Effective                 Number of              Principal               Scheduled
           Loan-to-Value Ratios (%)                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
10.01  to   20.00..........................                 3              $ 1,799,652.07              1.80%
20.01  to   30.00..........................                10                6,043,670.00              6.06
30.01  to   40.00..........................                15               10,329,015.50             10.35
40.01  to   50.00..........................                18               10,732,200.01             10.75
50.01  to   60.00..........................                27               14,448,489.04             14.48
60.01  to   70.00..........................                44               25,598,962.38             25.65
70.01  to   80.00..........................                55               28,655,481.68             28.71
80.01  to   90.00..........................                 5                1,728,328.31              1.73
90.01  to  100.00..........................                 2                  469,456.34              0.47
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

  The weighted average Original Effective Loan-to-Value Ratio is approximately
                                    59.28%.


                             Mortgage Rates - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Mortgage Rate (%)                    Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
 4.501  to  5.000..........................                15              $10,285,843.51             10.31%
 5.001  to  5.500..........................                82               48,533,683.92             48.63
 5.501  to  6.000..........................                75               37,474,459.39             37.55
 6.001  to  6.500..........................                 7                3,511,268.51              3.52
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

     The weighted average Mortgage Rate is approximately 5.465% per annum.


                       Original Terms to Maturity - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Original Maturities                 Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
360 to 419.................................               179              $99,805,255.33            100.00%
                                                          ---              --------------            -------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

  The weighted average original term to maturity is approximately 360 months.

                      Remaining Terms to Maturity - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Range of Remaining Maturities                Number of              Principal               Scheduled
                   (months)                         Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
300 to 359.................................               150              $79,835,577.33             79.99%
360 to 419.................................                29               19,969,678.00             20.01
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

  The weighted average remaining term to maturity is approximately 358 months.

                        Geographic Distribution - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
            Geographic Distribution                 Mortgage Loans            Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
Alabama....................................                 2              $   788,599.37              0.79%
Arkansas...................................                 1                   83,200.00              0.08
California.................................                57               42,447,774.10             42.53
Colorado...................................                 3                  822,910.69              0.82
Connecticut................................                 6                2,936,669.11              2.94
Delaware...................................                 2                  678,540.00              0.68
District of Columbia.......................                 1                  340,935.00              0.34
Florida....................................                12                5,026,100.57              5.04
Georgia....................................                 5                2,456,500.00              2.46
Hawaii.....................................                 1                1,135,740.90              1.14
Illinois...................................                 3                1,297,283.65              1.30
Indiana....................................                 1                  777,500.00              0.78
Maine......................................                 2                1,170,990.70              1.17
Maryland...................................                 6                2,177,399.26              2.18
Massachusetts..............................                 9                4,806,380.60              4.82
Minnesota..................................                 6                2,972,879.95              2.98
New Hampshire..............................                 1                  103,133.00              0.10
New Jersey.................................                 8                4,250,874.34              4.26
New Mexico.................................                 5                1,847,700.00              1.85
New York...................................                13                7,431,973.26              7.45
North Carolina.............................                 4                1,310,903.90              1.31
Oregon.....................................                 2                  785,455.46              0.79
Pennsylvania...............................                 4                2,054,996.95              2.06
South Carolina.............................                 3                1,954,900.00              1.96
Tennessee..................................                 1                  350,270.00              0.35
Texas......................................                 4                1,322,477.42              1.33
Utah.......................................                 2                  753,331.28              0.75
Virginia...................................                12                6,608,821.37              6.62
Washington.................................                 3                1,111,014.45              1.11
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

               Cut-Off Date Scheduled Principal Balances - Pool 4

                                                                                               Percentage of
                                                                              Total            Mortgage Loans
                                                                            Scheduled             by Total
              Range of Scheduled                      Number of             Principal            Scheduled
            Principal Balances ($)                  Mortgage Loans           Balance         Principal Balance
-------------------------------------------         --------------       ----------------    -----------------
         1  to     100,000.................                 7              $   593,954.12           0.60%
   100,001  to     200,000.................                13                2,053,741.73           2.06
   200,001  to     300,000.................                 7                1,857,703.68           1.86
   300,001  to     400,000.................                43               15,779,747.73          15.81
   400,001  to     500,000.................                29               13,426,784.01          13.45
   500,001  to     600,000.................                27               15,351,428.61          15.38
   600,001  to     700,000.................                13                8,345,761.01           8.36
   700,001  to     800,000.................                14               10,640,500.00          10.66
   800,001  to     900,000.................                 4                3,460,000.00           3.47
   900,001  to   1,000,000.................                 7                6,932,532.87           6.95
 1,000,001  to   1,250,000.................                 6                6,686,990.90           6.70
 1,250,001  to   1,500,000.................                 5                7,201,110.67           7.22
 1,500,001  to   1,750,000.................                 1                1,600,000.00           1.60
 1,750,001  to   2,000,000.................                 3                5,875,000.00           5.89
                                                          ---              --------------         ------
     Total.................................               179              $99,805,255.33         100.00%
                                                          ===              ==============         ======

 The average Cut-off Date Scheduled Principal Balance is approximately $557,571.



                             Property Type - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Property Type                      Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------        ----------------       -----------------
Single Family .............................               106              $60,541,340.33             60.66%
Planned Unit Development...................                45               24,383,224.69             24.43
Condominium................................                12                8,963,972.56              8.98
Cooperative................................                12                4,031,984.75              4.04
Two-to-Four Family.........................                 4                1,884,733.00              1.89
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

          Convertible Mortgage Loans/Modifiable Mortgage Loans - Pool 4


                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Convertible Mortgage Loans/                 Number of              Principal               Scheduled
           Modifiable Mortgage Loans                Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
Neither....................................               150              $86,912,733.16             87.08%
Modifiable.................................                29               12,892,522.17             12.92
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

                              Loan Purpose - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
                 Loan Purpose                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
Rate/Term Refinance........................                77              $41,499,618.87             41.58%
Purchase...................................                55               29,223,934.32             29.28
Cash Out Refinance.........................                47               29,081,702.14             29.14
                                                          ---             ---------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

                           Loan Documentation - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
              Loan Documentation                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
Full Documentation.........................               140              $80,142,485.67             80.30%
Stated Income Documentation................                20                8,934,505.14              8.95
No Income Verification.....................                10                6,153,406.15              6.17
Alternate Documentation....................                 8                3,934,858.37              3.94
No Ratio Documentation.....................                 1                  640,000.00              0.64
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

                            Occupancy Status - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
               Occupancy Status                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
Primary Home...............................               159              $91,016,253.90             91.19%
Second Home................................                14                8,022,568.43              8.04
Investment.................................                 6                  766,433.00              0.77
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

                Original Prepayment Penalty Term (Years) - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
          Original Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
None.......................................               141              $67,086,171.34             67.22%
0.001  to  1.000...........................                 1                  732,000.00              0.73
2.001  to  3.000...........................                 1                  399,991.04              0.40
4.001  to  5.000...........................                36               31,587,092.95             31.65
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

    The weighted average original prepayment penalty term in years (without taking into account Pool 4 Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 4.89 years.


               Remaining Prepayment Penalty Term (Years) - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
         Remaining Prepayment Penalty                 Number of              Principal               Scheduled
                 Term (Years)                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
0.001  to  1.000...........................               142              $67,818,171.34             67.95%
2.001  to  3.000...........................                 1                  399,991.04              0.40
4.001  to  5.000...........................                36               31,587,092.95             31.65
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

        The weighted average remaining prepayment penalty term in years (without taking into account Pool 4 Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 4.82 years.


                             Maximum Rates - Pool 4


                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Maximum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
  9.501  to   10.000.......................                15              $10,285,843.51             10.31%
 10.001  to   10.500.......................                82               48,533,683.92             48.63
 10.501  to   11.000.......................                75               37,474,459.39             37.55
 11.001  to   11.500.......................                 7                3,511,268.51              3.52
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

           The weighted average Maximum Rate is approximately 10.465%.

                             Minimum Rates - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Minimum Rates (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
1.501  to   2.000..........................                93              $45,655,667.09             45.74%
2.001  to   2.500..........................                44               35,572,848.33             35.64
2.501  to   3.000..........................                42               18,576,739.91             18.61
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

           The weighted average Minimum Rate is approximately 2.294%.


                             Gross Margins - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Range of                           Number of              Principal               Scheduled
               Gross Margins (%)                    Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
1.501  to  2.000...........................                93              $45,655,667.09             45.74%
2.001  to  2.500...........................                44               35,572,848.33             35.64
2.501  to  3.000...........................                42               18,576,739.91             18.61
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

           The weighted average Gross Margin is approximately 2.294%.


                     Indices of the Mortgage Loans - Pool 4

                                                                                                   Percentage of
                                                                                Total             Mortgage Loans
                                                                              Scheduled              by Total
                                                       Number of              Principal              Scheduled
                     Index                           Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
Six-Month LIBOR............................                 63              $30,083,649.99            30.14%
One-Year CMT...............................                 85               53,509,588.24            53.61
One-Year LIBOR.............................                 31               16,212,017.10            16.24
                                                           ---              --------------           ------
Total......................................                179              $99,805,255.33           100.00%
                                                           ===              ==============           ======

 For a description of the indices referred to above, see "--The Indices" above.

                       Next Rate Adjustment Date - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                   Next Rate                          Number of              Principal               Scheduled
                Adjustment Date                     Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
January 2010...............................                10               $4,635,505.21              4.64%
February 2010..............................                22                9,766,748.42              9.79
March 2010.................................                59               27,244,788.47             27.30
April 2010.................................                20               11,735,287.21             11.76
May 2010...................................                10                4,528,620.00              4.54
February 2013..............................                 1                1,135,740.90              1.14
March 2013.................................                13                9,332,235.29              9.35
April 2013.................................                25               15,985,271.83             16.02
May 2013...................................                19               15,441,058.00             15.47
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

                          Initial Periodic Cap - Pool 4


                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                      Number of              Principal               Scheduled
           Initial Periodic Cap (%)                 Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
4.501  to 5.000............................               179              $99,805,255.33            100.00%
                                                          ---              --------------            ------
Total......................................               179              $99,805,255.33            100.00%
                                                          ===              ==============            ======

       The weighted average Initial Periodic Cap is approximately 5.000%.


                        Subsequent Periodic Cap - Pool 4

                                                                                                   Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal               Scheduled
          Subsequent Periodic Cap (%)               Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------        -----------------
0.501  to 1.000............................                 63             $30,083,649.99             30.14%
1.501  to 2.000............................                116              69,721,605.34             69.86
                                                           ---             --------------            ------
Total......................................                179             $99,805,255.33            100.00%
                                                           ===             ==============            ======

      The weighted average Subsequent Periodic Cap is approximately 1.699%.

                      Rate Adjustment Frequencies - Pool 4

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
           Rate Adjustment Frequency                Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
Semi-annual................................                 63             $30,083,649.99            30.14%
Annual.....................................                116              69,721,605.34            69.86
                                                           ---             --------------           ------
Total......................................                179             $99,805,255.33           100.00%
                                                           ===             ==============           ======

                              FICO Scores - Pool 4

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                   FICO Score                       Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
550   to   600.............................                  1             $   900,000.00             0.90%
601   to   650.............................                  3               1,328,757.14             1.33
651   to   700.............................                 18              10,881,930.31            10.90
701   to   750.............................                 56              28,676,954.71            28.73
751   to   800.............................                 94              55,235,572.44            55.34
801   to   850.............................                  7               2,782,040.73             2.79
                                                           ---             --------------           ------
Total......................................                179             $99,805,255.33           100.00%
                                                           ===             ==============           ======

              The weighted average FICO score is approximately 748.

                          Origination Channels - Pool 4

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
              Origination Channel                   Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
Correspondent..............................                 62             $48,469,473.26            48.56%
Bulk.......................................                101              46,852,589.90            46.94
Retail.....................................                 16               4,483,192.17             4.49
                                                           ---             --------------           ------
Total......................................                179             $99,805,255.33           100.00%
                                                           ===             ==============           ======

                               Servicers - Pool 4

                                                                                                  Percentage of
                                                                               Total              Mortgage Loans
                                                                             Scheduled               by Total
                                                       Number of             Principal              Scheduled
                    Servicer                        Mortgage Loans            Balance           Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
Cendant Mortgage Corporation...............                101             $46,852,589.90            46.94%
First Republic Bank........................                 38              33,547,092.95            33.61
Thornburg Mortgage Home Loans, Inc.........                 38              17,825,672.48            17.86
Lighthouse Community Bank..................                  2               1,579,900.00             1.58
                                                           ---             --------------           ------
Total......................................                179             $99,805,255.33           100.00%
                                                           ===             ==============           ======

                              Originators - Pool 4

                                                                                                  Percentage of
                                                                              Total              Mortgage Loans
                                                                            Scheduled               by Total
                                                      Number of             Principal               Scheduled
                  Originator                       Mortgage Loans            Balance            Principal Balance
-------------------------------------------         --------------       ----------------       -----------------
Cendant Mortgage Corporation...............               101             $46,852,589.90            46.94%
First Republic Bank........................                38              33,547,092.95            33.61
Thornburg Mortgage Home Loans, Inc.........                16               4,483,192.17             4.49
Metro-Citi Mortgage........................                 3               2,697,740.90             2.70
AmTrust Mortgage Corporation...............                 2                 874,000.00             0.88
BancMortgage Financial Corp................                 2               1,036,000.00             1.04
First Savings Mortgage Corp................                 2               2,085,000.00             2.09
Lighthouse Community Bank..................                 2               1,579,900.00             1.58
Other......................................                13               6,649,739.41             6.66
                                                          ---             --------------           ------
Total:.....................................               179             $99,805,255.33           100.00%
                                                          ===             ==============           ======

                                   The Seller

         The information set forth in this section has been provided by the Seller, and none of the Depositor, the Underwriter, the Master Servicer, the Securities Administrator, the Trustee, or any of their affiliates makes any representation or warranty as to the accuracy or completeness of this information.

General

         The Seller, Thornburg Mortgage Home Loans, Inc., a Delaware corporation, originated or purchased all of the Mortgage Loans through its correspondent and retail channels or through its bulk purchase program. The Seller is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland.

         The underwriting criteria under which the Mortgage Loans were originated are described under "--Underwriting Standards" below. As described under "The Trust Agreement--Assignment of the Mortgage Loans" in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as Seller, will make certain representations and warranties to the Depositor regarding the Mortgage Loans and the Depositor will assign its rights to such representations and warranties to the Trust. In the event of a breach that materially and adversely affects the Certificateholders, the Seller will be obligated either to cure the breach or repurchase or replace each affected Mortgage Loan.

Underwriting Standards

         General. Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

         When a loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the Mortgage Loans were available and the weighted average FICO score for those Mortgage Loans was approximately 737 at the time of scoring.

         The Seller's Underwriting Process.

         General. The underwriting guidelines established by the Seller (the "Underwriting Guidelines") are intended to evaluate the value of the Mortgaged Property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. On a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A portion of the Mortgage Loans represent underwriting exceptions.

         Correspondent and Retail. Approximately 76.64% of the Mortgage Loans were generally originated or acquired in accordance with the Seller's Underwriting Guidelines with respect to its retail and correspondent channels. The Seller's Underwriting Guidelines for its correspondent and retail channels are applied in accordance with a procedure that generally requires (1) one full appraisal report for loan amounts up to $650,000, one full appraisal report and one field review for loan amounts between $650,000 and $1,000,000, and two full appraisal reports for loan amounts greater than $1,000,000, that satisfy the requirements of Fannie Mae and Freddie Mac, (2) a review of such appraisal by a third party appraisal review firm for loans over $650,000 and (3) a review by the Seller of all appraisal reports. The Seller's Underwriting Guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to mortgage loans with Additional Collateral, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property and the purpose of the loan application. Generally, all loans with loan-to-value ratios greater than 80% must either have primary mortgage guaranty insurance or Additional Collateral securing the loan. See "--Additional Collateral Mortgage Loans" below.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         The Mortgage Loans were originated or acquired consistent with and generally conform to "full/alternate documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

         For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

         For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

         For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

         Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines.

         Additional Collateral Mortgage Loans. Approximately 0.16%, 0.20%, 0.34% and 0.16% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, were originated with Additional Collateral. This type of loan allows the borrower to pledge assets in addition to the Mortgaged Property as an alternative to a cash down payment. There are a total of 5 Mortgage Loans with Additional Collateral, of which 1 was originated by Merrill Lynch Credit Corp. and purchased by the Seller and 4 were originated or acquired by the Seller through its retail or correspondent channels.

         Mortgage loans originated or acquired by the Seller through its retail channel or bulk purchase program that have a loan-to-value ratio in excess of 80% may be secured by a security interest in Additional Collateral, generally including marketable securities, cash or certificates of deposit acceptable to the originator. Such loans are referred to as "Additional Collateral Mortgage Loans." The amount of Additional Collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The weighted average Effective Loan-to-Value Ratio for the Additional Collateral Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively after giving credit for the value of the pledged Additional Collateral is approximately 80.00%, 90.00%, 71.73% and 50.00%, respectively.

         Bulk Purchase Program. In connection with its Bulk Purchase Program, the Seller conducts a loan documentation review of a portion of the Mortgage Loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective originator. The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, payment history, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews. All loans are current in payment as of the purchase date and have good payment histories for at least the last twelve months or since origination, whichever is less.

         The following describes the underwriting standards and guidelines of ABN AMRO. The Mortgage Loans purchased by the Seller from ABN AMRO constitute the only bulk purchase representing over 10% of the Mortgage Loans.

         ABN AMRO Mortgage Group, Inc.

         Approximately 29.28% of the Mortgage Loans in Pool 3 were acquired from ABN AMRO. ABN AMRO has represented in the purchase agreement with the Seller that such Mortgage Loans were underwritten generally in accordance with the ABN AMRO underwriting guide in effect at the time of the origination of these Mortgage Loans. It is likely that the underwriting standards employed in connection with the origination of the Mortgage Loans are diverse, and in many cases did not conform to Fannie Mae or Freddie Mac guidelines. ABN AMRO represented to the Seller in its purchase agreement that no Mortgage Loan has a Loan-to-Value Ratio in excess of 95%. ABN AMRO further represented that, except for Additional Collateral Mortgage Loans (and certain specified exceptions), the portion of the unpaid principal balance of each Mortgage Loan in excess of 80% of the appraised value is insured as to payment defaults under a primary mortgage guaranty insurance policy. In addition, ABN AMRO represented that there was an appraisal report on a Fannie Mae approved form (or a narrative residential appraisal) with respect to each Mortgaged Property and that each Mortgage Loan is covered by a mortgage title insurance policy issued by, and a valid and binding obligation of, a title insurance company acceptable to Fannie Mae and Freddie Mac.

         Underwriting. ABN AMRO, a Delaware corporation, is an operating subsidiary of Standard Federal Bank N.A., a subsidiary of LaSalle Bank Corporation. ABN AMRO is engaged primarily in the mortgage banking business, and as such, originates, purchases and sells, and services mortgage loans. ABN AMRO originates mortgage loans through the branch offices of its affiliated banks, and through a nationwide network of mortgage loan brokers and correspondents. ABN AMRO's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. ABN AMRO's principal office is located at 2600 W. Big Beaver Road, Troy, Michigan 48084.

         ABN AMRO's underwriting guidelines (the "ABN AMRO Underwriting Guidelines") are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. ABN AMRO expects that each prospective mortgagor will be required to complete an application which will include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, ABN AMRO will generally require evidence regarding the mortgagor's employment, income and assets, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. ABN AMRO may purchase mortgage loans which were originated under a limited mortgage documentation program. However, the mortgagors on these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value in a refinancing, that would otherwise be required by ABN AMRO. Currently, ABN AMRO Underwriting Guidelines provide that under this type of program, only mortgage loans with specified loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, ABN AMRO may waive some of its documentation requirements, including eliminating verification of assets, income and employment for the prospective mortgagor.

         ABN AMRO Underwriting Guidelines generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic data base, inspecting the exterior of the property or another method described in ABN AMRO's underwriting guide. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. ABN AMRO expects that ABN AMRO Underwriting Guidelines will require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         Some states in which the mortgaged properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. ABN AMRO Underwriting Guidelines generally require that the underwriters be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one-to-four-unit residential first mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing mortgage loans originated by ABN AMRO will continue.

                             Additional Information

         The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pools as described under "Description of the Mortgage Pools," such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                               The Master Servicer

         The information in this section has been provided by Wells Fargo Bank Minnesota, National Association ("Wells Fargo," in its capacity as the "Master Servicer"), and none of the Depositor, the Seller, the Trustee, the Securities Administrator, any Servicer or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

         Wells Fargo is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" below.

         The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

                                  The Servicers

General

         The Mortgage Loans included in the Trust will initially be serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, ABN AMRO, Cendant Mortgage Corporation ("Cendant"), First Republic ("First Republic"), Lighthouse Community Bank ("Lighthouse") and Colonial Savings F.A. ("Colonial") (collectively, the "Servicers"). Thornburg Mortgage Home Loans, Inc. and ABN AMRO will service approximately 61.78% and 12.71% (as a percentage of Cut-off Date Balance), respectively, of the Mortgage Loans. The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the Mortgage Loans and the related Mortgaged Properties in accordance with the provisions of the servicing agreement between the Seller and the Servicer or among the Seller, the Servicer and the Master Servicer (each, a "Servicing Agreement"). The Servicing Agreement entered into by ABN AMRO provides that it will establish custodial accounts in the name of the Trust for the remittance of payments made by borrowers. The Servicing Agreement entered into by Thornburg Mortgage Home Loans, Inc. provides that it will establish a custodial account in the name of the Trust and other trusts as to which the Seller will act as a seller, their successors and assigns. The Servicing Agreements entered into by Cendant, First Republic, Lighthouse and Colonial provide that the related Servicer may remit payments from borrowers to a general custodial account established in the name of the Master Servicer and the various owners of the mortgage loans. Each of the Trustee and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related Servicing Agreement. Under each Servicing Agreement, the Servicer may be terminated for certain events of default including that the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement.

         The information set forth in the following paragraphs has been provided by Thornburg Mortgage Home Loans, Inc. and ABN AMRO as Servicers providing primary servicing for a substantial portion of the Mortgage Loans in the Trust. None of the Depositor, the Seller, the Underwriter, the Master Servicer, the Securities Administrator, the Trustee or the Delaware Trustee makes any representations or warranties as to the accuracy or completeness of such information.

Thornburg Mortgage Home Loans, Inc.

         Beginning in the middle of 2000, the Seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the Seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the Seller and those acquired with servicing rights, including certain of the Mortgage Loans in the Trust, have been and will continue to be subserviced by Cenlar FSB on behalf of the Seller acting as a Servicer.

         It is anticipated by the Seller that as the portfolio of mortgage loans it services becomes larger, the amount of delinquencies, foreclosures and real estate owned properties may increase. Since the Seller has only been servicing mortgage loans for a short period of time there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to the recent experience of the Seller shown in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. Furthermore, the portfolio of mortgage loans serviced by the Seller in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

 Delinquency and Foreclosure Experience in Thornburg Mortgage Home Loan, Inc.'s
          Portfolio of One-to Four-Family, Residential Mortgage Loans
                                ($ in thousands)

                                         As of                          As of                           As of
                                   December 31, 2001              December 31, 2002                March 31, 2003
                                 Number        Principal        Number        Principal        Number        Principal
                                of Loans        Balance        of Loans        Balance        of Loans        Balance
                                ---------       --------       ---------      --------       ---------       ---------
Total Portfolio                  1,141        $  477,883         4,788      $2,039,148         6,017        $  2,609,121

Period of Delinquency
  30 to 59 days                      4        $    1,599             2      $      746             0        $          0
    Percent delinquent             0.4%              0.3%          0.0%            0.0%          0.0%                0.0%
  60 to 89 days                      0        $        0             0      $        0             0        $          0
    Percent delinquent             0.0%              0.0%          0.0%            0.0%          0.0%                0.0%
  90 days or more                    0        $        0             0      $        0             0        $          0
    Percent delinquent             0.0%              0.0%          0.0%            0.0%          0.0%                0.0%

Total Delinquencies                  4        $    1,599             2      $      746             0        $          0

Total Delinquencies by
  Percent of Total Portfolio       0.4%              0.3%          0.0%            0.0%          0.0%                0.0%

Foreclosures, Bankruptcies or
  Real Estate Owned                  0        $        0             1      $      167             1        $        167

Percent of Total Portfolio in
  in Foreclosure, Bankruptcy
  or Real Estate Owned             0.0%              0.0%          0.0%            0.0%          0.0%                0.0%

         ABN AMRO Mortgage Group, Inc.

         On June 30, 1999, Standard Federal Bank, an affiliate of ABN AMRO, contributed all of its first lien residential one- to four-family mortgage loan origination and servicing assets to ABN AMRO, which was formed to consolidate all of the mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any first lien residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service first lien residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank N.A. At this time the mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to ABN AMRO.

         At December 31, 2002, ABN AMRO provided servicing for approximately $178.4 billion aggregate principal amount of one- to four-unit mortgage loans.

         The table below summarizes the following delinquency and foreclosure experience:

         o as of December 31, 1997, 1998, 1999 and 2000, on approximately $10.41 billion, $11.95 billion, $12.14 billion and $11.37 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans originated, directly or indirectly, owned and serviced by Standard Federal Bank; and

         o as of December 31, 2001 and December 31, 2002, on approximately $139.1 billion and $178.4 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans, served by ABN AMRO (including loans served for others), and originated in the following manner:

                  o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

                  o if originated after June 30, 1999, then originated directly or indirectly by ABN AMRO; or

                  o originated directly or indirectly by Standard Federal Bank N.A. or predecessor entities.


            Standard Federal Bank N.A./ABN AMRO Mortgage Group, Inc.
                      One- to Four-Unit Residential Loans

                                                                As of December 31,
Delinquent Loans at Period End(1):           1997       1998    1999     2000     2001(3)   2002(3)
                                             ----       ----    ----     ----     ----      ----
   30 to 59 days......................       0.29%     0.35%    0.63%    0.69%     0.61%     0.97%
   60 to 89 days......................       0.12%     0.10%    0.20%    0.28%     0.24%     0.30%
   90 days and over(2)................       0.49%     0.39%    0.85%    0.93%     1.02%     1.28%
                                             -----     -----    -----    -----     -----     -----

Total Delinquencies and
   Foreclosures.......................       0.90%     0.84%    1.68%    1.90%     1.87%     2.55%
                                             =====     =====    =====    =====     =====     =====

(1) As a percentage of the total dollar amount of loans held and served by Standard Federal Bank in its owned loan portfolio and loans held for sale portfolio at period end or loans held and served by ABN AMRO, as applicable.

(2)  Includes Foreclosures.

(3) As a percentage of the aggregate dollar amount of loans originated by ABN AMRO and Standard Federal Bank N.A. and served by ABN AMRO.

         The above delinquency and foreclosure statistics represent the total portfolio experience of Standard Federal Bank N.A. or ABN AMRO, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the Mortgage Loans will correspond to the delinquency and foreclosure experience of Standard Federal Bank N.A.'s or ABN AMRO's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total one- to four-unit residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the Loans will depend on the results obtained over the life of the Mortgage Loans. In addition, the foregoing statistics included mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

         The Mortgage Loans were not chosen from ABN AMRO's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in the portfolio.

         The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to mortgagors' personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations to income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, the timely payment by mortgagors of scheduled payments of principal and interest on the Loans from either loan group and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the Mortgage Pools may be sensitive to adverse economic conditions (which may or may not affect real property values), either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Moreover, if the one- to four-unit real estate market should experience an overall decline in property values such that the principal balances of the Loans from either loan group become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by Standard Federal Bank N.A. or ABN AMRO.

                         Servicing of the Mortgage Loans

General


         The Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the Servicing Agreements.

         Notwithstanding anything to the contrary in the accompanying prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Advances" below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer, to the extent permitted, shall terminate such Servicer and either appoint a successor servicer or become the successor servicer, as provided in the Trust Agreement.

         Generally, the transfer of the servicing of the Mortgage Loans to one or more successor servicers at any time will be subject to the conditions set forth in the Trust Agreement and the related Servicing Agreement, which include the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that the Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

Servicing Compensation and Payment of Expenses

         The Master Servicer will be paid a monthly fee (the "Master Servicer Fee") with respect to each Mortgage Loan calculated as 0.02% annually (the "Master Servicing Fee Rate") of the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. As additional compensation, the Master Servicer is entitled to retain a portion of investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Trustee on the Deposit Date.

         Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated at a per annum rate (the "Servicing Fee Rate") of the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. The Servicing Fee Rates of the Servicers ranged from 0.25% to 0.625% and the weighted average Servicing Fee as of the Cut-off Date is approximately 0.371%, 0.269%, 0.346% and 0.309% for Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans, respectively. Each Servicer will also be entitled to receive, to the extent provided in the related Servicing Agreement, additional compensation in the form of (1) any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer and (2) certain customary fees and charges paid by borrowers (other than Prepayment Penalty Amounts).

         The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the accompanying prospectus.

Prepayment Interest Shortfalls

         When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, generally limited to the extent that such amount does not exceed the total of their respective Servicing Fees on the related Mortgage Loans for the applicable Distribution Date.

         Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of that compensation.

Advances

         Each Servicer will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if any Servicer fails to do so, and the Trustee (in its capacity as successor Master Servicer) will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, each Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.


         The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Hazard Insurance

         To the extent not maintained by the related borrower, the Servicers will maintain and keep, with respect to each Mortgage Loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each Mortgaged Property, a hazard insurance policy must cover the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) either the maximum insurable value of the improvements securing such Mortgage Loan (or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis), or (iii) such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause to be maintained with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Such flood insurance must be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and
(ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         The Servicers, on behalf of the Trust and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related Servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

         The Servicers will take such action as they deem to be in the best interest of the Trust with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering Mortgage Loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

         Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon less Trustee Fee, Master Servicer Fee, the Servicer fees and Retained Interest, if any.

Collection of Taxes, Assessments and Similar Items

         The Servicers will, to the extent required by the related loan documents and Servicing Agreements, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

         The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

         The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and
(2) any other exceptions set forth in such statement.

Master Servicer Default; Servicer Default

         If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the Voting Rights applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Trust Agreement or succeed to the responsibilities of the Master Servicer.

         If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

                                 Trust Agreement

General

         The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of May 1, 2003 among the Depositor, the Master Servicer, the Trustee, the Delaware Trustee and the Securities Administrator. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder upon written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to the Trustee's Corporate Trust Office.

Assignment of Mortgage Loans

         The Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the applicable Servicer of such Mortgage Loan.

         As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan), (5) the originals of any assumption, modification, extension or guaranty agreements, and (6) any guarantee, security agreement or pledge agreement relating to any Additional Collateral. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Trustee and the applicable Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

         Pursuant to the terms of a mortgage loan purchase and assignment agreement (the "Mortgage Loan Purchase Agreement"), all of the Mortgage Loans, which are owned by the Seller, will be purchased by the Depositor. The Seller will be required to make representations and warranties addressing the various characteristics of the Mortgage Loans at the Cut-off Date or the date of origination, which will generally include representations and warranties similar to those summarized in the accompanying prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." In the event of a breach of any such representation and warranty that materially and adversely affects the interests of the holders of the Offered Certificates in a Mortgage Loan, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

         To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

Voting Rights

         Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts and among Certificates of each Class in proportion to their Percentage Interests.

                   Yield, Prepayment and Weighted Average Life

General

         The yields to maturity (or to early termination) of the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools (except under certain limited circumstances discussed herein under "Description of the Certificates--Cross Collateralization") and the yields on the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in each Mortgage Pool. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools relating to the Certificates as described above, the purchase prices for such Certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         Hybrid Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of approximately three, five, seven or ten years from the date of origination, and thereafter generally provide for adjustments to the Mortgage Rates semi-annually or annually and the adjustable rate Mortgage Loans provide for adjustments, to the Mortgage Rates monthly, semi-annually or annually. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Rate on that Mortgage Loan will be limited by a Periodic Cap, except in the case of the first rate adjustment, a Maximum Rate and a Minimum Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Certificates may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

         The Interest Rates of the Certificates will adjust based on the Net WAC of the related Mortgage Pool. As a result, prepayments of principal on the Mortgage Loans in a Mortgage Pool having higher Gross Margins will reduce the related Net WAC of such Mortgage Pool and will reduce the Interest Rates and yields on the related Certificates. Under certain scenarios, it is likely that principal prepayments will be concentrated among Mortgage Loans with higher Gross Margins, thus reducing the Net WAC of the Mortgage Loans in the related Mortgage Pool. Information on the Gross Margins for the Mortgage Loans is described under "Description of the Mortgage Pools" herein. See also "Risk Factors--Changes in Mortgage Index May Reduce the Yields on the Certificates."

         Approximately 9.81%, 7.38%, 10.64% and 32.78% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for payment by the borrower of a Prepayment Penalty Amount during a Penalty Period of the first one to five years after origination. These Prepayment Penalty Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Penalty Amounts during the applicable Penalty Period. Any Prepayment Penalty Amounts collected by the Servicers will be available to be paid as additional interest on the related Certificates. See "Description of the Certificates--Distributions of Interest." No assurance can be made as to the amount or timing of any Prepayment Penalty Amounts which will be available to be paid to Certificateholders.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans in a Mortgage Pool may, and the timing of Realized Losses will, significantly affect the yield to an investor holding a Senior Certificate in the related Certificate Group or a Subordinate Certificate, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Mortgage Rates on approximately 5.86% and 0.11% of the Mortgage Loans in Pool 1 and Pool 3, respectively, can be converted to fixed rates and the Mortgage Rates on approximately 45.26%, 53.39%, 32.13% and 12.92% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, can be modified to any hybrid or adjustable rate product offered by the Seller, including conversion to a different index or a different hybrid structure. The conversion feature may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable interest rates to fixed interest rates on such mortgage loans or prepay such mortgage loans. The Seller has the option, but not the obligation, to repurchase any Mortgage Loans for which the borrower elects to convert its Mortgage Rate to a fixed Mortgage Rate. In addition, the Seller has the option, but not the obligation, to repurchase and modify any Mortgage Loans for which the borrower has requested a modification that is not then permitted under the related Mortgage Note. As a result of any borrower's exercise of the conversion option, the Mortgage Loans may experience prepayments or, if not repurchased by the Seller, the Trust may include fixed rate Mortgage Loans and the Interest Rate for the Certificates will not reflect corresponding changes in interest as they might otherwise.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefore. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans in a Mortgage Pool may reduce the weighted average lives of the related Certificates and will reduce the yields on the related Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans in a Mortgage Pool will also affect the rate and timing of principal payments on the related Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

         As described herein, approximately 97.67%, 87.07%, 54.91% and 76.62% of the Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, do not provide for monthly payments of principal for the first one to ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such one- to ten-year period. In addition, because no principal is due on such loans for their initial one- to ten-year period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of the remaining period with a level payment amortization schedule as described herein, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying Mortgage Loans in the related Mortgage Pool were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

         As described under "Description of the Certificates" herein, principal prepayments on the Mortgage Loans in any Mortgage Pool will generally be allocated disproportionately to the related Senior Certificates during the first seven years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

         The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.

         Yields on the Offered Certificates will also be affected by the exercise by Thornburg Mortgage Home Loans, Inc. of its right to repurchase the Mortgage Loans as described under "Description of the Certificates--Optional Purchase of the Mortgage Loans" herein, or by the failure of Thornburg Mortgage Home Loans, Inc. to exercise that right. Prospective purchasers of Certificates of a Certificate Group should consider that disproportionately high rates of prepayments of Mortgage Loans in the other pools could result in Thornburg Mortgage Home Loans, Inc.'s exercising its right to purchase the Mortgage Loans even though a substantial proportion of the Mortgage Loans relating to such Certificate Group remain outstanding.

         If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools, the actual yield may be lower than that so calculated. Investors of such Certificates should carefully consider that a faster than anticipated rate of prepayments on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments.

         The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Subordination of the Offered Subordinate Certificates

         On each Distribution Date, the holders of Classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them from the related Mortgage Pool or Mortgage Pools on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates will be more sensitive than the yields of the Senior Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

         As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans in each Mortgage Pool will be allocated (directly, or through application of a Subordinate Certificate Writedown Amount) first to the lowest ranking Class of Subordinate Certificates, then to the higher ranking Classes of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such Class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates of the related Certificate Group. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Class outstanding on such date.

Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement is a prepayment assumption ("CPR") that represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

         The tables beginning on page S-130 were prepared based on the following additional assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts and the Interest Rates are as described in this prospectus supplement; (2) each Scheduled Payment of principal and/or interest is timely received on the first day of each month commencing in June 2003; (3) principal prepayments are received in full on the last day of each month commencing in May 2003 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) there are no repurchases or substitutions of the Mortgage Loans; (6) the One-Month LIBOR Index, the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index are equal to 1.32%, 1.22%, 1.23% and 1.15%, respectively, ; (8) there is no optional termination of the Trust (except with respect to the Weighted Average Life in Years to Optional Purchase in each table); (9) the Certificates are issued on June 4, 2003; (10) Distribution Dates occur on the 25th day of each month commencing in June 2003; (11) no Prepayment Penalty Amounts are paid with respect to the Mortgage Loans; and (12) the Mortgage Loans have the following characteristics:

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS - Pool 1

                                                       Weighted                       Weighted
                                            Weighted   Average   Weighted  Weighted   Average
                                            Average   Current     Average   Average  Remaining
                                           Current      Trust    Original  Remaining  Interest
                                             Gross     Expense    Term to   Term to     Only
                              Principal     Mortgage  Rate       Maturity  Maturity     Term
        Loan Type            Balance ($)    Rate (%)    (%)(1)   (months)  (months)   (months)      Index
--------------------------   -----------   ---------- ---------  --------- ---------  --------- ----------
                                                                                                One-Month
Adjustable Rate             1,438,156.71     3.18850     0.39580     360       358      N/A     LIBOR
Adjustable Rate Interest                                                                        One-Month
Only                       51,168,650.97     3.20909     0.39258     359       357      118     LIBOR
Adjustable Rate                69,500.00     3.62500     0.39580     360       360      N/A     One-Year CMT
Adjustable Rate             1,723,843.72     4.04606     0.39580     360       359      N/A     One-Year LIBOR
Adjustable Rate Interest
   Only                    11,259,992.03     4.05950     0.39379     360       358      118     One-Year LIBOR
                                                                                                Six-Month
Adjustable Rate             1,735,718.54     3.13046     0.38218     360       357      N/A     LIBOR
                                                                                                Six-Month
Adjustable Rate               434,787.78     3.37500     0.27080     480       406      N/A     LIBOR
Adjustable Rate Interest                                                                        Six-Month
   Only                       991,872.76     3.37500     0.27080     360       332       66     LIBOR
Adjustable Rate Interest                                                                        Six-Month
   Only                       680,000.00     3.25000     0.39580     345       344      104     LIBOR
Adjustable Rate Interest                                                                        Six-Month
   Only                    143,331,642.42    3.23039     0.39275     360       358      118     LIBOR


                                                                               Weighted
                                               Weighted  Weighted              Average
                                     Weighted   Average   Average   Weighted     Next    Frequency
                           Weighted   Average  Initial   Periodic   Average      Rate    of Rate
                           Average     Floor      Cap       Cap     Maximum   Adjustment Adjustment
        Loan Type         Margin (%)    (%)       (%)       (%)     Rate (%)     Date     (months)
------------------------- ----------- -------- --------- -------- ----------- ---------  --------------

Adjustable Rate             1.75841    1.75841   No Cap    No Cap   11.00000  06/1/2003      1
Adjustable Rate Interest
Only                        1.85292    2.15727   No Cap    No Cap   11.00823  06/1/2003      1
Adjustable Rate             2.50000    2.50000   2.00000   2.00000  11.00000  05/1/2004      12
Adjustable Rate             2.25000    2.25000   2.00000   2.00000  11.00000  03/1/2004      12
Adjustable Rate Interest
   Only                     2.32649    2.32649   2.00000   2.00000  11.30195  03/1/2004      12

Adjustable Rate             1.91170    1.91170   1.00000   1.00000  11.00000  09/1/2003      6

Adjustable Rate             2.00000    2.00000   1.00000   1.00000  11.00000  09/1/2003      6
Adjustable Rate Interest
   Only                     2.00000    2.00000   1.00000   1.00000  11.00000  09/1/2003      6
Adjustable Rate Interest
   Only                     1.87500    1.87500   1.00000   1.00000  11.00000  10/1/2003      6
Adjustable Rate Interest
   Only                     1.89230    1.89675   1.00000   1.02106  11.05582  09/1/2003      6



------------------------


(1)  The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
     (ii) the Master Servicing Fee Rate of 0.02% per annum, (iii) the Trustee Fee Rate of 0.0008% per annum and (iv) the Retained Interest Rate, if any.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS - Pool 2


                                                           Weighted                             Weighted
                                              Weighted     Average      Weighted   Weighted      Average
                                              Average     Current       Average     Average     Remaining
                                             Current        Trust       Original   Remaining     Interest
                                               Gross       Expense      Term to     Term to       Only
                                Principal     Mortgage      Rate        Maturity    Maturity      Term
        Loan Type              Balance ($)    Rate (%)     (%)(1)       (months)    (months)    (months)        Index
-------------------------    -------------    --------   -----------    --------    -------     ---------    ------------
Adjustable Rate               5,183,502.51     4.30116      0.34249       360         357         N/A         One-Year CMT
Adjustable Rate Interest
   Only                         567,200.00     3.25388      0.27080       360         360          36         One-Year CMT
Adjustable Rate Interest
   Only                      11,085,450.00     4.27419      0.27080       360         359         119         One-Year CMT
Adjustable Rate               9,753,053.77     4.50247      0.28839       360         354         N/A         One-Year LIBOR
Adjustable Rate Interest
   Only                       5,288,750.00     4.18689      0.27080       360         359          35         One-Year LIBOR
Adjustable Rate Interest
   Only                         632,000.00     4.62500      0.27080       360         358          58         One-Year LIBOR
Adjustable Rate Interest
   Only                          99,990.35     4.50000      0.27080       360         346          94         One-Year LIBOR
Adjustable Rate Interest
   Only                      68,984,431.05     4.42458      0.29499       364         362         118         One-Year LIBOR

Adjustable Rate                 408,750.00     4.37500      0.27080       360         360         N/A         Six-Month LIBOR
Adjustable Rate Interest
   Only                         360,321.00     4.62500      0.39580       360         359          35         Six-Month LIBOR
Adjustable Rate Interest
   Only                      16,292,076.76     4.48356      0.27080       360         357         117         Six-Month LIBOR

                                                                                                  Weighted
                                                            Weighted    Weighted                   Average
                                              Weighted       Average     Average     Weighted       Next        Frequency
                                Weighted       Average      Initial     Periodic     Average        Rate        of Rate
                                Average         Floor          Cap         Cap       Maximum      Adjustment    Adjustment
        Loan Type              Margin (%)        (%)           (%)         (%)       Rate (%)        Date        (months)
-------------------------      ----------      -------      --------    ---------    ---------    ---------    ------------
Adjustable Rate                  2.54159        2.54159       2.85291     2.00000     9.76549      03/1/2006        12
Adjustable Rate Interest
   Only                          2.50000        2.50000       4.00000     2.00000     8.25388      04/1/2006        12
Adjustable Rate Interest
   Only                          2.51962        2.51962       4.00000     2.00000     9.27419      03/1/2006        12
Adjustable Rate                  1.87500        1.87500       4.06301     2.00000     9.50247      03/1/2006        12
Adjustable Rate Interest
   Only                          1.87500        1.87500       4.00000     2.00000     9.25950      03/1/2006        12
Adjustable Rate Interest
   Only                          1.87500        1.87500       4.00000     2.00000     9.62500      03/1/2006        12
Adjustable Rate Interest
   Only                          1.87500        1.87500       5.00000     2.00000     9.50000      03/1/2006        12
Adjustable Rate Interest
   Only                          1.90527        1.90527       4.00250     2.00000     9.49059      03/1/2006        12

Adjustable Rate                  1.87500        1.87500       4.00000     1.00000     9.37500      05/1/2006        6
Adjustable Rate Interest
   Only                          2.00000        2.00000       5.00000     1.00000     9.62500      04/1/2006        6
Adjustable Rate Interest
   Only                          1.87500        1.87500       4.00000     1.07672     9.49424      03/1/2006        6

------------------------


(1)  The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
     (ii) the Master Servicing Fee Rate of 0.02% per annum, (iii) the Trustee Fee Rate of 0.0008% per annum and (iv) the Retained Interest Rate, if any.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS - Pool 3


                                                                                                       Weighted
                                                    Weighted                  Weighted     Weighted     Average
                                                     Average     Weighted      Average     Average     Remaining
                                                     Current      Average     Original    Remaining    Interest
                                                      Gross    Current Trust   Term to     Term to       Only
                                    Principal       Mortgage      Expense     Maturity     Maturity      Term
           Loan Type               Balance ($)      Rate (%)    Rate (%)(1)   (months)     (months)    (months)     Index
-----------------------------      --------------- ----------   -------------  ---------- ---------    -------    ------------
Adjustable Rate                     120,098,531.34   5.24734       0.49737        360         357        N/A      One-Year CMT
Adjustable Rate Interest Only        25,346,027.00   4.66418       0.2708         360         358        118      One-Year CMT
Adjustable Rate Interest Only        26,676,829.27   4.93146       0.28068        360         357        N/A      One-Year LIBOR
Adjustable Rate                       1,913,800.00   4.78058       0.2708         360         360         60      One-Year LIBOR
Adjustable Rate Interest Only           667,421.09   5.25000       0.2708         480         416         20      One-Year LIBOR
Adjustable Rate Interest Only       118,230,129.14   4.90249       0.28391        363         361        118      One-Year LIBOR
Adjustable Rate Interest Only         2,340,717.95   4.92474       0.2708         360         360        N/A      Six-Month LIBOR
Adjustable Rate Interest Only        11,923,312.59   5.42748       0.48738        360         357         57      Six-Month LIBOR
Adjustable Rate Interest Only        23,481,566.28   4.83989       0.2708         360         359        119      Six-Month LIBOR
------------------------


                                                                                             Weighted
                                                                     Weighted                 Average
                                              Weighted    Weighted    Average     Weighted       Next      Frequency
                                 Weighted     Average     Average     Periodic    Average        Rate       of Rate
                                 Average       Floor    Initial Cap     Cap       Maximum     Adjustment   Adjustment
           Loan Type             Margin (%)      (%)         (%)         (%)       Rate (%)       Date       (months)
----------------------------     ----------   --------    ----------  --------     --------   ---------     -----------
Adjustable Rate                   2.73869      2.74443     2.57134      2.00000    10.24734    02/1/2008        12
Adjustable Rate Interest Only     2.50166      2.50166     5.00000      2.00000     9.66181    03/1/2008        12
Adjustable Rate Interest Only     1.86321      1.86801     4.97286      2.00000     9.96186    03/1/2008        12
Adjustable Rate                   1.87500      1.87500     5.00000      2.00000     9.78058    04/1/2008        12
Adjustable Rate Interest Only     1.87500      1.87500     5.00000      2.00000    10.25000    03/1/2008        12
Adjustable Rate Interest Only     1.88404      1.88404     4.99254      2.00000     9.90471    03/1/2008        12
Adjustable Rate Interest Only     1.87500      1.87500     5.00000      1.00000     9.92474    04/1/2008         6
Adjustable Rate Interest Only     2.00157      2.00157     5.00000      1.00000    10.42748    02/1/2008         6
Adjustable Rate Interest Only     1.87500      1.87500     5.00000      1.00000     9.85442    04/1/2008         6

------------------------

(1) The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate, (ii) the Master Servicing Fee Rate of 0.02% per annum, (iii) the Trustee Fee Rate of 0.0008% per annum and (iv) the Retained Interest Rate, if any.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS - Pool 4




                                                                                           Weighted    Weighted
                                                     Weighted      Weighted     Average    Average    Remaining
                                                     Average        Average     Original  Remaining    Interest
                                                  Current Gross  Current Trust  Term to    Term to       Only
                                   Principal         Mortgage       Expense     Maturity   Maturity      Term
    Loan Type                     Balance ($)        Rate (%)     Rate (%)(1)   (months)   (months)    (months)   Index
------------------------------    -------------   -------------- -------------  ---------  ---------  ----------- ------------
Adjustable Rate                    2,886,106.53      5.32526         0.27080       360        359         N/A     One-Year CMT
Adjustable Rate Interest Only     30,003,541.80      5.30470         0.27080       360        359         119     One-Year CMT
Adjustable Rate                    1,595,757.69      6.12874         0.27080       360        358         N/A     One-Year LIBOR
Adjustable Rate Interest Only      6,658,900.00      5.51617         0.27080       360        359         119     One-Year LIBOR
Adjustable Rate Interest Only        750,000.00      6.02500         0.27080       360        359         119     Six-Month LIBOR
Adjustable Rate                   18,659,939.91      5.45812         0.39524       360        358         N/A     One-Year CMT
Adjustable Rate Interest Only      1,960,000.00      5.60663         0.27080       360        359         119     One-Year CMT
Adjustable Rate                      196,320.00      5.50000         0.27080       360        360         N/A     One-Year LIBOR
Adjustable Rate                      724,000.00      5.32552         0.27080       360        360          84     One-Year LIBOR
Adjustable Rate                    7,037,039.41      5.65933         0.27080       360        359         119     One-Year LIBOR
Adjustable Rate                   28,275,849.99      5.53546         0.39580       360        358          82     Six-Month LIBOR
Adjustable Rate                    1,057,800.00      5.39814         0.27080       360        360         120     Six-Month LIBOR


                                                                            Weighted                Weighted
                                                   Weighted     Weighted    Average    Weighted        Next     Frequency
                                      Weighted      Average      Average     Periodic  Average         Rate       of Rate
                                      Average       Floor     Initial Cap     Cap      Maximum      Adjustment    Adjustment
    Loan Type                         Margin (%)     (%)          (%)         (%)      Rate (%)        Date       (months)
------------------------------        -----------  --------    ----------  ---------  ----------    -----------  -------------
Adjustable Rate                        2.50000     2.50000      5.00000     2.00000    10.32526      04/1/2013       12
Adjustable Rate Interest Only          2.50000     2.50000      5.00000     2.00000    10.30470      04/1/2013       12
Adjustable Rate                        1.87500     1.87500      5.00000     2.00000    11.12874      02/1/2013       12
Adjustable Rate Interest Only          1.87500     1.87500      5.00000     2.00000    10.51617      03/1/2013       12
Adjustable Rate Interest Only          1.87500     1.87500      5.00000     1.00000    11.02500      03/1/2013       6
Adjustable Rate                        2.74889     2.74889      5.00000     2.00000    10.45812      02/1/2010       12
Adjustable Rate Interest Only          2.50000     2.50000      5.00000     2.00000    10.60663      04/1/2010       12
Adjustable Rate                        1.87500     1.87500      5.00000     2.00000    10.50000      05/1/2010       12
Adjustable Rate                        1.87500     1.87500      5.00000     2.00000    10.32552      05/1/2010       12
Adjustable Rate                        1.90911     1.90911      5.00000     2.00000    10.65933      03/1/2010       12
Adjustable Rate                        2.00000     2.00000      5.00000     1.00000    10.53546      02/1/2010       6
Adjustable Rate                        1.87500     1.87500      5.00000     1.00000    10.39814      04/1/2010       6


         The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

         The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

    Percentage of Initial Class Principal Amount of the Offered Certificates
                Outstanding at the Following Percentages of CPR

                                                                          Class A1 Certificates
      Distribution Date                                        0%         12%       25%        40%       50%
      -----------------                                      ------     ------    -------    -------   -------
      Initial Percentage....................................  100%       100%      100%       100%       100%
      May 2004............................................... 100         88        74         59         49
      May 2005............................................... 100         77        55         34         24
      May 2006............................................... 100         67        41         20         11
      May 2007............................................... 100         59        30         12          6
      May 2008............................................... 100         51        23          7          3
      May 2009............................................... 100         45        17          4          1
      May 2010............................................... 100         39        13          3          1
      May 2011............................................... 100         35        10          2          *
      May 2012...............................................  99         31         7          1          *
      May 2013...............................................  99         27         5          1          *
      May 2014...............................................  95         23         4          *          *
      May 2015...............................................  91         19         3          *          *
      May 2016...............................................  87         16         2          *          *
      May 2017...............................................  83         14         1          *          *
      May 2018...............................................  79         11         1          *          *
      May 2019...............................................  75         9          1          *          *
      May 2020...............................................  71         8          1          *          *
      May 2021...............................................  66         6          *          *          *
      May 2022...............................................  61         5          *          *          *
      May 2023...............................................  57         4          *          *          *
      May 2024...............................................  52         3          *          *          *
      May 2025...............................................  46         3          *          *          *
      May 2026...............................................  41         2          *          *          *
      May 2027...............................................  36         2          *          *          *
      May 2028...............................................  30         1          *          *          *
      May 2029...............................................  24         1          *          *          *
      May 2030...............................................  18         1          *          *          *
      May 2031...............................................  12         *          *          *          *
      May 2032...............................................   5         *          *          *          *
      May 2033...............................................   *         *          *          *          *
      May 2034...............................................   *         *          *          *          *
      May 2035...............................................   *         *          *          *          *
      May 2036...............................................   *         *          *          *          *
      May 2037...............................................   0         0          0          0          0
      May 2038...............................................   0         0          0          0          0
                                                              -----      ----      ----       ----       ----

      Weighted Average Life in Years to Maturity............  20.78      6.97      3.38       1.91       1.41
      Weighted Average Life in Years to Optional
        Purchase............................................. 20.70      6.51      3.06       1.72       1.27

---------
*Indicates a value between 0.0% and 0.5%.

    Percentage of Initial Class Principal Amount of the Offered Certificates
                Outstanding at the Following Percentages of CPR

                                                                          Class A2 Certificates
      Distribution Date                                         0%        12%       25%        40%       50%
      -----------------                                      ------    -------    -------   --------   -------
      Initial Percentage....................................   100%      100%      100%       100%       100%
      May 2004...............................................  100        87        74         59         48
      May 2005...............................................  100        76        55         34         24
      May 2006...............................................   99        67        40         20         11
      May 2007...............................................   99        58        30         12          6
      May 2008...............................................   98        51        23          7          3
      May 2009...............................................   98        44        17          4          1
      May 2010...............................................   98        39        13          3          1
      May 2011...............................................   97        34         9          2          *
      May 2012...............................................   97        30         7          1          *
      May 2013...............................................   95        26         5          1          *
      May 2014...............................................   92        22         4          *          *
      May 2015...............................................   88        19         3          *          *
      May 2016...............................................   85        16         2          *          *
      May 2017...............................................   81        13         1          *          *
      May 2018...............................................   77        11         1          *          *
      May 2019...............................................   73         9         1          *          *
      May 2020...............................................   69         8         *          *          *
      May 2021...............................................   64         6         *          *          *
      May 2022...............................................   60         5         *          *          *
      May 2023...............................................   55         4         *          *          *
      May 2024...............................................   51         3         *          *          *
      May 2025...............................................   46         3         *          *          *
      May 2026...............................................   41         2         *          *          *
      May 2027...............................................   35         2         *          *          *
      May 2028...............................................   30         1         *          *          *
      May 2029...............................................   24         1         *          *          *
      May 2030...............................................   19         1         *          *          *
      May 2031...............................................   13         *         *          *          *
      May 2032...............................................    6         *         *          *          *
      May 2033...............................................    1         *         *          *          *
      May 2034...............................................    0         0         0          0          0
      May 2035...............................................    0         0         0          0          0
      May 2036...............................................    0         0         0          0          0
      May 2037...............................................    0         0         0          0          0
      May 2038...............................................    0         0         0          0          0
                                                               -----      ----      ----       ----       ----

      Weighted Average Life in Years to Maturity............   20.41      6.87      3.35       1.90       1.40
      Weighted Average Life in Years to Optional
        Purchase.............................................  20.32      6.42      3.04       1.72       1.27

----------
*Indicates a value between 0.0% and 0.5%.

    Percentage of Initial Class Principal Amount of the Offered Certificates
                Outstanding at the Following Percentages of CPR

                                                                          Class A3 Certificates
      Distribution Date                                        0%        12%        25%        40%       50%
      -----------------                                      ------     ------    -------   --------   -------
      Initial Percentage.....................................  100%       100%      100%       100%       100%
      May 2004...............................................   99         87        74         58         48
      May 2005...............................................   99         76        54         34         23
      May 2006...............................................   98         66        40         20         11
      May 2007...............................................   97         57        30         12          6
      May 2008...............................................   96         49        22          7          3
      May 2009...............................................   95         43        16          4          1
      May 2010...............................................   94         37        12          2          1
      May 2011...............................................   93         32         9          1          *
      May 2012...............................................   91         28         7          1          *
      May 2013...............................................   90         24         5          1          *
      May 2014...............................................   87         21         4          *          *
      May 2015...............................................   83         17         3          *          *
      May 2016...............................................   80         15         2          *          *
      May 2017...............................................   76         12         1          *          *
      May 2018...............................................   73         10         1          *          *
      May 2019...............................................   69         9          1          *          *
      May 2020...............................................   65         7          *          *          *
      May 2021...............................................   61         6          *          *          *
      May 2022...............................................   57         5          *          *          *
      May 2023...............................................   52         4          *          *          *
      May 2024...............................................   48         3          *          *          *
      May 2025...............................................   43         3          *          *          *
      May 2026...............................................   38         2          *          *          *
      May 2027...............................................   33         2          *          *          *
      May 2028...............................................   28         1          *          *          *
      May 2029...............................................   23         1          *          *          *
      May 2030...............................................   17         1          *          *          *
      May 2031...............................................   11         *          *          *          *
      May 2032...............................................    6         *          *          *          *
      May 2033...............................................    *         *          *          *          *
      May 2034...............................................    *         *          *          *          *
      May 2035...............................................    *         *          *          *          *
      May 2036...............................................    *         *          *          *          *
      May 2037...............................................    *         *          *          *          *
      May 2038...............................................    0         0          0          0          0
                                                               -----      ----       ----       ----       ----

      Weighted Average Life in Years to Maturity.............  19.54      6.68       3.30       1.89       1.40
      Weighted Average Life in Years to Optional
        Purchase.............................................  19.45      6.26       3.01       1.71       1.27

---------------

*Indicates a value between 0.0% and 0.5%.

    Percentage of Initial Class Principal Amount of the Offered Certificates
                Outstanding at the Following Percentages of CPR

                                                                          Class A4 Certificates
      Distribution Date                                        0%         12%       25%        40%       50%
      -----------------                                      ------     ------    -------    -------    ------
      Initial Percentage.....................................  100%       100%      100%       100%       100%
      May 2004...............................................  100         87        74         59         48
      May 2005...............................................   99         76        55         34         23
      May 2006...............................................   99         67        40         20         11
      May 2007...............................................   99         58        30         12          6
      May 2008...............................................   98         50        22          7          3
      May 2009...............................................   98         44        17          4          1
      May 2010...............................................   97         39        13          3          1
      May 2011...............................................   96         33         9          2          *
      May 2012...............................................   94         29         7          1          *
      May 2013...............................................   93         25         5          1          *
      May 2014...............................................   89         21         4          *          *
      May 2015...............................................   86         18         3          *          *
      May 2016...............................................   82         15         2          *          *
      May 2017...............................................   79         13         1          *          *
      May 2018...............................................   75         11         1          *          *
      May 2019...............................................   71          9         1          *          *
      May 2020...............................................   67          7         *          *          *
      May 2021...............................................   63          6         *          *          *
      May 2022...............................................   58          5         *          *          *
      May 2023...............................................   54          4         *          *          *
      May 2024...............................................   49          3         *          *          *
      May 2025...............................................   44          3         *          *          *
      May 2026...............................................   39          2         *          *          *
      May 2027...............................................   34          2         *          *          *
      May 2028...............................................   29          1         *          *          *
      May 2029...............................................   23          1         *          *          *
      May 2030...............................................   18          1         *          *          *
      May 2031...............................................   12          *         *          *          *
      May 2032...............................................    6          *         *          *          *
      May 2033...............................................    0          0         0          0          0
      May 2034...............................................    0          0         0          0          0
      May 2035...............................................    0          0         0          0          0
      May 2036...............................................    0          0         0          0          0
      May 2037...............................................    0          0         0          0          0
      May 2038...............................................    0          0         0          0          0
                                                               -----      ----       ----       ----       ----

      Weighted Average Life in Years to Maturity............   20.04      6.81       3.34       1.90       1.40
       Weighted Average Life in Years to Optional
        Purchase.............................................  19.96      6.37       3.04       1.72       1.27

--------------
*Indicates a value between 0.0% and 0.5%.

    Percentage of Initial Class Principal Amount of the Offered Certificates
                Outstanding at the Following Percentages of CPR

                                                                    Class B1, B2 and B3 Certificates
      Distribution Date                                         0%        12%        25%       40%       50%
      -----------------                                      ------     ------    -------    -------   -------
      Initial Percentage.....................................  100%       100%      100%       100%       100%
      May 2004...............................................  100        100       100        100        100
      May 2005...............................................   99         99        99         86         71
      May 2006...............................................   99         99        91         66         50
      May 2007...............................................   98         98        68         40         25
      May 2008...............................................   98         98        51         24         12
      May 2009...............................................   97         91        38         14          6
      May 2010...............................................   96         80        28          8          3
      May 2011...............................................   96         70        21          5          2
      May 2012...............................................   95         61        16          3          1
      May 2013...............................................   94         53        11          2          *
      May 2014...............................................   90         45         8          1          *
      May 2015...............................................   87         38         6          1          *
      May 2016...............................................   83         32         4          *          *
      May 2017...............................................   79         27         3          *          *
      May 2018...............................................   75         22         2          *          *
      May 2019...............................................   71         19         2          *          *
      May 2020...............................................   67         15         1          *          *
      May 2021...............................................   63         13         1          *          *
      May 2022...............................................   59         10         1          *          *
      May 2023...............................................   54          8         *          *          *
      May 2024...............................................   49          7         *          *          *
      May 2025...............................................   45          5         *          *          *
      May 2026...............................................   40          4         *          *          *
      May 2027...............................................   34          3         *          *          *
      May 2028...............................................   29          2         *          *          *
      May 2029...............................................   23          2         *          *          *
      May 2030...............................................   18          1         *          *          *
      May 2031...............................................   12          1         *          *          *
      May 2032...............................................    6          *         *          *          *
      May 2033...............................................    *          *         *          *          *
      May 2034...............................................    *          *         *          *          *
      May 2035...............................................    *          *         *          *          *
      May 2036...............................................    *          *         *          *          *
      May 2037...............................................    *          *         *          *          *
      May 2038...............................................    0          0         0          0          0
                                                               -----      ----       ----       ----       ----

      Weighted Average Life in Years to Maturity.............  20.08     11.55      6.02       4.00       3.17
      Weighted Average Life in Years to Optional
        Purchase.............................................  20.00     10.64      5.33       3.40       2.59

---------------

*Indicates a value between 0.0% and 0.5%.

                   Material Federal Income Tax Considerations


         General

         The Trust Agreement provides that the Trust will comprise multiple REMICs in a tiered REMIC structure. In the opinion of McKee Nelson LLP ("Tax Counsel"), assuming compliance with the Trust Agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, in the opinion of Tax Counsel, the Offered Certificates, other than the Class R Certificate, will evidence ownership of REMIC regular interests within the meaning of Section 860G(a)(1) of the Code and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each of the REMICs.

Taxation of Regular Interests

         Interest on a REMIC regular interest must be included in income by a Beneficial Owner under the accrual method of accounting, regardless of the Beneficial Owner's regular method of accounting. In addition, certain classes of Offered Certificates may be issued with original issue discount ("OID"). A Beneficial Owner must include OID in income as it accrues on a constant yield method, regardless of whether the Beneficial Owner receives currently the cash attributable to OID.

         For purposes of the OID rules, if beneficial ownership of two or more classes of certificates is acquired entirely by one Beneficial Owner at original issuance, then the classes of certificates owned by such Beneficial Owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the Beneficial Owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. One person is expected to acquire at original issuance beneficial ownership of all of the Offered Certificates representing regular interests. That person intends to continue such beneficial ownership indefinitely and, in any case, for at least 30 days. The Securities Administrator, therefore, on behalf of the Trust, intends to determine the existence and amount of any OID as if the several regular interests were one debt instrument. It is anticipated that, for federal income tax purposes, the regular interests, in the aggregate, will not be issued with OID.

         If the regular interests are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in section 1286 of the Code would apply to subsequent Beneficial Owners who acquire an interest in the Offered Certificates representing regular interests (other than a proportionate interest in each principal and interest payment on each such Offered Certificate). Under those rules, the purchase of a beneficial ownership interest in the outstanding Offered Certificates would be treated as a purchase of a debt instrument originally issued on the purchase date for an issue price equal to the purchase price paid by the purchaser. The seller would be required to allocate its aggregate adjusted basis in the Offered Certificates between the interest sold and the interest retained. Moreover, the seller would be treated as having acquired any interest it retained in the Offered Certificates in an original issuance occurring on the date of sale for an issue price equal to the adjusted basis allocated to the retained interest. OID, rather than market discount, would be created if the purchase price (adjusted basis, in the case of the seller) were less (by more than a de minimis amount) than the stated redemption price at maturity of the interest purchased (or retained, in the case of the seller).

         Because the amount of OID, if any, created by such a transaction would depend on information that would not be available to the Securities Administrator, neither the Securities Administrator nor the Trustee will be able to provide information concerning the accrual of such OID. All purchasers of Offered Certificates representing regular interests are urged to consult their tax advisors for advice regarding the effect, if any, of the OID and stripped bond provisions of the Code and the regulations thereunder on the purchase of an interest in the Offered Certificates. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments" and "Material Federal Income Tax Considerations - Grantor Trust Certificates - Taxation of Stripped Certificates" in the accompanying prospectus.

         The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR for each Mortgage Pool. No representation is made that the mortgage loans will prepay at that rate or at any other rate.

Residual Certificate

         Special tax considerations apply to an investment in a Residual Certificate. In certain circumstances, the method of taxation of a Residual Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as "excess inclusion" income. See "Material Federal Income Tax Considerations -- REMIC Residual Certificates" in the accompanying prospectus.

         The Class R Certificate represents ownership of the residual interest in each of the REMICs. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each REMIC for each calendar quarter in determining federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see "Material Federal Income Tax Considerations--REMIC Residual Certificates--Excess Inclusions" in the accompanying prospectus.

         Under applicable regulations, if either of the residual interests represented by the Residual Certificate is a "noneconomic residual interest," a transfer of such Residual Certificate to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The accompanying prospectus describes a safe harbor set out in applicable Treasury regulations under which the transfer of the Residual Certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See "Material Federal Income Tax Considerations -- REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates" in the accompanying prospectus.

         If either of the residual interests represented by the Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Person will be disregarded for all federal tax purposes unless the Non-U.S. Person's income from the Residual Certificate is effectively connected with a trade or business within the United States. See "Material Federal Income Tax Considerations -- REMIC Residual Certificates -- Restrictions on Transfers of Residual Certificates to Foreign Persons" in the accompanying prospectus.

Tax Treatment of the Offered Certificates

         The Offered Certificates will constitute:

         o "Real estate assets" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

         o Except in the case of the Class R Certificates, "obligations . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3) Code if held by a REMIC; or

         o Assets described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

                         Legal Investment Considerations

         The Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

         Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

                                 Use of Proceeds

         The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

                                  Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

         The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $360,000.

         Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B4, Class B5 and Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

         The Underwriter is an affiliate of the Depositor.

         After the initial distribution of the Offered Certificates by the Underwriter, this prospectus supplement and the accompanying prospectus may be used by the Underwriter and the Depositor in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                              ERISA Considerations

         The Offered Certificates (except for the Class R Certificate) are eligible for relief under an individual exemption issued to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14, as most recently amended and restated by PTE 2002-41 (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such Plan.

         A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus for a description of the requirements for relief under the Exemption. In addition, the rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate and any Offered Certificate rated below investment grade (collectively, "ERISA-Restricted Offered Certificates") will not be registered by the Trustee unless the Trustee receives:

         o a representation from the transferee of the ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

         o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the ERISA-Restricted Certificate are covered under Sections I and III of PTE 95-60; or

         o an opinion of counsel satisfactory to the Trustee (on which the Trustee, the Master Servicer, the Securities Administrator and the Depositor may explicitly rely) that the purchase and holding of the ERISA-Restricted Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under Title I of ERISA and/or Section 4975 of the Code and will not subject any of the above parties to any obligation in addition to those undertaken in the Trust Agreement.

                                  Legal Matters

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

                                     Ratings

         It is a condition to the issuance of the Senior Certificates that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's" or the "Rating Agency"). It is a condition to the issuance of the Class B1, Class B2 and Class B3 Certificates that they be rated "Aa2," "A2" and "Baa2," respectively, by Moody's.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.

         The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by Moody's.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agency; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agency.

                            INDEX OF PRINCIPAL TERMS

                                                Page
                                                ----

ABN AMRO.........................................S-39
ABN AMRO Underwriting
   Guidelines...................................S-107
Accrual Period...................................S-26
Accrued Certificate Interest.....................S-25
Act.............................................S-138
Additional Collateral Mortgage
   Loans........................................S-106
Adjustment Date..................................S-40
Apportioned Principal Balance....................S-35
Available Distribution Amount....................S-32
Bankruptcy Coverage Termination
   Date..........................................S-36
Bankruptcy Loss Limit............................S-36
Bankruptcy Losses................................S-36
Beneficial Owner.................................S-18
Book-Entry Certificates..........................S-18
Business Day.....................................S-18
Cendant.........................................S-109
Certificate Group................................S-17
Certificate Principal Amount.....................S-26
Certificateholder................................S-19
Certificates.....................................S-17
Class Percentage.................................S-25
Class Principal Amount...........................S-17
Clearstream Luxembourg...........................S-19
Clearstream Luxembourg Participants..............S-21
Closing Date.....................................S-25
Code............................................S-135
Colonial........................................S-109
Corporate Trust Office...........................S-38
CPR.............................................S-124
Credit Support Depletion Date....................S-31
Credit Support Percentage........................S-25
Cut-off Date.....................................S-28
Cut-off Date Balance.............................S-39
Debt Service Reduction...........................S-36
Deficient Valuation..............................S-36
Definitive Certificate...........................S-18
Deposit Date.....................................S-32
Depositor........................................S-18
Distribution Date................................S-18
DTC..............................................S-18
Due Period.......................................S-32
Effective Loan-to-Value Ratio....................S-41
Employee Discount Rate...........................S-42
Employee Mortgage Loans..........................S-42
ERISA...........................................S-138
ERISA-Restricted Offered
   Certificates.................................S-139
Euroclear........................................S-19
Euroclear Operator...............................S-21
Euroclear Participants...........................S-21
European Depositaries............................S-19
Excess Losses....................................S-36
Exemption.......................................S-138
FICO............................................S-104
Final Scheduled Distribution Date................S-37
Financial Intermediary...........................S-19
First Republic..................................S-109
Fraud Loss Limit.................................S-36
Fraud Losses.....................................S-36
Gross Margin.....................................S-40
Group 1 Certificates.............................S-17
Group 2 Certificates.............................S-17
Group 3 Certificates.............................S-17
Group 4 Certificates.............................S-17
Group Subordinate Amount.........................S-31
Index............................................S-41
Indices..........................................S-41
Initial Cap......................................S-40
Insurance Proceeds...............................S-33
Interest Rate....................................S-26
Interest Shortfall...............................S-26
Lighthouse......................................S-109
Liquidated Mortgage Loan.........................S-36
Liquidation Proceeds.............................S-33
Loan-to-Value Ratio..............................S-41
Master Servicer.................................S-108
Master Servicer Fee.............................S-114
Master Servicing Fee Rate.......................S-114
Maximum Rate.....................................S-40
Minimum Rate.....................................S-40
Modeling Assumptions............................S-124
Moody's.........................................S-139
Mortgage Loan Purchase Agreement................S-118
Mortgage Loans...................................S-17
Mortgage Pool....................................S-17

Mortgage Rate....................................S-26
Mortgaged Property...............................S-40
Net Mortgage Rate................................S-26
Net Prepayment Interest Shortfalls...............S-27
Net WAC..........................................S-26
Offered Certificates.............................S-17
Offered Subordinate Certificates.................S-17
OID.............................................S-135
One-Month LIBOR Index............................S-41
One-Year CMT Index...............................S-41
One-Year LIBOR Index.............................S-41
Original Credit Support Percentage...............S-25
Original Subordinate Amount......................S-30
Participant......................................S-19
Penalty Period...................................S-42
Percentage Interest..............................S-18
Periodic Cap.....................................S-40
Plan............................................S-138
Pool 1...........................................S-17
Pool 2...........................................S-17
Pool 3...........................................S-17
Pool 4...........................................S-17
Pool Balance.....................................S-28
Prepayment Interest Shortfall....................S-27
Prepayment Penalty Amount........................S-42
Prepayment Period................................S-32
Principal Distribution Amount....................S-27
Principal Prepayments............................S-32
PTE.............................................S-138
PTE 95-60.......................................S-139
Rating Agency...................................S-139
Realized Loss....................................S-35
Record Date......................................S-18
Relevant Depositary..............................S-19
Relief Act.......................................S-25
Relief Act Reduction.............................S-25
Residual Certificate.............................S-18
Restricted Classes...............................S-25
Retained Interest................................S-42
Retained Interest Rate...........................S-42
Rules............................................S-19
Scheduled Payment................................S-39
Scheduled Principal Balance......................S-28
Securities Administrator.........................S-38
Seller...........................................S-39
Senior Certificates..............................S-17
Senior Percentage................................S-28
Senior Prepayment Percentage.....................S-28
Senior Principal Distribution Amount.............S-27
Servicer Remittance Date.........................S-32
Servicers.......................................S-109
Servicing Agreement.............................S-109
Servicing Fee...................................S-114
Servicing Fee Rate..............................S-114
Six-Month LIBOR Index............................S-41
SMMEA...........................................S-137
Special Hazard Loss Limit........................S-36
Special Hazard Losses............................S-36
Subordinate Certificate Writedown
   Amount........................................S-35
Subordinate Certificates.........................S-17
Subordinate Class Percentage.....................S-30
Subordinate Percentage...........................S-31
Subordinate Prepayment Percentage................S-31
Subordinate Principal Distribution
   Amount........................................S-30
Tax Counsel.....................................S-135
Terms and Conditions.............................S-22
Total Subordinate Percentage.....................S-31
Trust............................................S-17
Trust Agreement.................................S-118











Trustee..........................................S-37
Trustee Fee......................................S-37
Trustee Fee Rate.................................S-37
Undercollateralization Distribution..............S-32
Undercollateralized Group........................S-31
Underwriter.....................................S-138
Underwriting Agreement..........................S-138
Underwriting Guidelines.........................S-105
Wells Fargo.....................................S-108

                                    Annex A:
         Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered Thornburg Mortgage Securities Trust 2003-3, Mortgage Loan Pass-Through Certificates, Series 2003-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and "no lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      S-A-1

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

                                      S-A-2

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

         The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


                                      S-A-3
                  borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A holder that is not a United States "person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         I. the Trustee or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that--

                           is signed by the holder under penalty of perjury,

                           certifies that such owner is not a United States person, and provides the name and address of the holder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                           (i) is signed under penalties of perjury by an
                  authorized representative of the financial institution,

                           (ii) states that the financial institution has
                  received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the holder,
                  and

                           (iv) attaches the IRS Form W-8BEN (or any successor
                  form) provided by the holder;


                                      S-A-4

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

         IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

         A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States "persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.


                                      S-A-5

         The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date that elect to continue to be treated as United States persons.




                                      S-A-6

PROSPECTUS


                    Structured Asset Securities Corporation

                                   Depositor

                           Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                              --------------------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

  o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

  o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

  o private mortgage backed certificates, as described in this prospectus; and

  o payments due on those mortgage loans and mortgage backed certificates.

  The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

o will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o may have one or more forms of credit enhancement.

   The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

   The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

   The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

   Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                LEHMAN BROTHERS



                 The date of this prospectus is March 20, 2003

                         Description of the Securities


General

   The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

   Each series of Securities will consist of one or more classes of Securities, one or more of which may:

   o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

   o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

   o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

   o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

   o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

   o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

   o be other types of Securities, as described in the prospectus supplement.

   If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

   Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

   General

   Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

   Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

   The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

   For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

   Single Class Securities Generally

   With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "Subordinate Securities" below.

   If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

   If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

   Multi-Class Series

   A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "-- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

   Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

   A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

   Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

   Subordinate Securities

   A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

   If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

   o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

   o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

   The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Purchase of Securities

   The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

   If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

   The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of
Securities:

   o call protection for any class of Securities of a series;

   o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

   o certain other guarantees described in the prospectus supplement.

Book-Entry Registration

   General

   If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

   No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

   Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   DTC

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

   Clearstream

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.

   Euroclear

   Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear
Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

   Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

   Beneficial Ownership of Book-Entry Securities

   Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

   The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect
Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

   Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

   Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

   Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

   None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Definitive Securities

   Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.


                 Yield, Prepayment and Maturity Considerations


Payment Delays

   With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

   With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

Timing of Reduction of Principal Amount

   A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

   If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

   The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

   CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

   The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

   Type of Loan

   Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

   In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

   To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

   In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

   If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

   A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

   In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

   Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses

   The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

   Optional Termination

   If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                The Trust Funds


General

   The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

   The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

   o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

   o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

   o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

   o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

   o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

   o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

   o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

   o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

   o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

   The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest").
Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

   The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

   o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

   o Fannie Mae certificates;

   o Freddie Mac certificates;

   o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

   o Mortgage Loans or participation interests in Mortgage Loans; and

   o Manufactured Home Loans or participation interests in Manufactured Home Loans.

   To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

   Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

   Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

Ginnie Mae Certificates

   General

   The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

   The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

   Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

   With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

   All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

   Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

   The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Ginnie Mae

   The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

   General

   Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

   Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

   Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

   o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

   o fixed-rate level payment FHA Loans or VA Loans;

   o adjustable rate mortgage loans;

   o GEM Loans, Buy-Down Loans or GPM Loans; and

   o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

   The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

   The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Fannie Mae

   Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

   General

   The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

   The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

   Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

   o 30 days following foreclosure sale;

   o 30 days following payment of the claim by any mortgage insurer; or

   o 30 days following the expiration of any right of redemption.

   In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

   Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

   The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

   Freddie Mac

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.ss. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Private Mortgage-Backed Securities

   General

   The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

   o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

   o collateralized mortgage obligations secured by Loans or Agency
     Certificates.

   Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the

Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

   Underlying Loans

   The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

   o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

   o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

   o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

   o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

   o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

   o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities

   Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

   Additional Information

   The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

   o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

   o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

   o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

   o the weighted average interest rate of the Private Mortgage-Backed
     Securities;

   o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

   o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

   o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

   If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Mortgage Loans

   General

   The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

   The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

   o fixed interest rate or adjustable interest rate Mortgage Loans;

   o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term,
     (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

   o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

   o Buy-Down Loans;

   o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

   o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

   The Mortgage Loans may include:

   o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

   o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

   Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

   The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

   Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

   The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

   The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

   o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

   o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

   o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

   o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

   o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

   The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

   Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

   o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

   o the Buy-Down Period may not exceed three years;

   o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and
     (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

   o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

   o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

   Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

   o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

   o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

   o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

   o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

   As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

   Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

   These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

   The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

   Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

   o the death of the borrower, or the last living of two co-borrowers;

   o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

   o the sale of the related Mortgaged Property.

   The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

   The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

      (1) the aggregate outstanding principal balance of the Mortgage Loans;

      (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

      (3) the average outstanding principal balance of the Mortgage Loans;

      (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

      (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

      (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

      (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

      (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

      (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

      (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

   If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Manufactured Home Loans

   The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

   The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

   Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in

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
width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

   o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

   o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

   o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

   o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

   The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

   The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

      (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

      (2) the weighted average interest rate on the Manufactured Home Loans;

      (3) the average outstanding principal balance of the Manufactured Home Loans;

      (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

      (5) the range of Loan-to-Value Ratios of the Manufactured Home Loans;

      (6) the relative percentages (by principal balance as of the Cut-off
   Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

      (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

      (8) the distribution by state of Manufactured Homes securing the Loans.

   If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

   The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

Pre-Funding Arrangements

   The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

   If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

   Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Collection Account and Distribution Account

   The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

   Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

   A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss

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
resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

   A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards


Underwriting Standards

   The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

   Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

   In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

   The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

   With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

   Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

   To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

   In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

   Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."


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
Loss Experience

   The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

   No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

   To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

   Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

   o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

   o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

   o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

   o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

   o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

   If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

   With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

   Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

   o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

   o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

   o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

   o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

   o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

   o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

   Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

   The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private

Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

   Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               Servicing of Loans


General

   Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers").
In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

   o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

   o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

   o advance funds as described below under "Advances and Limitations
     Thereon."

   If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

   The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

   The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

   The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

   o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

   o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

   o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

Collection Procedures; Escrow Accounts

   The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

   As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

   Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

   The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

   The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

   As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

   o all payments on account of principal, including prepayments, on the Loans;


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
   o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

   o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

   o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

   o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

   o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

   o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

   Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

   o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

   o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

   o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

   o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

   o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

   o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;


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
   o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

   o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

   o to clear and terminate the Collection Account pursuant to the related Agreement.

   In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

   In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

   With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

   Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

   If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related

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
insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

   The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

   If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

   With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

   General

   The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

   Payments in Connection With Prepaid Loans

   In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

   Standard Hazard Insurance; Flood Insurance

   Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

   The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

   Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

   The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

   Special Hazard Insurance Policy

   To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

   Primary Mortgage Insurance

   To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

   Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   FHA Insurance and VA Guarantees

   To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

   The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   Bankruptcy Bond

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

   The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

   The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

   Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

   Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

   As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

   Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be

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
changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

Certain Rights Related to Foreclosure

   Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

   The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

   As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

   The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

   In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

   If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

   The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

   If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

   The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

   The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

   In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

   The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

   o is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

   o is reasonably satisfactory to the trustee for the related series;

   o has a net worth of not less than $15,000,000; and

   o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

   No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.


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
   Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Certain Risks

   If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

   If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

                                 Credit Support


General

   Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

   o an irrevocable letter of credit;

   o the subordination of one or more classes of the Securities of a series;

   o reserve funds;

   o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

   o a surety bond or financial guaranty insurance policy;

   o the use of cross-support features; or

   o another method of credit support described in the prospectus supplement.

   In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

   Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

   If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

   o the amount payable under the credit support;

   o any conditions to payment thereunder not otherwise described in this prospectus;

   o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o the material provisions of any agreement relating to the credit support.

   Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

   o a brief description of its principal business activities;

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

   o if applicable, the credit ratings assigned to it by rating agencies; and

   o certain financial information.

Subordinate Securities; Subordination Reserve Fund

   If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

   A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United

States Code ss. 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

   With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

   Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Cross-Support Features

   If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Insurance

   Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

   Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.


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
Letter of Credit

   The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

   Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

   One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

   Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement,

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
any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

   Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                  Description of Mortgage and Other Insurance


   The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

   General

   Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

   A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

   To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

   Primary Mortgage Insurance

   Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

   o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

   o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;


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
   o amounts expended but not approved by the mortgage insurer;

   o claim payments previously made by the mortgage insurer; and

   o unpaid premiums.

   Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

   o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

   o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

   o physical damage to the Mortgaged Property; and

   o the related servicer not being approved as a servicer by the mortgage insurer.

   Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and
(4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

   As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

   o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

   o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

   o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

   Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

   o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

   o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

   o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price

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
     equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

   o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

   o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

   o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

   The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

   FHA Insurance and VA Guaranty

   The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

   Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

   FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

   The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's

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control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

   HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

   On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

   Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

   VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the

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
purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

   With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

   In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

   When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

   In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

   The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.


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
   Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

   o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

   o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

   o advances made by the insured as described above less certain payments.

   An "approved sale" is:

   o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

   o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

   o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

   o the acquisition of the Mortgaged Property by the pool insurer.

   As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

   The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

   Mortgage Insurance with Respect to Manufactured Home Loans

   A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.


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
Hazard Insurance on the Loans

   Standard Hazard Insurance Policies

   The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

   The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

   The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.


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
   Special Hazard Insurance Policy

   Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

   Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

   Other Hazard-Related Insurance; Liability Insurance

   With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

   In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.


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
   The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

   If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 The Agreements


   The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

   Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

   As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

   General

   At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

   Assignment of Private Mortgage-Backed Securities

   The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

   Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount,

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
outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

      (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

      (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

      (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

      (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

   Assignment of Mortgage Loans

   As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

   o the mortgage note endorsed without recourse to the order of the trustee or in blank;

   o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

   o an assignment of the Mortgage in recordable form.

   The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

   If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

   With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

   The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

   If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill

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
this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

   Assignment of Manufactured Home Loans

   The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the
"Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

   In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

   Assignment of Participation Certificates

   The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:


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   o that the information contained in the Participation Certificate Schedule is true and correct in all material respects;

   o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

   o that there has been no other sale by it of the Participation
     Certificates; and

   o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

   Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

   Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

   If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

   Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

   Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

   The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the

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depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

   The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

      (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

      (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

      (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

      (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

      (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

      (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

      (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

      (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

      (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
   Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

      (12) any other information as specified in the related Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time

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during the calendar year: (a) the aggregate of amounts reported pursuant to
(1) through (4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

   The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

   o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

   o demand and time deposits, certificates of deposit or bankers' acceptances;

   o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

   o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

   o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

   o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

   o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

   Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

   Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

   If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."


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Event of Default; Rights Upon Event of Default

   Trust Agreement

   As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

   o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

   o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

   o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

   So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

   In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

   During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

   No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the

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trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

   Indenture

   As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

   o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

   o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

   o any other event of default provided with respect to Notes of that series.

   If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

   If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

   o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

   As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.


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   Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

   The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

   The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

   The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

   The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

   The trustee may also be removed at any time:

   o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

   o if the trustee becomes insolvent; or


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   o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

   Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

   The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

   Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

Expense Reserve Fund

   If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

   Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

      (1) to cure any ambiguity;

      (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

      (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.


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   As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

   o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

   o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

   The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC or FASIT Administrator

   For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

Administration Agreement

   If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

   The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

   To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

   Trust Agreement

   The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

   o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

   o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.


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   As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

   o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

   o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

   o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

   o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

   o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

   The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

   Indenture

   The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

   In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.


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                             Legal Aspects of Loans


   The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

   The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

   If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under

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a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

   If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations'

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buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

   A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

   If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default

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of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

   There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

   Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In

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addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-

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stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


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Anti-Deficiency Legislation and Other Limitations on Lenders

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

   Cooperative Loans

   Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   Leases and Rents

   Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

   Federal Bankruptcy and Other Laws Affecting Creditors' Rights

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing

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the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

   In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

   In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit
Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

   Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or

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conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

   Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Soldiers' and Sailors' Civil Relief Act of 1940

   Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

   o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of military service;

   o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

   o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

   However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

   As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Risks

   Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as

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an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

   Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

Due-on-Sale Clauses in Mortgage Loans

   Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

   o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

   o originated by lenders other than national banks, federal savings institutions and federal credit unions.

   Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional

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charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   The depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.


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Adjustable Interest Rate Loans

   ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

   The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

   Security Interests in the Manufactured Homes

   Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

   As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the

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Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

   In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

   Relocation of a Manufactured Home

   In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

   In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

   Intervening Liens

   Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.


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   Enforcement of Security Interests in Manufactured Homes

   So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

   Consumer Protection Laws

   The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

   Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

   Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

   In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.


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   Applicability of Usury Laws

   Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

                   Material Federal Income Tax Considerations


   The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Morgan, Lewis & Bockius LLP, each as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

   This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

   In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

   In this discussion, when we use the term:

   o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

   o "Code," we mean the Internal Revenue Code of 1986, as amended;

   o "IRS," we mean the Internal Revenue Service;

   o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

   o "Foreign Person," we mean any person other than a U.S. Person; and

   o "U.S. Person," we mean (i) a citizen or resident of the United States;
     (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain

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     trusts that were in existence on August 20, 1996, that were treated as
     U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

   This discussion addresses the following four types of securities:

   o REMIC certificates,

   o FASIT certificates,

   o notes issued by a trust, including a trust for which a REIT election has been made, and

   o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

   The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

   REMIC Certificates Generally

   With respect to each series of REMIC certificates, McKee Nelson LLP or Morgan, Lewis & Bockius LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of
Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

   A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

   We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

   A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

   If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has

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authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

   To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

   FASIT Certificates Generally

   With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

   FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

   Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

   The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

   The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

   Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and

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thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

   On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

   Issuance of Notes Generally

   For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

   With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

   Classification of Trust Certificates Generally

   With respect to each series of trust certificates for which no REMIC or FASIT election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of
Section 7701(i) of the Code or the publicly traded partnership rules of
Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.


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Taxation of Securities Treated as Debt Instruments

   When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

   Interest Income and OID

   Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

   For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

   The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

   To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated

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redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

   If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

   The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

   The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

   For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

   Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

   Variable Rate Securities

   Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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   Acquisition Premium

   If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

   Market Discount

   If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

   Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

   Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.


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   If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

   Amortizable Bond Premium

   A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   Non-pro rata Securities

   A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

   Election to Treat All Interest as OID

   The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.


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   Treatment of Losses

   Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

   Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

   Sale or Other Disposition

   If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

   Foreign Persons

   Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or

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institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

   Information Reporting

   Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

   Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

   If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

   Taxable Income or Net Loss of the REMIC

   Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the

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REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

   Pass Through of Certain Expenses

   A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

   Excess Inclusions

   Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

   For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

   Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Taxable Income May Exceed Distributions

   In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income

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from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

   Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

   Basis Rules and Distributions

   A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

   A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

   Sales of REMIC Residual Certificates

   If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in

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Section 7701(i) of the Code) comparable to a residual interest in a REMIC.
Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

   Inducement Payments

   The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

   Disqualified Organizations

   If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

   In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.


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   Noneconomic REMIC Residual Certificates

   A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

   A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

   All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

   Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

   The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

   o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

   o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

   o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

   o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.


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   Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

   Restrictions on Transfers of Residual Certificates to Foreign Persons

   Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

   Foreign Persons

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

   Administrative Provisions

   The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax

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return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

   Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning
Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

   Mark-to-Market Rules

   Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

   An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual

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method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

   A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

   Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

   The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

   o the receipt of income derived from assets that are not permitted assets,

   o certain dispositions of permitted assets,

   o the receipt of any income derived from any loan originated by a FASIT, and

   o in certain cases, the receipt of income representing a servicing fee or other compensation.

   Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

   For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped
Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

   Classification of Stripped Certificates

   There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

   Taxation of Stripped Certificates

   Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.


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   Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

   Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

   For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

   In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

   Purchase of More Than One Class of Stripped Certificates

   When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Taxation of Standard Certificates

   For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by

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its Standard Certificate. Thus, for example, in the case of a Standard
Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

   For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

   Trust Expenses

   Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

   Sales of Grantor Trust Certificates

   If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

   Trust Reporting

   Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.


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   Foreign Persons

   The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

Partner Certificates

   If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

   Security Owner's Distributive Share

   The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

   A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

   Distributions

   A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner
Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

   A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

   If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

   Sale or Exchange of a Partner Certificate

   If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.


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   Section 708 Terminations

   Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

   Section 754 Election

   If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under
Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

   Foreign Persons

   Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

   Information Reporting

   Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

   Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under
Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.


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   Administrative Matters

   Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

   In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

   REMIC Certificates

   REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

   In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

   REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of
Section 860L(c)(1) of the Code with respect to FASITs.

   The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the
"SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former
Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under
Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

   The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those

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assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

   For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

   FASIT Regular Certificates

   FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

   Non-REMIC and non-FASIT Debt Securities

   Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

   Grantor Trust Certificates

   Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

   Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.


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   Partner Certificates

   For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

   Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                       State and Local Tax Considerations


   In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

   For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.


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   A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets.
Section 2510.3-101 (the "DOL Regulations") of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991) as amended by PTE 97-34, Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

   For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

   The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

   o The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");


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   o In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

   o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

   o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

   o The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

   o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

   A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

   The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of
it).


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   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

   The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related
Securities, may be transferred to the trust fund within the Pre-Funding
Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

      (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

      (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original Primary Assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency.

      (3) The transfer of the Subsequent Assets to the issuer during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the issuer.

      (4) The weighted average annual percentage interest rate for all of the Primary Assets in the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Primary Assets transferred to the issuer on the closing date.

      (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Primary Assets that were transferred to the issuer:

      o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics

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
        described in the related prospectus supplement and/or the related Agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Primary Assets transferred to the issuer as of the closing date.

      (6) The Pre-Funding Period must end no later than the later of three months or 90 days after the closing date (or earlier if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an Event of Default occurs).

      (7) Amounts transferred to the Pre-Funding Account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      (8) The prospectus or prospectus supplement must describe:

      o the Pre-Funding Account and/or capitalized interest account used in connection with the Pre-Funding Account;

      o the duration of the Pre-Funding Period;

      o the percentage and/or dollar amount of the Pre- Funding Limit for the issuer; and

      o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

      (9) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

   The Securities may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of Securities will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of Securities that includes such features.

   Without regard to whether Securities are treated as equity interests or as debt for purposes of the DOL Regulations any of the depositor, any servicer, the trustee, any underwriter or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan because of its activities. In such case, the acquisition or holding of Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as the Exemption, Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   The depositor, the master servicer, the servicer, the trustee, or any underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment authority for those assets, or is an employee maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

   Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase

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Securities representing a beneficial ownership interest in a pool of single-
family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Certificates should consider the federal income tax consequences of that investment.

   Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

   The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        Legal Investment Considerations


   The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.


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   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 Legal Matters


   Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Morgan, Lewis & Bockius LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 The Depositor

   The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 7th Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

   The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

   The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                Use of Proceeds


   The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              Plan of Distribution

   Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.


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
   The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

   The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

   The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

   In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                             Additional Information


   The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

   Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

   Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

   Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759- 8160). Freddie Mac also maintains a site on the World Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                Incorporation of Certain Documents by Reference


   All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

   Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                             Index of Defined Terms


                                                                            Page
                                                                            ----
1986 Act ................................................................     86
accrual class ...........................................................     86
Adjustable Rate Mortgages ...............................................     25
AFR .....................................................................     82
Agency Certificates .....................................................     14
Aggregate Asset Principal Balance .......................................      5
Agreements ..............................................................     56
Appraised Value .........................................................     24
ARMs ....................................................................     25
Asset Group .............................................................      2
Asset Principal Balance .................................................      5
Assistance Loans ........................................................     14
bankruptcy bond .........................................................     55
Bankruptcy Code .........................................................     46
Beneficial Owner ........................................................      5
Bi-Weekly Loans .........................................................     22
Book-Entry Securities ...................................................      2
Business Day ............................................................     65
Buydown .................................................................     52
Buy-Down Amounts ........................................................     24
Buy-Down Fund ...........................................................     36
Buy-Down Loans ..........................................................     24
Buy-Down Mortgage Rate ..................................................     24
Buy-Down Period .........................................................     24
Cash Program ............................................................     18
CERCLA ..................................................................     76
Certificates ............................................................      2
Clearstream .............................................................      5
Code ....................................................................     82
Collection Account ......................................................     34
Commission ..............................................................    112
Company Counsel .........................................................     83
Compound Interest Securities ............................................      2
Compound Value ..........................................................      4
Condominium .............................................................     23
Condominium Association .................................................     32
Condominium Building ....................................................     32
Condominium Loans .......................................................     23
Condominium Unit ........................................................     23
constant-yield election .................................................     89
Conventional Loans ......................................................     17
Cooperative Corporation .................................................      6
Cooperative Dwellings ...................................................     23
Cooperative Loans .......................................................     23
Cooperatives ............................................................     23
Covered Trust ...........................................................     45
CPR .....................................................................     11
Cut-off Date ............................................................     13
Debt Securities .........................................................     86
Deferred Interest .......................................................     12




                                                                            Page
                                                                            ----
Definitive Securities ...................................................      2
Deleted Loan ............................................................     59
Designated Transaction ..................................................    107
Distribution Account ....................................................     65
DOL .....................................................................    106
DOL Regulations .........................................................    106
DTC .....................................................................      5
Due Date ................................................................     38
EDGAR ...................................................................    112
Eligible Investments ....................................................     61
Eligible Reserve Fund Investments .......................................     61
EPA .....................................................................     77
ERISA ...................................................................    105
Escrow Accounts .........................................................     34
Euroclear ...............................................................      5
Euroclear Operator ......................................................      6
European Depositaries ...................................................      7
Exchange Act ............................................................    113
Excluded Plan ...........................................................    107
Exemption ...............................................................    106
Expense Reserve Fund ....................................................     65
Fannie Mae ..............................................................     18
FASIT ...................................................................     84
FASIT regular certificates ..............................................     84
FHA .....................................................................     16
FHA Loans ...............................................................     22
FHA/VA Claim Proceeds ...................................................     50
Financial Intermediary ..................................................      7
Fitch ...................................................................    106
Floating Rate Securities ................................................      2
Foreign Person ..........................................................     82
Freddie Mac .............................................................     20
Freddie Mac Act .........................................................     20
FSLIC ...................................................................     25
Garn-St. Germain Act ....................................................     77
GEM Loans ...............................................................     22
Ginnie Mae ..............................................................     16
Ginnie Mae Servicers ....................................................     15
GPM Fund ................................................................     37
GPM Loans ...............................................................     22
Grantor Trust ...........................................................     85
Grantor Trust Certificates ..............................................     85
Guarantor Program .......................................................     18
Guaranty Agreement ......................................................     15
High-Yield Interests ....................................................     84
Housing Act .............................................................     16
HUD .....................................................................     20
Index ...................................................................     25
Indirect Participants ...................................................      6
Insurance Policies ......................................................     21
Insured Loss ............................................................     48

                                                                            Page
                                                                            ----
Interest Rate ...........................................................      3
Interest Weighted Securities ............................................      2
IRS .....................................................................     82
L/C Bank ................................................................     47
L/C Percentage ..........................................................     47
Lifetime Mortgage Rate Cap ..............................................     25
Liquidation Proceeds ....................................................     35
Loans ...................................................................     14
Loan-to-Value Ratio .....................................................     24
Manufactured Home .......................................................     26
Manufactured Home Loan Schedule .........................................     58
Manufactured Home Loans .................................................     26
market discount bond ....................................................     88
Maximum Mortgage Rate Adjustment ........................................     25
Minimum Mortgage Rate ...................................................     25
Minimum Principal Distribution Amount ...................................      4
Moody's .................................................................    106
Mortgage Certificate Schedule ...........................................     56
Mortgage Loan Schedule ..................................................     58
Mortgage Loans ..........................................................     22
Mortgage Rates ..........................................................     12
Mortgaged Property ......................................................     13
Multi-Class Series ......................................................      3
Multifamily Properties ..................................................     11
NCUA ....................................................................    110
Negatively Amortizing ARMs ..............................................     25
No-Bid ..................................................................     52
non-pro rata security ...................................................     89
Notes ...................................................................      2
Offered Securities ......................................................      2
OID .....................................................................     86
OID Regulations .........................................................     86
outside reserve fund ....................................................     84
ownership certificate ...................................................     84
PAC Method ..............................................................     87
PACs ....................................................................      2
Participants ............................................................      6
Participation Agreement .................................................     14
Participation Certificate Schedule ......................................     58
Participation Certificates ..............................................     58
Parties in Interest .....................................................    105
Partner Certificates ....................................................     85
PC Pool .................................................................     18
Percentage Interest .....................................................      3
Planned Amortization Certificates .......................................      2
Plans ...................................................................    105
PMBS Agreement ..........................................................     20
PMBS Issuer .............................................................     20
PMBS Servicer ...........................................................     20
PMBS Trustee ............................................................     20
Policy Statement ........................................................    110
Pre-Funding Account .....................................................     28
Pre-Funding Arrangement .................................................     28
Pre-Funding Limit .......................................................    108



                                                                            Page
                                                                            ----
Primary Assets ..........................................................     14
Principal Distribution Amount ...........................................      4
Principal Weighted Securities ...........................................      2
Private Mortgage-Backed Securities ......................................     14
PTCE ....................................................................    109
PTE .....................................................................    106
Qualified Insurer .......................................................     39
Qualified Stated Interest ...............................................     86
Qualifying Substitute Mortgage Loan .....................................     59
Rating Agency ...........................................................      4
RCRA ....................................................................     77
REIT ....................................................................     85
Relevant Depositary .....................................................      7
REMIC residual certificate ..............................................     83
REMICs ..................................................................     83
REO Property ............................................................     66
Residual Owner ..........................................................     83
Retained Interest .......................................................     14
Rules ...................................................................      7
S&P .....................................................................    106
SBJPA of 1996 ...........................................................    103
Scheduled Payment .......................................................     12
Scheduled Principal .....................................................     18
secured creditor exclusion ..............................................     76
Securities ..............................................................      2
Security Owner ..........................................................     82
Seller ..................................................................     57
Senior Securities .......................................................      4
Servicing Account .......................................................     36
Servicing Agreements ....................................................     33
Single Family Property ..................................................     17
SMMEA ...................................................................    110
SPA .....................................................................     11
Standard Certificates ...................................................     98
Stripped Bond Rules .....................................................     98
Stripped Certificates ...................................................     98
Subordinate Securities ..................................................      2
Subordinated Amount .....................................................     45
Subordination Reserve Fund ..............................................     45
Subsequent Assets .......................................................    108
Subsequent Primary Assets ...............................................     28
Subservicers ............................................................     33
Subsidy Fund ............................................................     37
super premium class .....................................................     86
Terms and Conditions ....................................................      7
Tiered REMICs ...........................................................    104
Title V .................................................................     78
Title VIII ..............................................................     79
U.S. Person .............................................................     82
UCC .....................................................................     73
Underwriters ............................................................    111
VA ......................................................................     16
VA Loans ................................................................     16
withholding agent .......................................................     90

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

                                  $758,160,100
                                 (Approximate)



                   THORNBURG MORTGAGE SECURITIES TRUST 2003-3




                    Mortgage Loan Pass-Through Certificates,
                                 Series 2003-3






                                [THORNBURG LOGO]



                    Structured Asset Securities Corporation
                                   Depositor





                          ----------------------------
                             PROSPECTUS SUPPLEMENT
                                  May 28, 2003
                          ----------------------------



                                LEHMAN BROTHERS